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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                     INTERNAP NETWORK SERVICES CORPORATION,
                            a Washington corporation;


                            COWBOY ACQUISITION CORP.,
                             a Delaware corporation;

                                       and


                                 CO SPACE, INC.,
                             a Delaware corporation





                           ---------------------------

                            Dated as of May 26, 2000
                           ---------------------------




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                                TABLE OF CONTENTS

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SECTION 1.DESCRIPTION OF TRANSACTION..............................................................................1

         1.1      Merger of Merger Sub into the Company...........................................................1

         1.2      Effect of the Merger............................................................................1

         1.3      Closing; Effective Time.........................................................................1

         1.4      Certificate of Incorporation and Bylaws; Directors and Officers.................................2

         1.5      Merger Consideration; Conversion of Shares......................................................2

         1.6      Stock Options and Warrants......................................................................4

         1.7      Closing of the Company's Transfer Books.........................................................5

         1.8      Exchange of Certificates; Escrow Shares.........................................................5

         1.9      Appraisal Rights................................................................................7

         1.10     Tax Consequences................................................................................7

         1.11     Accounting Treatment............................................................................8

         1.12     Further Action..................................................................................8

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................8

         2.1      Due Organization; Subsidiaries; Etc.............................................................8

         2.2      Certificate of Incorporation and Bylaws; Records................................................9

         2.3      Capitalization, Etc.............................................................................9

         2.4      Financial Statements...........................................................................11

         2.5      Absence of Changes.............................................................................11

         2.6      Title to Assets; Sufficiency of Assets.........................................................13

         2.7      Receivables, Customers.........................................................................13

         2.8      Equipment; Leasehold...........................................................................14

         2.9      Title to Real Property.........................................................................14

         2.10     Intellectual Property..........................................................................17

         2.11     Contracts......................................................................................19

         2.12     Liabilities....................................................................................21

         2.13     Compliance with Legal Requirements.............................................................21

         2.14     Governmental Authorizations....................................................................21

         2.15     Tax Matters....................................................................................22

         2.16     Employee and Labor Matters; Benefit Plans......................................................22

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         2.17     Environmental Matters..........................................................................24

         2.18     Insurance......................................................................................25

         2.19     Related Party Transactions.....................................................................25

         2.20     Legal Proceedings; Orders......................................................................25

         2.21     Authority; Binding Nature of Agreement.........................................................26

         2.22     Non-Contravention; Consents....................................................................26

         2.23     Full Disclosure................................................................................27

         2.24     Vote Required..................................................................................27

         2.25     No Brokers.....................................................................................27

         2.26     No Existing Discussions........................................................................27

         2.27     Fairness Opinion...............................................................................28

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...............................................28

         3.1      Corporate Existence and Power..................................................................28

         3.2      Capitalization, Etc............................................................................28

         3.3      Absence of Changes.............................................................................29

         3.4      Compliance with Legal Requirements.............................................................29

         3.5      Authority; Binding Nature of Agreement.........................................................29

         3.6      No Conflict; Consents..........................................................................30

         3.7      SEC Filings; Financial Statements..............................................................30

         3.8      Full Disclosure................................................................................30

         3.9      Valid Issuance.................................................................................30

         3.10     Merger Sub.....................................................................................31

         3.11     No Brokers.....................................................................................31

SECTION 4. CERTAIN COVENANTS OF THE COMPANY......................................................................31

         4.1      Access and Investigation.......................................................................31

         4.2      Operation of the Business of the Company.......................................................32

         4.3      Notification; Updates to Disclosure Schedule...................................................34

         4.4      No Negotiation.................................................................................35

SECTION 5.ADDITIONAL COVENANTS OF THE PARTIES....................................................................35

         5.1      Filings and Consents...........................................................................35

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         5.2      Company Stockholders' Meeting..................................................................36

         5.3      Commercially Reasonable Efforts................................................................36

         5.4      Termination of Agreements......................................................................37

         5.5      Releases.......................................................................................37

         5.6      Protection of Proprietary Assets...............................................................37

         5.7      Escrow Amendment...............................................................................37

         5.8      Tax-Free Reorganization........................................................................37

         5.9      Bridge Financing...............................................................................37

         5.10     Disclosure.....................................................................................38

         5.11     Right of First Refusal; Leases.................................................................38

         5.12     Employee Benefit Plans.........................................................................39

         5.13     Accounting.....................................................................................39

         5.14     Fairness Opinion...............................................................................40

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB..........................................40

         6.1      Accuracy of Representations....................................................................40

         6.2      Performance of Covenants.......................................................................40

         6.3      Stockholder Approval...........................................................................40

         6.4      Assumption/Exercise of Company Warrants; Preferred Stock.......................................41

         6.5      Consents.......................................................................................41

         6.6      HSR Act........................................................................................41

         6.7      Agreements and Documents.......................................................................41

         6.8      Absence of Material Adverse Effect on the Acquired Companies...................................42

         6.9      No Restraints..................................................................................42

         6.10     No Legal Proceedings...........................................................................43

         6.11     Rule 506 Exemption.............................................................................43

         6.12     Parachute Payments.............................................................................43

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY....................................................43

         7.1      Accuracy of Representations....................................................................43

         7.2      Performance of Covenants.......................................................................44

         7.3      Stockholder Approval...........................................................................44

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         7.4      Absence of Material Adverse Effect on Parent...................................................44

         7.5      HSR Act........................................................................................44

         7.6      Agreements and Documents.......................................................................44

         7.7      No Restraints..................................................................................44

         7.8      Tax Opinion....................................................................................45

SECTION 8. TERMINATION...........................................................................................45

         8.1      Termination Events.............................................................................45

         8.2      Termination Procedures.........................................................................45

         8.3      Effect of Termination..........................................................................46

SECTION 9. INDEMNIFICATION, ETC..................................................................................46

         9.1      Survival of Representations, Etc...............................................................46

         9.2      Indemnification................................................................................47

         9.3      Exclusive Remedy...............................................................................48

         9.4      No Contribution................................................................................48

         9.5      Defense of Third Party Claims..................................................................48

SECTION 10. MISCELLANEOUS PROVISIONS.............................................................................48

         10.1     Stockholders' Agent............................................................................49

         10.2     Further Assurances.............................................................................50

         10.3     Fees and Expenses..............................................................................50

         10.4     Attorneys' Fees................................................................................50

         10.5     Notices........................................................................................50

         10.6     Time of the Essence............................................................................51

         10.7     Headings.......................................................................................51

         10.8     Counterparts...................................................................................52

         10.9     Governing Law..................................................................................52

         10.10    Successors and Assigns.........................................................................52

         10.11    Remedies Cumulative; Specific Performance......................................................52

         10.12    Waiver.........................................................................................52

         10.13    Amendments.....................................................................................52

         10.14    Severability...................................................................................52

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         10.15    Parties in Interest............................................................................53

         10.16    Entire Agreement...............................................................................53

         10.17    Waiver of Jury Trial...........................................................................53

         10.18    Construction...................................................................................53
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                                   EXHIBITS


Exhibit A         -        Certain Definitions

Exhibit B         -        Form of Voting Agreement

Exhibit C         -        Form of Registration Rights Agreement

Exhibit D         -        Form of Escrow Agreement

Exhibit E-1       -        Form of Stockholder Representation Letter

Exhibit E-2       -        Form of Purchaser Representative Letter

Exhibit F         -        Persons to Sign Employment Offer Letters and
                           Noncompetition Agreements

Exhibit G         -        Forms of Employment Offer Letters

Exhibit H         -        Forms of Noncompetition Agreements

Exhibit I         -        Form of Release

Exhibit J         -        Forms of Tax Representation Letters

Exhibit K         -        Form of Legal Opinion of Goulston & Storrs and
                           Regulatory Counsel

Exhibit L         -        Form of Legal Opinion of Cooley Godward LLP

Exhibit M         -        Form of $5 Million Credit Agreement

Exhibit N         -        Form of Lock-Up Agreement

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of May 26, 2000, by and among INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"); COWBOY ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and CO SPACE, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. Contemporaneously with the execution and delivery of this Agreement, the holders of capital stock of the Company representing at least 51% of the voting capital stock of the Company are executing and delivering to Parent a voting agreement (a "Voting Agreement") of even date herewith substantially in the form of Exhibit B.

                                    AGREEMENT

         The parties to this Agreement intending to be legally bound hereby agree as follows:

SECTION 1.        DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP,

                                     1.

5200 Carillon Point, Kirkland, Washington 98033 at 10:00 a.m. on a date to be designated by Parent as soon as practicable, but no later than two business days, after the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Sections 6 and 7, or on such other date as Parent and the Company shall agree. (The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the Delaware General Corporation Law shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time such certificate of merger is filed with the Secretary of State of the State of Delaware (the "Effective Time").

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent prior to the Effective Time:

                  (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time in a form acceptable to Parent;

                  (b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

                  (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals selected by Parent prior to the Closing.

         1.5      MERGER CONSIDERATION; CONVERSION OF SHARES.

                  (a) Subject to Sections 1.8(c) and 1.9, the consideration payable in the Merger to holders of shares of Company Common Stock (including all shares of Company Common Stock issued or issuable upon conversion of all preferred stock ($0.01 par value per share) of the Company ("Company Preferred Stock") and upon exercise of any Company Warrant prior to the Closing) outstanding immediately prior to the Effective Time, shall consist solely of shares of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock"), such shares of Parent Common Stock to have such rights as are set forth in the Certificate of Incorporation of Parent and to be issuable solely in accordance with the terms of this Agreement. The Parent Common Stock to be received as consideration pursuant to the Merger by each holder of shares of Company Common Stock (including all shares of Company Common Stock issued upon conversion of all Company Preferred Stock and upon exercise of any Company Warrant prior to the Closing, together with cash in lieu of fractional shares of Parent Common Stock, as specified below) is referred to herein as the "Merger Consideration."

                  (b) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

                           (i)      each share of Company Common Stock
         (including (x) all shares of Company Common Stock issuable upon conversion of all Company Preferred Stock and (y) all shares of Company Common Stock issued upon exercise of any Company Warrant prior to the Closing) outstanding immediately prior to the Effective Time shall be converted into the right to receive the Applicable Fraction (as defined below) of a share

                                     2.

         of Parent Common Stock. The "Applicable Fraction" shall be the fraction (rounded to the nearest five decimal points) (A) having a numerator equal to the Merger Consideration Shares (as defined below) and (B) having a denominator equal to the Fully Diluted Number of Company Shares. The number of "Merger Consideration Shares" shall be calculated as follows:

                                    (1)      In the event the Parent Average
         Closing Price (as defined below) shall be less than $27.72550 (the "Lower Collar"), then the number of Merger Consideration Shares shall be equal to 8,806,818;

                                    (2)      In the event the Parent Average
         Closing Price shall be greater than $34.02675 (the "Upper Collar"), then the number of Merger Consideration Shares shall be equal to 7,175,926; and

                                    (3)      In the event the Parent Average
         Closing Price shall be equal to or greater than the Lower Collar and equal to or less than the Upper Collar, then the number of Merger Consideration Shares shall be equal to 244,173,438 divided by the Parent Average Closing Price.

For purposes of this Agreement, "Parent Average Closing Price" means the average of the closing sale price of a share of Parent Common Stock as reported on the Nasdaq National Market for the ten trading days ending on the second trading day immediately preceding the Closing Date (rounded to the nearest hundredth).

                           (ii) each share of the common stock (par value $0.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                  (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company which condition by its terms does not terminate upon consummation of the Merger, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

                  (d) A portion of the shares of Parent Common Stock issued in the Merger shall be delivered into escrow and held as specified in
Section 1.8 hereof.

                  (e) In the event Parent at any time or from time to time between the date of this Agreement and the Effective Time declares or pays any dividend on Parent Common Stock payable in Parent Common Stock or in any right to acquire Parent Common Stock, or effects a subdivision of the outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock (by stock dividends, combinations, splits, recapitalizations and the like), or in the event the outstanding shares of Parent Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Parent Common Stock, then the Applicable Fraction shall be appropriately adjusted.

                                     3.

         1.6      STOCK OPTIONS AND WARRANTS.

                  (a) At the Effective Time, the Company's 1999 Stock Incentive Plan (the "Stock Plan") shall be assumed by Parent in accordance with Section 5.12.

                  (b) At the Effective Time, each option to purchase shares of capital stock of the Company that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms of the Stock Plan (as in effect as of the date of this Agreement) and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, except to the extent that such restrictions by their terms terminate upon consummation of the Merger, and the term, exercisability, vesting schedule and other provisions of such Company Option (including, without limitation, provisions relating to the acceleration of options upon termination of an employment or consulting relationship after a change of control) shall otherwise remain unchanged and shall continue to have, and be subject to, the same terms and conditions as set forth in the Stock Plan and/or stock option agreement by which such Company Option is evidenced immediately prior to the Effective Time; PROVIDED, HOWEVER, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section
1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that such Company Options qualified as incentive stock options immediately prior to the Effective Time. Parent shall file with the SEC no later than ten business days after the Closing Date a registration statement on Form S-8 registering the exercise of any Company Options assumed by Parent pursuant to this Section 1.6. Parent shall use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement for so long as such Company Options remain outstanding. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed in accordance with this Section 1.6(b).

                                     4.

                  (c) At the Effective Time, each Company Warrant (if any) that is then outstanding shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the instrument by which such Company Warrant is evidenced. All rights with respect to Company capital stock under outstanding Company Warrants shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time,
(i) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Warrant shall be equal to the number of shares of Company Common Stock that were subject to such Company Warrant immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent and (iv) all restrictions on the exercise of each such assumed Company Warrant shall continue in full force and effect, and the term, exercisability and other provisions of such Company Warrant shall otherwise remain unchanged except to the extent that such restrictions or other provisions by their terms terminate upon consummation of the Merger; PROVIDED, HOWEVER, that each such assumed Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. Parent shall take all necessary corporate action to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Warrants assumed in accordance with this Section 1.6(c).

         1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

         1.8      EXCHANGE OF CERTIFICATES; ESCROW SHARES.

                  (a) At or prior to the Effective Time, Parent shall reserve for exchange in accordance with this Section 1, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Common Stock and (ii) cash for fractional shares in the amount described in Section 1.8(c). At the Closing, each Company stockholder that does not perfect its appraisal rights and is otherwise entitled to receive shares of Parent Common Stock pursuant to
Section 1.5 (a "Merger Stockholder") shall surrender to Parent all certificates representing shares of Company Common Stock (properly endorsed for transfer). At or as soon as practicable after the Effective Time, Parent shall (i) deliver to each Merger Stockholder a certificate representing 90% of the number of whole shares

                                     5.

of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5 and (ii) deliver to the escrow agent under the Escrow Agreement substantially in the form of Exhibit D hereto (the "Escrow Agreement"), on behalf and in the name of each Merger Stockholder, a certificate representing 10% of the number of whole shares of Parent Common Stock that such Merger Stockholder has the right to receive pursuant to the provisions of Section 1.5 (the "Escrow Shares"). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and indemnity agreement against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

                  (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled receive all such dividends and distributions and such cash payment).

                  (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Parent Average Closing Price.

                  (d) The shares of Parent Common Stock to be issued in the Merger shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

             "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

                  (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder

                                     6.

of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

                  (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) The Escrow Shares shall be maintained in an escrow fund (the "Escrow Fund") for purposes of satisfying claims brought pursuant to Section 9 and for the period of time set forth in the Escrow Agreement.

         1.9      APPRAISAL RIGHTS.

                  (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company for which, as of the Company Stockholders' Meeting (as defined in Section 5.2 hereof), the holder thereof has demanded an appraisal of their value in accordance with
Section 262 of the Delaware General Corporation Law ("Dissenting Shares"), shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Section 262 of the Delaware General Corporation Law; PROVIDED, HOWEVER, that if the status of any such shares as Dissenting Shares shall not be perfected in accordance with Section 262 of the Delaware General Corporation Law, or if any such shares shall lose their status as Dissenting Shares then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

                  (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company at or prior to the Company Stockholders' Meeting to require the Company to purchase Dissenting Shares pursuant to Section 262 of the Delaware General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Delaware General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of
Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

                                     7.

         1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

         1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants, to and for the benefit of the Indemnitees, subject to such exceptions as are disclosed in the Disclosure Schedule, as follows:

         2.1      DUE ORGANIZATION; SUBSIDIARIES; ETC.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Services, LLC is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Properties, LLC is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Construction, LLC is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Properties Texas, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Services Texas, L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Texas, LLC is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. CO Space Services SW, LLC is a limited liability corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Acquired Companies has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted and is currently proposed to be conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Company Contracts.

                  (b) Except as set forth in Part 2.1(b) of the Disclosure Schedule, no Acquired Company is or has ever been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction, except where the failure to be so qualified, authorized, registered or licensed would not have a Material Adverse Effect on the Acquired Companies.

                  (c) Part 2.1(c) of the Disclosure Schedule accurately sets forth (i) the names of the members of the board of directors of each of the Acquired Companies, (ii) the names of the members of each committee of the board of directors of each of the Acquired Companies and (iii) the names and titles of the officers of each of the Acquired Companies.

                  (d) Except for the ownership (i) by the Company of (A) a 99% limited partnership interest in each of CO Space Services Texas, L.P. and CO Space Properties Texas,

                                      8.

L.P. and (B) 100% of the member interest in CO Space Services, LLC, and (ii) by CO Space Services, LLC of 100% of the member interest in each of CO Space Properties, LLC, CO Space Construction, LLC, CO Space Services SW, LLC and CO Space Texas, LLC, no Acquired Company owns any controlling interest in any Entity, and no Acquired Company has ever owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. No Acquired Company has agreed or is obligated to make any future investment in or capital contribution to any Entity.

         2.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (a) the certificate of incorporation and bylaws (or similar organizational documents) of each Acquired Company, including all amendments thereto; (b) the stock or other equity records of each Acquired Company and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of equity securities of each Acquired Company, the board of directors of each Acquired Company and all committees of the board of directors of each Acquired Company. There has not been any violation of any of the provisions of the certificate of incorporation or bylaws (or similar organizational documents) of any Acquired Company, and no Acquired Company has taken any action that is inconsistent in any material respect with any resolution adopted by such Acquired Company's holders of equity securities, such Acquired Company's board of directors or any committee of such Acquired Company's board of directors except to the extent such action has been ratified by such Acquired Company's holders of equity securities, such Acquired Company's board of directors or any committee of such Acquired Company's board of directors. The books of account, stock or other equity records, minute books and other records of the Acquired Companies are accurate, up-to-date and complete in all material respects.

         2.3      CAPITALIZATION, ETC.

                  (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 30,125,169 shares of Company Common Stock, of which 5,077,000 shares are issued and outstanding and (ii) 23,010,169 shares of Company Preferred Stock; 4,343,500 shares of which are designated as Series A Preferred Stock, 4,322,500 shares of which are issued and outstanding; and 13,333,335 shares of which are designated as Series B Preferred Stock, 13,333,335 shares of which are issued and outstanding; 4,800,001 shares of which are designated as Series B-1 Non-Voting Preferred Stock, 4,800,001 shares of which are issued and outstanding; and 533,333 shares of which are designated as Series B-2 Preferred Stock, 533,333 shares of which are issued and outstanding. The Company has reserved an additional 4,000,000 shares of Company Common Stock for issuance under the Stock Plan to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire 1,334,346 shares of Common Stock are outstanding, of which options to purchase 216,471 shares of Company Common Stock have vested. Part 2.3(a) of the Disclosure Schedule sets forth the following information (which is accurate in all material respects) with respect to each option to purchase Company Common Stock outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such option; (iii) the exercise price of such option; (iv) the date on which such option was granted; (v) the applicable vesting schedules, and the extent to which such option is vested and exercisable as of the date of this Agreement; and (vi) the date on which such option expires. The Company has

                                      9.

delivered to Parent accurate and complete copies of all stock option plans pursuant to which the Company has ever granted stock options, and the forms of all stock option agreements evidencing such options. The Company has issued Company Warrants for the purchase of 21,000 shares of Company Preferred Stock and 15,000 shares of Company Common Stock and has reserved the shares issuable upon the exercise of such warrants and conversion of the Company Preferred Stock issuable upon exercise thereof. All of the issued and outstanding member and partnership interests, as the case may be, owned by the Company, in CO Space Services, LLC, CO Space Services Texas, L.P. and CO Space Properties Texas, L.P., and all of the issued and outstanding member interests owned by CO Space Services, LLC in CO Space Properties, LLC, CO Space Construction, LLC, CO Space Services SW, LLC and CO Space Texas, LLC, are owned free and clear of Encumbrances.

                  (b) All of the outstanding shares of the Company's capital stock and all of the outstanding Subsidiary Securities have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities of any Acquired Company. Except as set forth in Part 2.3(b) of the Disclosure Schedule, there are no preemptive rights, rights of participation, rights of maintenance or any similar right applicable to any shares of capital stock or other equity securities of any Acquired Company. Except as set forth in Part 2.3(b) of the Disclosure Schedule, none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company, and there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. As of the date of this Agreement, there are no shares of Company Common Stock held by any of the other Acquired Companies.

                  (c) Except as set forth in Section 2.3(a) or Part 2.3(c) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or a Subsidiary;
(ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or a Subsidiary; (iii) Contract under which the Company or a Subsidiary is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) to the Knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or a Subsidiary.

                  (d) Except as set forth in Part 2.3(d) of the Disclosure Schedule, no Acquired Company has repurchased, redeemed or otherwise reacquired any of its shares of capital stock or other securities. All securities so reacquired by the Company or a Subsidiary were reacquired in compliance with (i) all applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts.

                                      10.

         2.4      FINANCIAL STATEMENTS.

                  (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                           (i) The audited balance sheets of the Company and the Subsidiaries as of December 31, 1999, and the related audited statements of operations, statements of stockholders' equity and statements of cash flows with the notes thereto and the unqualified report and opinion of PricewaterhouseCoopers LLP relating thereto; and

                           (ii) The unaudited consolidated balance sheet of the Company and the Subsidiaries as of April 30, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited consolidated statement of operations of the Company and the Subsidiaries for the four (4) months then ended.

                  (b) Except as set forth in Part 2.4 of the Disclosure Schedule, the Company Financial Statements present fairly in all material respects the financial position of the Company and the Subsidiaries as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i), cash flows) of the Company and the Subsidiaries for the period covered thereby, and the Company Financial Statements have been prepared in accordance with generally accepted accounting principals applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.)

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1999:

                  (a) there has not been any material adverse change in the business, condition, operations or financial performance of the Acquired Companies, and, to the Knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Acquired Companies;

                  (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of the Acquired Companies;

                  (c) no Acquired Company has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock or other equity securities, or (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

                  (d) except as described in Section 2.3 or Part 2.3 of the Disclosure Schedule, no Acquired Company has sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company's stock

                                     11.

option plans, (ii) any provision of any agreement evidencing any outstanding stock option, or (iii) any restricted stock purchase agreement;

                  (f) no Acquired Company has amended its certificate of incorporation or bylaws (or similar organizational documents), or has effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (g) none of the Acquired Companies has received any Acquisition Proposal;

                  (h) no Acquired Company has formed any subsidiary or acquired any equity interest or other interest in any other Entity;

                  (i) no Acquired Company has made any capital expenditure through April 30, 2000 that, when added to all other capital expenditures made by the Acquired Companies between December 31, 1999 and April 30, 2000 exceeds $7,000,000, or since May 1, 2000, any capital expenditure not in accordance with the Company Operating Plan (as defined in Section 2.6 below);

                  (j) no Acquired Company has (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined below) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

                  (k) no Acquired Company has (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except in each case for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and on a consistent basis;

                  (l) no Acquired Company has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

                  (m) no Acquired Company has (i) established or adopted any Plan (as defined in Section 2.16), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) except in the ordinary course of business and consistent with past practices, paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

                  (n) no Acquired Company has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and on a consistent basis;

                  (o) no Acquired Company has (i) lent money to any Person (other than pursuant to routine advances made to employees for travel and business expenses in the ordinary course of business) or (ii) incurred or guaranteed any indebtedness for borrowed money;

                                      12.

                  (p) no Acquired Company has changed any of its methods of accounting or accounting practices in any material respect;

                  (q)      no Acquired Company has made any Tax election;

                  (r) no Acquired Company has commenced or settled any Legal Proceeding;

                  (s) no Acquired Company has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

                  (t) no Acquired Company has agreed or committed to take any of the actions referred to in clauses "(c)" through "(s)" above.

         2.6      TITLE TO ASSETS; SUFFICIENCY OF ASSETS.

                  (a) Except as set forth in Part 2.6(a)(i) of the Disclosure Schedule, the Acquired Companies own, and have good, valid and marketable title to, all assets purported to be owned by them, except for such imperfections of title which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the assets subject thereto or affected thereby. Except as set forth in Part 2.6(a)(ii) of the Disclosure Schedule, all of such assets are owned by the Acquired Companies and are free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable and (y) minor liens that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Companies.

                  (b) Part 2.6(b) of the Disclosure Schedule identifies all assets that are material to the business of the Acquired Companies and that are being leased or licensed to the Acquired Companies.

                  (c) The assets of the Acquired Companies are sufficient for the conduct of the Acquired Companies' businesses as currently being conducted and as proposed to be conducted through August 31, 2000 substantially as set forth in the Company's proposed operating plan set forth in Part 2.6(c) of the Disclosure Schedule (the "Company Operating Plan"), subject to receipt of the capital and the acquisition of assets or development of facilities necessary to conduct such future business as set forth in the Company Operating Plan.

         2.7      RECEIVABLES, CUSTOMERS.

                  (a) Except as set forth in Part 2.7(a) of the Disclosure Schedule, all existing accounts receivable of the Acquired Companies (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 2000, and have not yet been collected) (i) represent valid obligations of customers of the Acquired Companies arising from bona fide transactions entered into in the ordinary course of business, (ii) are current and, to the Company's

                                      13.

Knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $200,000 in the aggregate).

                  (b) Part 2.7(b) of the Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all loans and advances made by any of the Acquired Companies to any employee, director, consultant or independent contract, other than routine travel advances and other expenses made to employees in the ordinary course of business.

                  (c) Part 2.7(c) of the Disclosure Schedule accurately identifies, and provides a breakdown that is accurate and complete in all material respects of the revenues received from, the top 20 customers of the Acquired Companies in terms of gross revenue generated in fiscal year 1999 and the first quarter of fiscal year 2000. No Acquired Company has received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any of the customers described in the preceding sentence may cease dealing with any Acquired Company or may otherwise reduce the volume of business transacted by such Person with such Acquired Company below historical levels.

         2.8      EQUIPMENT; LEASEHOLD.

                  (a) Except as set forth in Part 2.8(a) of the Disclosure Schedule, all material items of equipment and other tangible assets owned by or leased to the Acquired Companies are adequate for the uses to which they are being put, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Companies in the manner in which such business is currently being conducted and as proposed to be conducted through August 31, 2000 substantially as set forth in the Company Operating Plan, subject to receipt of the capital and the acquisition of assets or development of facilities necessary to conduct such future business as set forth in the Company Operating Plan.

                  (b) The Acquired Companies do not own any leasehold interest in real property, except for the leasehold created under the real property leases identified in Part 2.9 of the Disclosure Schedule.

         2.9      TITLE TO REAL PROPERTY.

                  (a) No Acquired Company owns any real property or interest in real property other than the Leased Real Properties (defined below).
Part 2.9(a)(i) of the Disclosure Schedule contains a complete and accurate list of all real property and interests in real property leased or occupied by the Acquired Companies (individually, a "Leased Real Property" and collectively, the "Leased Real Properties"). Part 2.9(a)(ii) of the Disclosure Schedule contains a complete and accurate list of all presently effective leases, lease amendments or modifications, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions, guarantees and other agreements relating to the Acquired Companies' use or occupancy of the Leased Real Property (individually, a "Lease" and collectively, the "Leases"). True and complete copies of the Leases have been delivered to Parent. Part 2.9(a)(iii) of the Disclosure Schedule lists all Material Contracts containing presently effective guaranties and warranties made by any contractors, subcontractors, vendors or suppliers regarding their performance or the quality of materials supplied in connection with the construction of Tenant Improvements (as defined

                                      14.

below) or operation of all or any part of the Leased Real Property, and all material presently effective management agreements, maintenance contracts, service contracts and equipment leases of the Acquired Companies pertaining to the Leased Real Property, and all other material presently effective contracts, agreements, warranties and guaranties of the Acquired Companies relating to the leasing, advertising, promotion, design, construction, management, operation, maintenance or repair of the Leased Real Property (collectively, the "Real Property Plans and Contracts"). Part 2.9(a)(iv) of the Disclosure Schedule contains a complete and accurate list of all material leases, subleases, licenses or other agreements between the Acquired Companies and third parties making rental payments to the Acquired Companies (the "Company's Customers") relating to the use and occupancy of portions of the Leased Real Properties by the Acquired Companies' Customers for collocation services (the "Collocation Agreements"). True and complete copies of the Collocation Agreements have been delivered to Parent. The Leased Real Property, the Leases, the Real Property Plans and Contracts, the Collocation Agreements, and the Tenant Improvements (as defined below) are referred to collectively as the "Property."

                  (b) The Acquired Companies have good and marketable leasehold title to the Leased Real Properties, free and clear from all mortgages, deeds of trust, liens, security interests, claims, pledges, licenses, equities, encumbrances, options, conditional sales contracts, leases, assessments, covenants, conditions, restrictions, rights-of-way, reservations or matters affecting title of any nature (collectively, "Liens"), other than the Collocation Agreements and except for (x) any Lien for current taxes not yet due and payable and (y) minor Liens that have arisen in the ordinary course of business and that do not (in any individual case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Acquired Companies. To the Knowledge of the Company, each of the Leases has been duly authorized by the landlord under such Lease. Each Lease is in full force and effect. Except as set forth in Part 2.9(b) of the Disclosure Schedule, there exists (i) no breach or event of default by any Acquired Company, or event that, with the giving of notice or the passage of time or both would constitute a breach or event of default by Acquired Company, under any of the Leases and (ii) to the Company's Knowledge, no breach or event of default by a landlord, or event that, with the giving of notice or the passage of time or both would constitute a breach or event of default by a landlord, under any of the Leases, except in each case such breaches or defaults as would not and would not reasonably be expected to have a Material Adverse Effect on the Acquired Companies. Except as set forth in Part 2.9(b) of the Disclosure Schedule and except for rent amounts due pursuant to the Leases in the ordinary course of business, no fees, security deposits, advances or other amounts are due but not yet paid on any Leases.

                  (c) Except as set forth in Part 2.9(c)(i) of the Disclosure Schedule, the Acquired Companies have possession of the Leased Real Properties, subject to any possessory rights of the Acquired Companies' Customers under the Collocation Agreements. Except as set forth in Part 2.9(c) of the Disclosure Schedule, there are no persons leasing, or to the Company's Knowledge using or occupying, the Leased Real Properties or any part thereof other than the Company, the Acquired Companies' Customers; and there are no oral or written leases, subleases, occupancies or tenancies in effect pertaining to the Leased Real Properties other than the Leases and the Collocation Agreements.
Schedule 2.9(c)(ii) sets forth or describes, with respect to each Collocation Agreement, the name of each Customer which is a party to such Collocation Agreement, the term, the amount of the monthly fees payable, the space covered and the amount of all deposits. All information concerning the Collocation Agreements shown in

                                      15.

Schedule 2.9(c)(ii) is accurate and complete. The Collocation Agreements are in full force and effect and the full monthly fees are accruing thereunder. Except as stated in Schedule 2.9(c)(ii), the Customers under the Collocation Agreements have accepted possession of their respective spaces under the Collocation Agreements and all improvements and construction required to be performed by the Acquired Companies under the Collocation Agreements have been completed. There are no leasing commissions or other commissions, fees or compensation presently owed or which will become due and payable with respect to any of the Collocation Agreements or which could become due and payable in the future upon the exercise of any right or option contained in any of the Collocation Agreements other than any payments due to employees of Acquired Companies in the ordinary course of business consistent with past practice. Except in favor of Parent as contemplated by Section 5.9 hereof, no Acquired Company has assigned, transferred, pledged or encumbered in any manner any of the Collocation Agreements or any rents, fees or other amount payable by any customer thereunder.

                  (d) Except as would not have a Material Adverse Effect on the Acquired Companies, the construction, work or other improvements required to be made by the Acquired Companies pursuant to the Leases (the "Tenant Improvements") were performed in accordance with the requirements of the Leases and all plans, specifications, drawings and permits applicable thereto and are permitted, conforming improvements under currently applicable zoning and building laws and ordinances, including without limitation the Americans with Disabilities Act, and to the Company's Knowledge, the present uses thereof are permitted conforming uses under applicable zoning and building laws and ordinances. The Acquired Companies have obtained lien waivers from each contractor or sub-contractor for any Tenant Improvements performed, except to the extent that failure to obtain such waivers would not have a Material Adverse Effect on the Acquired Companies. Except as disclosed in Part 2.9(d)(i) of the Disclosure Schedule, the Acquired Companies currently own the Tenant Improvements, free and clear of all material Encumbrances. Except as disclosed in Part 2.9(d)(ii) of the Disclosure Schedule, the Acquired Companies have satisfied all material terms and conditions of the Leases with respect to the construction, performance or other installation of the Tenant Improvements.
Schedule 2.9(d)(iii) describes the status of construction of Tenant Improvements for each Leased Real Property. Schedule 2.9(d)(iv) sets forth, as to each Leased Real Property, the amounts budgeted for completion of the Tenant Improvements (including amounts committed or owing but not yet paid) and the amount of all liabilities of the Acquired Companies with respect to construction of the Tenant Improvements not reflected in the Company Financial Statements.

                  (e) The Acquired Companies have complied with the terms and conditions of the Leases and the Collocation Agreements for the connection and service to each Leased Real Property by water, telephone, gas, electricity, drainage and other utility equipment facilities and services ("Utilities"), and which are installed and connected pursuant to valid permits and, to the Company's Knowledge, are in full compliance with all statutes, ordinances and regulations, except to the extent that failure to comply would not have a Material Adverse Effect on the Acquired Companies. No fact or condition exists with respect to the Acquired Companies which would result in the termination or material impairment in the furnishing of utility services as required by the Leases or the Collocation Agreements to any Leased Real Property. To the Company's Knowledge, no fact or condition exists with respect to any Person other than any of the Acquired Companies which would result in the termination or material impairment in the

                                      16.

furnishing of utility services as required by the Leases or the Collocation Agreements to any Leased Real Property. Except as disclosed in Part 2.9(e) of the Disclosure Schedule, the cost of installation and connection of all the Utilities presently servicing such Leased Real Property has been fully paid as required by the terms and conditions of the Leases and the Collocation Agreements. Assuming the accuracy of representations of the building owner of the Acquired Companies' New York City facility as to available electrical power, to the Company's Knowledge, the Company or a Subsidiary has adequate electrical power for 10,000 square feet of collocation space assuming the tenant improvements contemplated by the Company Operating Plan are made. With respect to the Atlanta, Georgia facility, to the Company's Knowledge, adequate power is available for 2,500 square feet of collocation space in addition to the existing 10,000 square feet that the Acquired Companies have subleased to a third party.

                  (f) The Acquired Companies have obtained all necessary landlord consents and/or provided all necessary landlord notices in accordance with the terms and conditions of any relevant Lease for any assignment, sublease or other transfer by and between any Acquired Company, as tenant under the relevant Lease, and any other Acquired Company or third party, except to the extent that failure to obtain such landlord consents and/or provided such landlord notices would not have a Material Adverse Effect on the Acquired Companies.

                  (g) The Property has at all times been managed, operated, maintained and repaired by the Acquired Companies in accordance with sound property management practice or as otherwise required by the Leases and the Collocation Agreements. There are no physical or mechanical defects or deficiencies in the condition, design, construction, fabrication, manufacture or installation of any of the Tenant Improvements or any part thereof or any system, element or component thereof, except such defects or deficiencies that would not have a Material Adverse Effect on the Acquired Companies. All systems, elements and components of each of the Tenant Improvements are in good working order and repair and sound operating condition, except as would not have a Material Adverse Effect on the Acquired Companies. No Acquired Company has received any notice of any kind from any insurance broker, agent or underwriter of any material defects or inadequacies in or that any noninsurable condition exists in, on or about any Leased Real Property or any part thereof.

         2.10     INTELLECTUAL PROPERTY.

                  (a) Part 2.10(a)(i) of the Disclosure Schedule identifies and provides a brief description of each material Proprietary Asset owned by the Acquired Companies. Part 2.10(a)(ii) of the Disclosure
Schedule identifies and provides a brief description of each material Proprietary Asset that is owned by any other Person and that is licensed to or used by any Acquired Company (except for any Proprietary Asset that is licensed to an Acquired Company under any third party software license that
(i) is generally available to the public, and (ii) imposes no future monetary obligation on an Acquired Company) and identifies the license agreement or other agreement under which such Proprietary Asset is being licensed to or used by the Acquired Company. Except as set forth in Part 2.10(a)(iii), the Acquired Companies have good and valid title to all of the Proprietary Assets identified in Part 2.10(a)(i) of the Disclosure Schedule, free of any Encumbrances, and to the Knowledge of the Company, have a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Proprietary Assets identified in Part 2.10(a)(ii) of the Disclosure Schedule. Except as set forth in


                                     17.

Part 2.10(a)(iv) of the Disclosure Schedule, no Acquired Company is obligated to make any payment to any Person for the use or other exploitation of any material Company Proprietary Asset. Except as set forth in Part 2.10(a)(v)(A) of the Disclosure Schedule, the Acquired Companies are free to use, modify, copy, distribute, sell, license or otherwise exploit each of the material Company Proprietary Assets identified on Part 2.10(a)(v)(B) on an exclusive basis (other than Proprietary Assets consisting of software licensed to an Acquired Company under third party licenses generally available to the public, with respect to which the Acquired Company's rights are not exclusive). Except as set forth in Part 2.10(a)(vi) of the Disclosure Schedule, no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or to the Knowledge of the Company is threatened which challenges the legality, validity, enforceability, use, or ownership of any material Company Proprietary Asset, and no Acquired Company has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to such Company Proprietary Asset.

                  (b) The Acquired Companies have taken reasonably prudent measures and precautions necessary to protect and maintain the confidentiality, value and secrecy of all material Company Proprietary Assets (except those Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all such Company Proprietary Assets.

                  (c) Except as set forth in Part 2.10(c)(i), all patents, trademarks, service marks, copyrights and other such Proprietary Assets that are registered with any Governmental Body and held by an Acquired Company are valid and subsisting. Except as set forth in Part 2.10(c)(ii), to the Knowledge of the Company, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, the Acquired Companies are not infringing, misappropriating or making any unlawful use of, and no Acquired Company has at any time infringed, misappropriated or made any unlawful use of, or received any written notice or other communication of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

                  (d) The Proprietary Assets identified in Part 2.10 of the Disclosure Schedule constitute all the material Proprietary Assets necessary to enable the Acquired Companies to conduct their business in the manner currently conducted and in the manner currently proposed to be conducted. The Acquired Companies have not licensed any Company Proprietary Assets to any Person with any exclusive terms whatsoever. No Acquired Company has entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person. Each Company Proprietary Asset shall be available to Parent immediately after the Closing on terms and conditions identical to the terms and conditions to which the Company Proprietary Assets are available to the Acquired Companies immediately prior to the Closing.

                  (e) To the Knowledge of the Company, except as set forth in Part 2.10(e) of the Disclosure Schedule, each computer, computer program and other item of software (whether

                                     18.

installed on a computer or on any other piece of equipment, including firmware) that is owned, used, designed, developed, sold, licensed or otherwise made available by any of the Acquired Companies is Year 2000 Compliant and has not experienced a failure to be Year 2000 Compliant.

         2.11     CONTRACTS.

                  (a)      Part 2.11(a) of the Disclosure Schedule identifies:

                           (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor, and any Contract pursuant to which any of the Acquired Companies is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Companies is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000 to any current or former employee or director;

                           (ii)     each Company Contract imposing any
         restriction on the right or ability of any Acquired Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor,
         (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person or class or category of Persons, (E) to perform services for any other Person or class or category of Persons, or (F) to transact business or deal in any other manner with any other Person or class or category of Persons;

                           (iii) each Company Contract which provides for indemnification of any officer, director, employee or agent;

                           (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                           (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                           (vi) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                           (vii) each Company Contract with any Related Party (as defined in Section 2.19);

                           (viii) each Company Contract with a corporate or similar sponsor;

                           (ix) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate or
         (B) the performance of services having a value in excess of $50,000 in the aggregate, in each case other than Contracts that have a term of


                                      19.

         less than 60 days or that may be terminated by an Acquired Company (without penalty) within 60 days after the delivery of a termination notice by an Acquired Company;

                           (x) each Company Contract relating to the license of any patent, copyright, trade secret or other proprietary right to or from an Acquired Company other than any patent, copyright, trade secret or other proprietary right that is licensed to an Acquired Company under any third party software license generally available to the public at a cost of less than $50,000;

                           (xi) each Company Contract relating to the grant of rights to manufacture, produce, assemble, license, market, or sell an Acquired Company's products or services to any other person or otherwise affecting an Acquired Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services;

                           (xii)    each Company Contract relating to
         indemnification by an Acquired Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business);

                           (xiii) each Company Contract relating to Leased Real Property identified in Part 2.9 of the Disclosure Schedule; and

                           (xiv) any other Company Contract that is material to the business of the Acquired Companies.

(Contracts in the respective categories described in clauses "(i)" through "(xiv)" above are referred to in this Agreement as "Material Contracts.")

                  (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts identified in Part 2.11(a) of the Disclosure Schedule, including all amendments thereto. Part 2.11(a) of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.11(a) of the Disclosure Schedule is in full force and effect, and, to the Knowledge of the Company, is enforceable by the Acquired Companies in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                  (c)      Except as set forth in Part 2.11(c) of the Disclosure
Schedule:

                           (i)      no Acquired Company has violated or
         breached, or committed any material default under, any Material Contract, and, to the Knowledge of the Company, no other Person has violated or breached, or committed any material default under, any Material Contract;

                           (ii) to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the

                                      20.

         provisions of any Material Contract, (B) give any Person the right to declare a default under or exercise any remedy for breach of any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                           (iii) no Acquired Company has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

                           (iv) no Acquired Company has waived any of its material rights under any Material Contract.

         2.12 LIABILITIES. No Acquired Company has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities reflected on the Company Financial Statements; (b) liabilities incurred by the Acquired Companies in the ordinary course of business consistent with past practice or in accordance with the Company Operating Plan, including the liabilities identified in Part 2.9(d)(iv) of the Disclosure Schedule; (c) liabilities under the Company Contracts identified in Part 2.11 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be substantially ascertained by reference to the text of such Company Contract; and (d) the liabilities identified in Part 2.12 of the Disclosure Schedule.

         2.13 COMPLIANCE WITH LEGAL REQUIREMENTS. The Acquired Companies are, and have at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not (and will not reasonably be expected to) have a Material Adverse Effect on the Acquired Companies. Except as set forth in Part
2.13 or Part 2.17 of the Disclosure Schedule, no Acquired Company has ever received any written notice or, to the Company's Knowledge, other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement with respect to which the violation or failure to comply would have a Material Adverse Effect on the Acquired Companies.

         2.14     GOVERNMENTAL AUTHORIZATIONS.

                  (a) Part 2.14 of the Disclosure Schedule identifies each material Governmental Authorization held by the Acquired Companies (except for Governmental Authorizations held pursuant to Environmental Laws and identified in Part 2.17 of the Disclosure Schedule), and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.14 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Acquired Companies to conduct their business in the manner in which their business is currently being conducted except for such Governmental Authorizations that if not validly obtained by the Acquired Companies or not in full force and effect would not have a Material Adverse Effect on the Acquired Companies. The Acquired Companies are, and at all times have been, in substantial compliance with the terms and requirements of the respective Governmental

Authorizations identified in Part 2.14 of the Disclosure Schedule except to the extent a failure to comply with such Governmental Authorizations would not have a Material Adverse Effect on the Acquired Companies. No Acquired Company has ever received any written notice or, to the Company's Knowledge, other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization in each case except to the extent that matters giving rise to such notice or communication would not have a Material Adverse Effect on the Acquired Companies.

                  (b) Part 2.14(b) of the Disclosure Schedule identifies the only Governmental Authorization or other notice to any Governmental Body which has not yet been obtained and is required to be obtained in order for Parent to continue the Surviving Corporation's operations as currently conducted and as proposed to be conducted in accordance with the Company Operating Plan, except to the extent a failure to obtain such Governmental Authorization or give such notice would not have a Material Adverse Effect on the Acquired Companies.

         2.15 TAX MATTERS. The Acquired Companies have filed all federal, state, local and foreign tax returns that are required to be filed or has obtained an extension thereof which remains in effect and has paid all taxes, including sales and withholding taxes, penalties and interest, assessments, fees and other charges to the extent that the same have become due and payable. No tax assessment or deficiency has been made or proposed against an Acquired Company nor has an Acquired Company received any notice of any proposed tax audit, assessment or deficiency. No claim or Proceeding is pending or to the Knowledge of the Company has been threatened against or with respect to an Acquired Company in respect of any Tax. Except as set forth in Part 2.15 of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of an Acquired Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. No Acquired Company is, nor has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement. No Acquired Company has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law). No Acquired Company has made a distribution of stock of a controlled corporation to which Section 355(e) of the Code applies.

         2.16     EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

                  (a) Part 2.16(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by an Acquired Company for the benefit of any employee of an Acquired Company ("Employee").

                  (b) Except as set forth in Part 2.16(a) of the Disclosure Schedule, no Acquired Company maintains, sponsors or contributes to, and, to the Knowledge of the Company, no Acquired Company has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

                  (c) The Acquired Companies maintain, sponsor or contribute only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees that are described in Part 2.16(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

                  (d) With respect to each Plan, the Company has delivered to Parent: (i) an accurate and complete copy of such Plan (including all amendments thereto) and (ii) an accurate and complete copy of all annual reports, summary plan descriptions, material employee communications, trust or other funding agreements, financial statements and Contract relating to or with respect to such Plan;

                  (e) All Pension Plans comply in form and in operation in all material respects with all applicable requirements of sections 401(a) and 501(a) of the Code, and to the Knowledge of the Company, no event has occurred that will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code;

                  (f) Except as would not have a Material Adverse Effect on the Acquired Companies, there have been no "prohibited transactions" (as described in section 406 of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Code) with respect to any Plan;

                  (g) Except as set forth in Part 2.16(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law and (ii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

                  (h) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements.

                  (i) Except as set forth in Part 2.16(i) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company or the Subsidiaries (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

                  (j) Except as set forth in Part 2.16(j) of the Disclosure Schedule, there has been no act or omission that would impair the right or ability of the Acquired Companies to unilaterally amend or terminate any plan, agreement or arrangement;

                  (k) Part 2.16(k)(i) of the Disclosure Schedule contains a list of all salaried employees of the Acquired Companies as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. No Acquired Company is a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. Except as set forth on Part 2.16(k)(ii), all of the employees of the Acquired Companies are "at will" employees.

                  (l) Except as set forth in Part 2.16(l) of the Disclosure Schedule, the Acquired Companies have good labor relations, and no Acquired Company has any reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the labor relations of the Acquired Companies or (ii) any of the Key Employees or more than five (5) other employees of the Acquired Companies intends to terminate his or her employment with any of the Acquired Companies.

                  (m) Except as set forth in Part 2.16(m) of the Disclosure Schedule, no Acquired Company has any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

         2.17 ENVIRONMENTAL MATTERS. All Governmental Authorizations currently held by the Acquired Companies pursuant to Environmental Laws are identified in Part 2.17 of the Disclosure Schedule. Except as set forth in Part
2.17 of the Disclosure Schedule or as would not have a Material Adverse Effect on the Acquired Companies:

                  (a) the Acquired Companies are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Acquired Companies of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof;

                  (b) no Acquired Company has received any written notice or, to the Company's Knowledge, other communication, whether from a Governmental Body, citizens group, employee or otherwise, that alleges that an Acquired Company is not in compliance with any Environmental Law and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by an Acquired Company with any Environmental Law in the future;

                  (c) to the Company's Knowledge, no current or prior owner of any property leased or controlled by an Acquired Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner, lessee or operator or an Acquired Company is not in compliance with any Environmental Law; and

                  (d) there has been no release or discharge by an Acquired Company (or, to the Knowledge of the Company, by any current or prior owner, lessee or operator of any property leased or controlled by an Acquired Company) of any Materials of Environmental Concern that would or would reasonably be expected to give rise to an obligation by an Acquired Company to effect any environmental cleanup or remediation.

         2.18 INSURANCE. Part 2.18 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of an Acquired Company, identifies any material claims made thereunder, and includes a summary of the amounts and types of coverage and the deductibles under each such insurance policy. Each of the insurance policies identified in Part 2.18 of the Disclosure Schedule is in full force and effect. No Acquired Company has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.19     RELATED PARTY TRANSACTIONS.

                  (a)      Except as set forth in Part 2.19(a) of the Disclosure
Schedule: (i) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company or the Subsidiaries; (ii) no Related Party is, or has at any time been, indebted to the Company or the Subsidiaries;
(iii) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company or the Subsidiaries; (iv) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company or the Subsidiaries; and (v) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company or the Subsidiaries or for reimbursement of travel or business expenses incurred in the ordinary course of business or pursuant to any option granted under the Company's 1999 Stock Incentive Plan). (For purposes of this Section 2.19 each of the following shall be deemed to be a "Related Party":
(i) each of the holders of equity securities of the Company or the Subsidiaries;
(ii) each individual who is, or who has at any time been, an officer of the Company or the Subsidiaries; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company and the Subsidiaries) in which any one of the individuals referred to in clauses "(i)," "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

                  (b) Part 2.19(b) of the Disclosure Schedule sets forth an accurate description of any transfer of capital stock or other securities of the Company or the Subsidiaries that has ever occurred between or among any existing or former holders of equity securities of the Company or the Subsidiaries, as the case may be.

         2.20     LEGAL PROCEEDINGS; ORDERS.

                  (a) Except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves an Acquired Company or any of the assets owned or used by an Acquired Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Knowledge of the Company, except as set forth in Part 2.20 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

                  (b) Except as set forth in Part 2.20(a) or 2.20(b) of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against an Acquired Company.

                  (c) There is no order, writ, injunction, judgment or decree to which an Acquired Company, or any of the assets owned or used by an Acquired Company, is subject. To the Knowledge of the Company, none of the stockholders of an Acquired Company is subject to any order, writ, injunction, judgment or decree that relates to the business of such Acquired Company or to any of the assets owned or used by such Acquired Company.

         2.21 AUTHORITY; BINDING NATURE OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and general principles of equity.

         2.22 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.22 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a)      contravene, conflict with or result in a violation of
(i) any of the provisions of the certificate of incorporation or bylaws (or similar organizational documents) of an Acquired Company or (ii) any resolution adopted by the stockholders of an Acquired Company, the board of directors of an Acquired Company or any committee of the board of directors of an Acquired Company;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which an Acquired Company, or any of the assets owned or used by an Acquired Company, is subject, except to the extent as has not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect on the Acquired Companies;

                  (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by an Acquired

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Company or that otherwise relates to the business of an Acquired Company or to any of the assets owned or used by an Acquired Company, except to the extent as has not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect on the Acquired Companies;

                  (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Company Contract,
(ii) accelerate the maturity or performance of any such Company Contract or
(iii) cancel, terminate or modify any such Company Contract; or

                  (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any material asset owned or used by an Acquired Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of an Acquired Company).

Except as set forth in Part 2.22 of the Disclosure Schedule, no Acquired Company is nor will be, required to make any filing with, or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

         2.23 FULL DISCLOSURE. None of the representations or warranties made by the Company in this Agreement (including, and as modified by, the Disclosure Schedule) or in the Company Closing Certificate, (i) contains or will contain any untrue statement of a material fact or (ii) omits or will omit to state any material fact necessary in order to make the representations and warranties contained herein (in the light of the circumstances under which such representations and warranties were made or provided) not misleading.

         2.24 VOTE REQUIRED. The affirmative vote of the holders of (i) a majority of the outstanding shares of Company Common Stock and Company Preferred Stock voting together as a single class; (ii) at least 45% of the outstanding shares of Company Preferred Stock voting together as a single class; and (iii) at least 50% of the outstanding shares of the Company's Series B Redeemable Convertible Preferred Stock and the Company's Series B-2 Redeemable Convertible Preferred Stock, voting together as a single class (collectively, the "Required Vote") is the only vote of the holders of any class or series of the Company's and the Subsidiaries' capital stock or other securities necessary to adopt this Agreement and to approve the Merger and the other transactions contemplated by this Agreement.

         2.25 NO BROKERS. Except for Bear, Stearns & Co. Inc. whose fees and expenses are the responsibility of the Company except as provided in Section
10.3 hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

         2.26 NO EXISTING DISCUSSIONS. Except as set forth in Part 2.26 of the Disclosure Schedule, no Acquired Company nor any Representative of an Acquired Company is engaged, directly or indirectly, in any discussions or negotiations with any other Person (other than Parent and Merger Sub) relating to any Acquisition Transaction.

         2.27 FAIRNESS OPINION. The Company's board of directors received at its meeting on May 18, 2000 the oral opinion of Bear, Stearns & Co. Inc., financial advisor to the Company, to the effect that the consideration to be received by the stockholders of the Company in the Merger is fair to the stockholders of the Company from a financial point of view.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

         3.1 CORPORATE EXISTENCE AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on Parent.

         3.2      CAPITALIZATION, ETC.

                  (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock. As of April 30, 2000, (i) 134,213,706 shares of Parent Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding; (ii) Parent had reserved an additional 21,291,566 shares of Parent Common Stock for issuance under Parent's employee equity incentive plans, of which options to acquire 17,198,475 shares of Parent Common Stock were outstanding; (iii) Parent had reserved 3,000,000 shares of Parent Common Stock for purchase under Parent's employee stock purchase plan; (iv) Parent had reserved an additional 1,670,680 shares of Parent Common Stock for issuance upon exercise of outstanding warrants; and (v) all of the issued and outstanding shares of Parent Common Stock had been duly authorized and validly issued and are fully paid and nonassessable. Parent is not under any obligation, nor bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock.

                  (b) Except as set forth above, as of April 30, 2000 there was no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent; (iii) Contract under which Parent is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) to the Knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

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

         3.3 ABSENCE OF CHANGES. Except as set forth in Part 3.3 of the Parent Disclosure Schedule, between March 31, 2000 and the date of this
Agreement:

                  (a) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of Parent;

                  (b) Parent has not (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

                  (c) except in the ordinary course of business, Parent has not sold, issued or authorized the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or any other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (d) Parent has not amended its certificate of incorporation or bylaws, nor effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e)      Parent has not received any Acquisition Proposal;

                  (f) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

                  (g) Parent has not agreed or committed to take any of the actions referred to in clauses "(b)" through "(f)" above; and

                  (h) no event has occurred that had, or could reasonably be expected to have, a Material Adverse Effect on Parent.

         3.4 COMPLIANCE WITH LEGAL REQUIREMENTS. Parent is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not (and will not reasonably be expected to) have a Material Adverse Effect on Parent.

         3.5 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to enter into and to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.6 NO CONFLICT; CONSENTS. Except as set forth in Part 3.6 of the Parent Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or any provision of any Contract to which Parent or Merger Sub is a party, except where any of the foregoing would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Except as may be required by the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended (the "HSR Act"), and except as set forth in Part 3.6 of the Parent Disclosure Schedule, no Consent of any Governmental Body is necessary on the part of Parent or Merger Sub for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

         3.7 SEC FILINGS; FINANCIAL STATEMENTS. Parent has filed with the Securities and Exchange Commission (the "SEC") and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements, exhibits and other documents required to be filed by it and its subsidiaries on or since September 29, 1999 under the Securities Act and the Exchange Act (collectively, the "Parent SEC Documents"), and will promptly make available to the Company all such forms, reports, schedules, statements, exhibits and other documents as are filed prior to the Closing. As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents and any forms, reports, schedules, statements, exhibits and other documents Parent may file with the SEC subsequent to the date hereof until the Closing, including, without limitation, any financial statements or schedules included therein, complied or will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or will be made, not misleading. Each of the balance sheets (including the related notes) included in the Parent SEC Documents fairly presented in all material respects the financial position of Parent as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly presented in all material respects the results of operations and cash flows of Parent for the respective periods or as of the respective dates set forth therein. Each of the balance sheets and statements of operations and cash flows (including the related notes) included in the Parent SEC Documents has been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

         3.8 FULL DISCLOSURE. The Parent SEC Documents and the representations and warranties contained herein, taken as a whole, (i) do not contain, and will not contain, any untrue statement of a material fact or (ii) omit, and will not omit, to state any material fact necessary in order to make the Parent SEC Documents and the representations and warranties contained herein, taken as a whole (in the light of the circumstances under which disclosure in the Parent SEC Documents and the representations and warranties contained herein, taken as a whole, were made or provided), not misleading.

         3.9 VALID ISSUANCE. The Parent Common Stock to be issued in the Merger and upon exercise of Company Options assumed in accordance with the provisions of this Agreement and, if applicable, upon exercise of the Company Warrants assumed in accordance with the provisions of this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable. As of the Closing Date, Parent will have reserved the necessary shares of Parent Common Stock to be issued upon exercise of outstanding Company Options and Company Warrants.

         3.10 MERGER SUB. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement.

         3.11 NO BROKERS. Except for Morgan Stanley Dean Witter, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement pursuant to the provisions of Section 8.1 (the "Pre-Closing Period"), subject to applicable antitrust laws and regulations relating to the exchange of information, the Company shall, and shall cause the respective Representatives of the Acquired Companies to (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Companies' Representatives, personnel and assets and to all existing books, records, tax returns, work papers and other documents and information relating to the Acquired Companies; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, tax returns, work papers and other documents and information relating to the Acquired Companies, and with such additional financial, operating and other data and information regarding the Acquired Companies, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall as promptly as practicable after any of the following reports, materials, communications, notices or documents are prepared, sent, filed or received, as the case may be, provide Parent with copies of: (A) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (1) copies of the unaudited monthly consolidated income statements of the Company and its consolidated Subsidiaries and the related unaudited quarterly consolidated balance sheets, statements of shareholders' equity and statements of cash flows and (2) copies of any sales forecasts, marketing plans, development plans and hiring reports prepared for the Company's senior management; (B) any written materials or communications sent by or on behalf of the Company to its shareholders; (C) any material legal notice or exercise of legal rights sent by or on behalf of any of the Acquired Companies to any party with respect to any Material Contract or sent to any of the Acquired Companies by any party with respect to any Material Contract (other than any communication that relates solely to commercial transactions between the Acquired Companies and the other party to any such Material Contract and that is of the type sent in the ordinary course of business); (D) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and (E) any material notice, report or other document received by any of the Acquired Companies from any Governmental Body.

         4.2 OPERATION OF THE BUSINESS OF THE COMPANY. Unless Parent gives its prior written consent or as provided in Section 4.4 otherwise, during the Pre-Closing Period:

                  (a) subject to Section 5.11, the Company shall (i) conduct its (and shall cause each Subsidiary to conduct its) business and operations (A) in the ordinary course and in accordance with the Company Operating Plan and (B) in compliance with all applicable material Legal Requirements and the material requirements of all Company Contracts that constitute Material Contracts; (ii) promptly notify Parent of (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement and (B) any Legal Proceedings commenced or, to its Knowledge threatened against, relating to or involving or otherwise affecting any of the Acquired Companies which relate to the consummation of the transactions contemplated by this Agreement; and (iii) cause its officers to report regularly to Parent concerning the status of the Acquired Companies' business.

                  (b) the Company shall use commercially reasonable efforts to preserve intact its (and shall cause each Subsidiary to preserve intact its) current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Acquired Companies;

                  (c) the Company shall (and shall cause each Subsidiary to) keep in full force all insurance policies identified in Part 2.18 of the Disclosure Schedule;

                  (d) the Company shall not (and shall cause each Subsidiary not to) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock (except for dividends or distributions by a Subsidiary to another Subsidiary or to the Company), and the Company shall not (and shall cause each Subsidiary not to) repurchase, redeem or otherwise reacquire any shares of capital stock or other securities except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to the Company or the Subsidiary, as the case may be;

                  (e) except for the issuance of shares of Company Common Stock upon exercise or conversion of presently outstanding Company Preferred Stock, Company Options or Company Warrants, the Company shall not (and shall cause each Subsidiary not to) sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

                  (f) except as contemplated by this Agreement, the Company shall not (and shall cause each Subsidiary not to) amend or permit the adoption of any amendment to the certificate of incorporation or bylaws (or similar organizational documents) of the Company (or a Subsidiary, as the case may be), or effect or permit the Company (or a Subsidiary, as the case may be) to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (g) the Company shall not (and shall cause each Subsidiary not to) form any subsidiary or acquire any equity interest or other interest in any other Entity;

                  (h) the Company shall not (and shall cause each Subsidiary not to) make any capital expenditure, except for capital expenditures made substantially in accordance with the Company Operating Plan;

                  (i) except for Contracts and proposals set forth or incorporated in Schedule 4.2(i) hereto with the parties identified therein, and as provided in Section 5.11 hereto, the Company shall not (and shall cause each Subsidiary not to) (i) enter into, or permit any of the assets owned or used by it to become bound by, any Material Contract or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such Material Contract, including in each case, without limitation, any Contract relating to: (A) the sale, lease or licensing of any unbuilt collocation space except to the extent such collocation space is built between the date hereof and the Closing Date in accordance with the Company Operating Plan; (B) the sale, lease or licensing of more than one 150 square foot lot of collocation space in Waltham, Massachusetts per customer, up to an aggregate 1,000 square feet of collocation space in Waltham, Massachusetts; (C) the sale, lease or licensing of more than one 150 square foot lot of collocation space in Houston, Texas per customer, up to an aggregate 1,000 square feet of collocation space in Houston, Texas; (D) the sale, lease or licensing of any collocation space in Somerville, Massachusetts or New York, New York; (E) any assignment or other transfer of any interest in any Lease; or (F) any lease of an interest in real property; PROVIDED, HOWEVER, that the Acquired Companies may enter into Material Contracts in the ordinary course of business with respect to the sale, lease or licensing of (X) an Acquired Company's currently available built collocation space in New Jersey and, subject to Section 5.11(b) hereof, Atlanta, Georgia; (Y) up to an aggregate 1,000 square feet of collocation space in Waltham, Massachusetts in 150 square foot or less lots limited to one lot per customer; and (Z) up to an aggregate 1,000 square feet of collocation space in Houston, Texas in 150 square foot or less lots limited to one lot per customer; and PROVIDED, FURTHER, HOWEVER, that the Acquired Companies shall consult with Parent prior to entering into any Contract related to the proposals set forth or incorporated in Schedule 4.2(i) hereto (it being understood that the Acquired Companies shall not be required to obtain Parent's consent prior to entering into Contracts related to the proposals set forth or incorporated in Schedule 4.2(i) hereto);

                  (j)      [RESERVED];

                  (k) the Company shall not (and shall cause each Subsidiary not to) (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business) or (ii) incur or guarantee any indebtedness for borrowed money;

                  (l) except as set forth in Schedule 4.2(l) or Schedule 4.2(i) hereto, the Company shall not (and shall cause each Subsidiary not to)
(i) establish, adopt or amend any Employee Benefit Plan, (ii) other than in the ordinary course of business, pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (iii) hire any new employee;

                  (m) the Company shall not (and shall cause each Subsidiary not to) change any of its methods of accounting or accounting practices in any material respect;

                  (n) the Company shall not (and shall cause each Subsidiary not to) make any tax election;

                  (o) the Company shall not (and shall cause each Subsidiary not to) commence or settle any Legal Proceeding; and

                  (p) the Company shall not (and shall cause each Subsidiary not to) agree or commit to take any of the actions described in clauses "(e)" through "(o)" above.

         4.3      NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

                  (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company or a Subsidiary of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely prior to August 31, 2000.

                  (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes in any material respect an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute in any material respect an inaccuracy in or breach of any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely prior to August 31, 2000.

                  (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. Except as expressly set forth in this Agreement, no such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of
(i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company shall not (and shall cause each Subsidiary not to), directly or indirectly:

                  (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

                  (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

                  (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

PROVIDED, HOWEVER, that except in the event of (i) a breach of this Agreement by the Company which would constitute a Material Adverse Effect on the Acquired Companies or (ii) a breach of Section 5.9 of this Agreement by the Company, in the event that Parent fails to advance any funds under the Bridge Facility or under the Interim Facility as provided in Section 5.9 of this Agreement, the Company shall be permitted to seek and obtain alternate financing in order to enable it to fund its operations in accordance with the Company Operating Plan (the "Alternate Financing"), and any other restrictions set forth in Section 4.2 or other provisions of this Agreement shall not apply to the extent necessary to permit such Alternate Financing. Prior to or upon the closing of such Alternate Financing Transaction, Parent shall release any security interest with respect to the assets of the Acquired Companies, PROVIDED that Parent has been repaid all principal and interest outstanding under the Bridge Facility and/or Interim Facility and Parent has no further commitments to lend money to the Acquired Companies under the Bridge Facility and/or Interim Facility.

         The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company, a Subsidiary or any of their respective affiliates during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings, if any, and give all notices, if any, required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement and (b) shall use commercially reasonable efforts to obtain all Consents, if any, required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. Without limiting the generality of the foregoing, the Company and Parent shall, within two business days after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger.

         5.2 COMPANY STOCKHOLDERS' MEETING. As promptly as practicable after the execution of this Agreement, and in no event later than ten business days after the date of this Agreement, Parent shall prepare an Information Statement relating to the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement by the Company's stockholders and the exercise of appraisal rights in connection therewith (the "Information Statement"). The Company shall provide and include in the Information Statement such information relating to the Company and its stockholders as may be required pursuant to the provisions of applicable securities and corporate laws (including, without limitation, Rule 502 under the Securities Act). The Company shall, in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law, call and hold a special meeting of its stockholders as promptly as practicable, and in any event no later than June 30, 2000, for the purpose of permitting them to consider and to vote upon the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement (the "Company Stockholders' Meeting"). The Company shall cause a copy of the Information Statement to be delivered to each stockholder of the Company who is entitled to vote on the Merger. As promptly as practicable after the delivery of copies of the Information Statement to all stockholders entitled to vote at the Company Stockholders' Meeting, the Company shall use its commercially reasonable efforts (i) to solicit from each of such stockholders a proxy in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated by this Agreement, (ii) to solicit from each of such stockholders a proxy in favor of approval of items necessary to prevent any payment or benefit that a Company employee or consultant may receive in connection with the Merger from being considered a "parachute payment" under
Section 280G of the Code; (iii) to cause each of such stockholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to retain a "purchaser representative" (as defined in Rule 501 under the Securities
Act) in connection with evaluating the merits and risks of investing in Parent Common Stock and (iv) to cause each of such stockholders to execute and deliver to Parent a Stockholder Representation Letter substantially in the form of Exhibit E-1 hereto. In lieu of calling and holding the Company Stockholders' Meeting, the Company may solicit written consents (to be effective on or prior to June 30, 2000) in accordance with its certificate of incorporation and bylaws and the applicable requirements of the Delaware General Corporation Law. Parent will reasonably cooperate with the Company with respect to the matters set forth in this Section 5.2. Parent will promptly provide all information relating to its business or operations necessary for inclusion in the Information Statement to satisfy all requirements of applicable state and federal securities and corporate laws.

         5.3 COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company shall use commercially reasonable efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis and (b) Parent and Merger Sub shall use commercially reasonable efforts to cause the conditions set forth in Section
7 to be satisfied on a timely basis.

         5.4 TERMINATION OF AGREEMENTS. Prior to the Closing, the Company shall use commercially reasonable efforts to ensure that all provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of any Acquired Company (except as provided generally by such Acquired Company's certificate of incorporation and bylaws (or similar organizational documents) or by applicable law) are validly and effectively terminated as of the Effective Time.

         5.5 RELEASES. The Company shall use commercially reasonable efforts to cause the Key Employees to execute and deliver to the Company and Parent a Release substantially in the form of Exhibit I hereto.

         5.6 PROTECTION OF PROPRIETARY ASSETS. The Company shall use commercially reasonable efforts to cause all current and former employees, consultants and independent contractors that are or were involved in the creation, invention, research or development of the Company Proprietary Assets, to execute and deliver to the Company an agreement that is substantially identical to the form of Parent's Confidentiality, Nonraiding and Noncompetition Agreement.

         5.7 ESCROW AMENDMENT. To the extent the Company requests during the Pre-Closing Period, the parties agree to amend this Agreement and the Escrow Agreement to provide that $200,000 of the Merger Consideration would be paid in cash instead of shares of Parent Common Stock and that such funds would be deposited into an account for the benefit of the stockholders of the Company pursuant to the Company's instructions, which funds will be used by the Stockholders' Agent to pay for its expenses in fulfilling its duties as Stockholders' Agent.

         5.8 TAX-FREE REORGANIZATION. Parent and the Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code and to obtain an opinion of its respective counsel to such effect as contemplated by Section 7.8. Parent and the Company shall each execute and deliver the tax representation letters substantially in the form of Exhibit J. From and after the Effective Time, neither Parent, Merger Sub nor the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code.

         5.9 BRIDGE FINANCING. Simultaneously herewith, Parent and the Company are executing a Credit Agreement pursuant to which Parent is committing to lend up to $25,000,000 to the Company on the terms and conditions set forth therein, including the security documents attached as exhibits to such Credit Agreement, subject to the granting and perfection of Parent's security interests in certain assets of the Company and the Subsidiaries, which Parent and the Company will exercise commercially reasonable efforts to accomplish no later than June 1, 2000 (the "Bridge Facility"). Except in the event of (i) a breach of this Agreement by the Company which would constitute a Material Adverse Effect on the Acquired Companies or (ii) a breach of this Section 5.9 by the Company, if Parent has not perfected its security interest under the Bridge Facility by June 1, 2000, or fails to make the initial advance under the Bridge Facility by such date for any reason, Parent shall within two business days thereof loan to the Company $5,000,000 on substantially the terms set forth in the form of credit agreement and promissory note attached hereto as Exhibit M (the
"Interim Facility").

         5.10 DISCLOSURE. The Company shall not, and shall not permit any of its Representatives to, issue any press release or otherwise publicly disseminate any document or other written material relating to the Merger or any of the other transactions contemplated by this Agreement unless (i) Parent shall have approved such press release or written material (it being understood that Parent shall not unreasonably withhold its approval of any such press release or written material), or (ii) the Company shall have been advised by its outside legal counsel that the issuance of such press release or the dissemination of such written material is required by any applicable law or regulation, and the Company shall have consulted with Parent prior to issuing such press release or disseminating such written material. The Company shall use commercially reasonable efforts to ensure that none of its Representatives makes any public statement that is materially inconsistent with any press release issued or any written material publicly disseminated by the Company with respect to the Merger or with respect to any of the other transactions contemplated by this Agreement. Parent shall use reasonable efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger.

         5.11     RIGHT OF FIRST REFUSAL; LEASES.

                  (a) During the Pre-Closing Period, Parent shall have a right of first refusal with respect to the sale, lease or licensing of any lot greater than 150 square feet of an Acquired Company's currently available collocation space in Houston, Texas and/or Waltham, Massachusetts (a "Collocation Space Transaction"). The Company shall, and shall cause each Subsidiary to, give Parent the right to purchase, lease or license any collocation space lot greater than 150 square feet on the same terms as any other Person has made a bona fide offer to purchase, lease or license such collocation space from an Acquired Company.

                           (i) Prior to any Collocation Space Transaction by an Acquired Company, the Company shall notify Parent, in writing, of its intention to enter into such Collocation Space Transaction, setting forth in reasonable detail the terms of such proposed Collocation Space Transaction, including the identity of the Person who has made the bona fide offer with respect to such Collocation Space Transaction. Within five business days after receipt of such notice, Parent shall notify the Company whether Parent exercises its option and elects to enter into the Collocation Space Transaction.

                           (ii) If, within five business days after the Company delivers its notice pursuant to Section 5.11(a)(i), Parent does not notify the Company that Parent desires to enter into the Collocation Space Transaction described in such notice upon the terms and conditions set forth in such notice, the Company may, during a period of sixty days following the end of such five-business-day period, enter into such Collocation Space Transaction with another Person upon the same general terms and conditions as those set forth in the notice to Parent; PROVIDED, HOWEVER, that failure by Parent to exercise its option to enter into any Collocation Space Transaction shall not affect its option to enter into any subsequent Collocation Space Transaction. In the event an Acquired Company does not enter into the Collocation Space Transaction within said 60-day period, no Acquired Company shall thereafter enter into such Collocation Space Transaction without first offering such transaction to Parent in the manner provided above.

                  (b) During the Pre-Closing Period, the Acquired Companies shall make available to Parent at least 2,500 square feet of the 13,000 square feet of collocation space currently anticipated to be built out in Atlanta, Georgia in accordance with the Company Operating Plan. Parent will lease such 2,500 square feet from the Acquired Companies at $72,000 per month, commencing on the later of (i) such time as such space is built and available for use and (ii) August 1, 2000, on substantially the other terms and conditions set forth in that certain Collocation Sublease and Service Schedule A-1, dated January 21, 2000 (the "Collocation Sublease").

                  (c) During the Pre-Closing Period, the Acquired Companies shall make available to Parent at least 5,000 square feet of the 13,000 square feet of collocation space currently anticipated to be built out in New, York, New York in accordance with the Company Operating Plan. Parent will lease such 5,000 square feet from the Acquired Companies at $200,000 per month, commencing on the later of (i) such time as such space is built and available for use and (ii) October 1, 2000, on substantially the other terms and conditions set forth in the Collocation Sublease.

         5.12     EMPLOYEE BENEFIT PLANS.

                  (a) At the Effective Time, the Stock Plan will be assumed by Parent. After the Effective Time, awards under the Stock Plan will be granted in the form of shares of Parent Common Stock.

                  (b) To the extent permitted by the Acquired Companies' agreement with HR Logic, immediately prior to the Effective Time, unless Parent consents otherwise in writing, the Company shall take all action necessary to terminate, or cause to terminate, or to withdraw from participation in, any Pension Plan that is set forth in Part 2.16(a) of the Disclosure Schedule. The Company shall use commercially reasonable efforts to obtain the consent of HR Logic to the termination of its agreement with HR Logic as of immediately prior to the Effective Time.

                  (c) All rights of the Company immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall continue in effect following the Merger, except to the extent that such rights by their terms terminate upon consummation of the Merger (including by virtue of the amendments contemplated by this Agreement and the schedules hereto, including Schedule 4.2(i) hereto), and shall thereafter continue to be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Applicable Fraction.

         5.13 ACCOUNTING. Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause the deferred compensation charge described in Part 2.4(i) of the Disclosure Schedule to be accounted for on the Company's financial statements.

         5.14 FAIRNESS OPINION. The Company shall use commercially reasonable efforts to cause Bear, Stearns & Co. Inc., financial advisor to the Company, to reaffirm prior to the Closing Date its oral opinion delivered on May 18, 2000 to the Company's board of directors as to the fairness of the Merger Consideration to the stockholders of the Company from a financial point of view.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent), at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made at the Closing (in each case without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect on the Acquired Companies" or other materiality qualification, or any similar qualifications contained therein), except in each case to the extent (i) that any inaccuracies have not resulted, and would not reasonably be expected to result in, a Material Adverse Effect on the Acquired Companies or (ii) such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be accurate in all respects on and as of such specific date (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect on the Acquired Companies" or other materiality qualification, or any similar qualifications contained therein) except to the extent that any inaccuracies have not resulted, and would not reasonably be expected to result in, a Material Adverse Effect on the Acquired Companies).

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         6.3 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and the Merger and the other transactions contemplated by this Agreement duly approved by the stockholders of the Company by the requisite vote under applicable law and the Company's certificate of incorporation and by at least 85% of the outstanding shares of each of the Company Preferred Stock and the Company Common Stock.

         6.4 ASSUMPTION/EXERCISE OF COMPANY WARRANTS; PREFERRED STOCK. Parent shall have received satisfactory evidence that either (a) the Company Warrants will be assumed in accordance with Section 1.6(c) such that from and after the Closing all rights with respect to Company capital stock under the Company Warrants shall upon the Closing be converted into rights with respect to Parent Common Stock, or (b) prior to the Closing, the Company Warrants shall have been exercised in accordance with their respective terms, and as a result of the Merger and without any action on the part of the holders of the Company Warrants or any other Person, the shares of Company Preferred Stock issued upon exercise of the Company Warrants shall be converted in the Merger solely into the right to receive the number of shares of Parent Common Stock that the holders of the Company Warrants would have received had the Company Warrants been exercised prior to the Closing and the shares of Company Preferred Stock been converted into shares of Company Common Stock prior to the Closing. Parent shall have received satisfactory evidence that all rights with respect to Company Preferred Stock shall as of the Effective Time be converted into rights with respect to Parent Common Stock as if the shares of Company Preferred Stock had been converted into shares of Company Common Stock prior to the Closing.

         6.5 CONSENTS. All Consents identified on Schedule 6.5 hereto shall have been obtained and shall be in full force and effect, and all notices identified on Schedule 6.5 hereto shall have been duly given or validly waived.

         6.6 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

         6.7 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) Employment Offer Letters substantially in the form of Exhibit G hereto, executed by the individuals identified on Exhibit F hereto;

                  (b) Noncompetition Agreements substantially in the form of Exhibit H hereto, executed by the individuals identified on Exhibit F hereto;

                  (c) (i) Stockholder Representation Letters substantially in the form of Exhibit E-1 hereto, executed by each of the Merger Stockholders and (ii) Purchaser Representative Letters substantially in the form of Exhibit E-2 hereto, executed by each Merger Stockholder that is not an "accredited investor" for purposes of Regulation D of the SEC;

                  (d) a Registration Rights Agreement substantially in the form of Exhibit C hereto, executed by each of the Merger Stockholders;

                  (e) a Lock-Up Agreement substantially in the form of Exhibit N hereto, executed by each of the Merger Stockholders;

                  (f) an Escrow Agreement substantially in the form of Exhibit D hereto, executed by the Escrow Agent and each of the Merger Stockholders;

                                       41.

                  (g) a Release substantially in the form of Exhibit I hereto, executed by the Key Employees;

                  (h) a legal opinion of Goulston & Storrs P.C. and of regulatory counsel for the Company, dated as of the Closing Date, covering substantially the matters set forth in Exhibit L hereto; provided, however, that the only opinion from regulatory counsel with respect to necessary regulatory approvals in connection with the Merger that will be required will be that the notice given by the Company to the Massachusetts Department of Telecommunications and Energy Company regarding the Merger is sufficient to comply with the requirements of Massachusetts law;

                  (i) a certificate executed by the Company and containing the representation and warranty of the Company that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.8, 6.9 and 6.10 have been duly satisfied (the "Company's Closing Certificate");

                  (j) a certificate of merger executed by the Company to be filed with the Secretary of State of the State of Delaware in accordance with
Section 1.3;

                  (k) written resignations of all directors of the Company, effective as of the Closing Date;

                  (l) the valid and effective termination of agreements among the Company stockholders;

                  (m) the valid and effective termination as of the Effective Time of provisions in Contracts that provide any Person with rights of any nature with respect to the board of directors of the Company or a Subsidiary, except as provided generally by the Company's certificate of incorporation and bylaws or by applicable law; and

                  (n) amendments to the promissory notes identified in Part 2.7(b) and Part 4.2(i)(2) of the Disclosure Schedule providing that (i) 50% of the principal and interest due to the Company under such promissory notes shall be due and payable no later than 60 days after effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), (ii) 50% of the principal and interest due to the Company under such promissory notes shall be due and payable by April 1, 2001 and (iii) amounts due and payable under such notes may be offset, at any time after such amounts become due and payable, against any severance payments that are payable by Parent or the Surviving Corporation to the holders of such promissory notes, shall have been executed by the Company and the obligors of such promissory notes.

         6.8 ABSENCE OF MATERIAL ADVERSE EFFECT ON THE ACQUIRED COMPANIES. There shall have been no change in the business, properties, condition (financial or otherwise) or results of operations of an Acquired Company since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on the Acquired Companies.

         6.9 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the

                                       42.

Merger illegal. Parent and the Company shall exercise commercially reasonable efforts to have any such order or injunction terminated or lifted.

         6.10 NO LEGAL PROCEEDINGS. No Governmental Body or other Person shall have commenced, and no Governmental Body shall have threatened to commence, any Legal Proceeding against any Acquired Company that has not been finally dismissed, withdrawn, terminated or settled (a) challenging or seeking the recovery of a material amount of damages in connection with the Merger, (b) seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of Merger Sub or the Company or (c) claiming to own any material amount of capital stock of the Company, or option or other right to acquire any material amount of capital stock of the Company, or right to receive consideration as a result of the Merger.

         6.11 RULE 506 EXEMPTION. The issuance of Parent Common Stock to the Merger Stockholders shall be exempt from registration under the Securities Act pursuant to Rule 506 under the Securities Act.

         6.12 PARACHUTE PAYMENTS. The Company shall have obtained stockholder approval of any payment or benefit that a Company employee or consultant may receive in connection with the Merger that would be considered a "parachute payment" under Section 280G of the Code. Such stockholder approval shall comply with the "Shareholder Approval Requirements" of Section 280G(b)(5) of the Code and related Treasury Regulations).

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver), at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered to the Company in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made at the Closing (in each case without giving effect to any update to the Parent Disclosure Schedule, and without giving effect to any "Material Adverse Effect on Parent" or other materiality qualification, or any similar qualifications contained therein), except in each case to the extent (i) that any inaccuracies have not resulted, and would not reasonably be expected to result in, a Material Adverse Effect on Parent or (ii) such representations and warranties expressly relate to a specific date (in which case such representations and warranties shall be accurate in all respects on and as of such specific date (without giving effect to any update to the Parent Disclosure Schedule, and without giving effect to any "Material Adverse Effect on Parent" or other materiality qualification, or any similar qualifications contained therein) except to the extent that any inaccuracies have not resulted, and would not reasonably be expected to result in, a Material Adverse Effect on Parent).

                                       43.

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 STOCKHOLDER APPROVAL. This Agreement shall have been duly adopted and the Merger and the other transactions contemplated by this Agreement duly approved by the stockholders of the Company by the Required Vote.

         7.4 ABSENCE OF MATERIAL ADVERSE EFFECT ON PARENT. There shall have been no change in the business, properties, condition (financial or otherwise) or results of operations of Parent since the date of this Agreement which has had or would reasonably be expected to have a Material Adverse Effect on Parent.

         7.5 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, on the Closing Date, any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

         7.6 AGREEMENTS AND DOCUMENTS. The Company shall have received the following documents.

                  (a) a Registration Rights Agreement substantially in the form of Exhibit C hereto, executed by Parent;

                  (b) Employment Offer Letters substantially in the form of Exhibit G hereto, with the persons identified on Exhibit F hereto, executed by Parent;

                  (c) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, substantially in the form of Exhibit L hereto;

                  (d) an Escrow Agreement substantially in the form of Exhibit D hereto, executed by Parent;

                  (e) amendments to the promissory notes identified in Part 2.7(b) and Part 4.2(i)(2) of the Disclosure Schedule providing that (i) 50% of the principal and interest due to the Company under such promissory notes shall be due and payable no later than 60 days after effectiveness of the Registration Statement (as defined in the Registration Rights Agreement), (ii) 50% of the principal and interest due to the Company under such promissory notes shall be due and payable by April 1, 2001 and (iii) amounts due and payable under such notes may be offset, at any time after such amounts become due and payable, against any severance payments that are payable by Parent or the Surviving Corporation to the holders of such promissory notes, shall have been executed by the Company and the obligors of such promissory notes; and

                  (f) a certificate executed by Parent and Merger Sub containing the representation and warranty of the Parent and Merger Sub that the conditions set forth in Sections 7.1, 7.2 and 7.4 have been duly satisfied.

         7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by

                                        44.

any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         7.8 TAX OPINION. Parent and the Company shall have received written opinions from their respective tax counsel (Cooley Godward LLP and Goulston & Storrs, respectively), in customary form, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn, PROVIDED, HOWEVER, that if counsel to either Parent or the Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied if the other party's counsel renders such opinion to such party. In rendering the opinion contemplated by this Section, counsel may rely upon reasonable representations and certificates of Parent, Merger Sub and the Company, including the tax representation letters substantially in the form of Exhibit J.

SECTION 8. TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Closing:

                  (a) by Parent if the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

                  (b) by the Company if the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (c) by Parent if the Closing has not taken place on or before August 31, 2000 (other than as a result of any failure on the part of the Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered to the Company);

                  (d) by the Company if the Closing has not taken place on or before August 31, 2000 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement or in any other agreement or instrument delivered to Parent);

                  (e) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (f) by the mutual written consent of Parent and the Company.

         8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on

                                       45.

which Parent is terminating this Agreement (the "Parent Termination Notice"). If the Company believes that the basis asserted by Parent for termination in a Parent Termination Notice pursuant to Section 8.1(a) may be cured without causing any condition set forth in Section 6 to become impossible to satisfy prior to August 31, 2000, it shall so notify Parent in writing (a "Company Objection Notice") within five business days of the Parent Termination Notice, and the Company shall have until the earlier of 30 days from the date of receipt of the Parent Termination Notice or August 31, 2000 to cure the alleged failure of condition. If no such Company Objection Notice is delivered to Parent within such five business day period, then upon the expiration of such period, the Parent Termination Notice shall become effective and this Agreement shall terminate. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a notice, in writing, stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which it is terminating this Agreement (the "Company Termination Notice"). If Parent believes that the basis asserted by the Company for termination in a Company Termination Notice pursuant to Section 8.1(b) may be cured without causing any condition set forth in Section 7 to become impossible to satisfy prior to August 31, 2000, it shall so notify the Company in writing (a "Parent Objection Notice") within five business days of the Company Termination Notice, and Parent shall have until the earlier of 30 days from the date of receipt of the Company Termination Notice or August 31, 2000 to cure the alleged failure of condition. If no such Parent Objection Notice is delivered to the Company within such five business day period, then upon the expiration of such period, the Company Termination Notice shall become effective and this Agreement shall terminate.

         8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; PROVIDED, HOWEVER, that: (a) none of the parties shall be relieved of any obligation or liability arising from any prior willful breach by such party of any provision of this Agreement and (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Sections 10.3, 10.5, 5.10, the second sentence of 5.11(b) and the second sentence of 5.11(c).

SECTION 9. INDEMNIFICATION, ETC.

         9.1      SURVIVAL OF REPRESENTATIONS, ETC.

                  (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Termination Date"); PROVIDED, HOWEVER, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Stockholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Closing Date, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease, PROVIDED, HOWEVER, that the Merger Stockholders shall preserve any rights they may have against Parent pursuant to federal and/or state securities laws, including, without limitation, the antifraud provisions thereof

                                       46.

(including, without limitation, any rights related to any untrue statement of a material fact by Parent or omission by Parent of a material fact required to be stated or necessary to make statements by Parent, in light of the circumstances under which they were made, not misleading).

                  (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or Knowledge of, any of the Indemnitees or any of their Representatives.

                  (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement, and each statement or other item of information set forth in the Parent Disclosure Schedule or in any update to the Parent Disclosure Schedule shall be deemed to be a representation and warranty made by Parent and Merger Sub in this Agreement.

         9.2      INDEMNIFICATION.

                  (a) From and after the Closing Date (but subject to Section 9.1(a), 9.2(b), 9.3 and the other limitations set forth in this Section
9), the stockholders of the Company who shall have received, or shall be entitled to receive, Parent Common Stock pursuant to Section 1.5 of this Agreement (the "Indemnitors"), severally (and not jointly) and in proportion to their original contributions to the Escrow Fund, shall hold harmless and indemnify each of the Indemnitees from and against, and the Escrow Shares shall be available to compensate and reimburse each of the Indemnitees for, any Damages, net of any Damage Exclusions, that are suffered or incurred by any of the Indemnitees or to which any of the Indemnitees otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 (as modified by the Disclosure Schedule) as of the date of this Agreement and as if such representation and warranty had been made on and as of the Closing Date (without giving effect to any "Material Adverse Effect on the Acquired Companies" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty except to the extent that an inaccuracy relates to information that was not required to be listed on the Disclosure Schedule as a result of a materiality or Material Adverse Effect on the Acquired Companies qualification in such representation or warranty, and giving effect to any update to the Disclosure Schedule delivered by the Company to Parent after the date of this Agreement and prior to the Closing); (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" or "(ii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9); PROVIDED, HOWEVER, that, except as set forth in Section 9.3 with respect to claims based upon willful fraud, the aggregate amount for which the Indemnitors are required to indemnify the Indemnitees pursuant to this Section 9.2 will not exceed the Escrow Shares held in the Escrow Fund.

                  (b) DEDUCTIBLE. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 9.2(a) until such time as the total amount of all

                                       47.

Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $2,000,000 in the aggregate. If the total amount of such Damages exceeds $2,000,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages exceeding $2,000,000.

         9.3 EXCLUSIVE REMEDY. Notwithstanding anything to the contrary in this Agreement or the Escrow Agreement, if anything, with the exception of claims based upon willful fraud, from and after the Closing, recourse of Parent to the Escrow Shares pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for Damages under the indemnification provisions contained in, and for any breach of any provision of, this Agreement.

         9.4 NO CONTRIBUTION. No stockholders of the Company shall have any right of contribution, right of indemnity or other right or remedy against Merger Sub or the Company in connection with any indemnification obligation or any other liability to which she, he or it may become subject under or in connection with this Agreement.

         9.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against Merger Sub or the Company, against Parent or against any other Person) with respect to which any of the Indemnitors may, in Parent's reasonable judgment, become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. The Merger Stockholders shall be entitled, at their expense, to participate in any defense of such claim or Legal Proceeding. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

                  (a) each Indemnitor shall make available to Parent any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                  (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding only with the consent of the Stockholders' Agent (as defined in Section 10.1); PROVIDED, HOWEVER, that such consent shall not be unreasonably withheld.

Parent shall give the Stockholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent, Merger Sub or the Company; PROVIDED, HOWEVER, any failure on the part of Parent to so notify the Stockholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 9 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Stockholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent and the expense of said defense shall be paid out of the Escrow Fund; PROVIDED, HOWEVER, that the Stockholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

SECTION 10. MISCELLANEOUS PROVISIONS

                                       48.

         10.1 STOCKHOLDERS' AGENT. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders shall have approved, among other matters, the indemnification and escrow terms set forth in Section 9 and the expense reimbursement provisions in Section 10.3 and shall irrevocably appoint such Person or Entity as a majority in interest of the Merger Stockholders shall appoint prior to the Closing as their agent for purposes of Section 9 and
Section 10.3 (the "Stockholders' Agent") to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Parent shall be entitled to deal exclusively with the Stockholders' Agent on all matters relating to Section 9 and Section 10.3, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Indemnitor by the Stockholders' Agent, and on any other action taken or purported to be taken on behalf of any Indemnitor by the Stockholders' Agent, as fully binding upon such Indemnitor. If the Stockholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Indemnitors, then a majority in interests of the Indemnitors shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Stockholders' Agent" for purposes of Section 9, Section 10.3 and this Section
10.1. If for any reason there is no Stockholders' Agent at any time, all references herein to the Stockholders' Agent shall be deemed to refer to the Indemnitors. The Stockholders' Agent shall not be responsible for, and the Merger Stockholders by virtue of their approval of the Merger and this Agreement shall be deemed to release the Stockholders' Agent from, any loss suffered by, or liability of any kind to, the Merger Stockholders arising out of any act done or omitted by the Stockholders' Agent in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder, unless such act or omission involves willful fraud or other willful misconduct by the Stockholders' Agent. The reasonable costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder (the "Agent Costs and Expenses") shall be paid as follows: (i) the Agent Costs and Expenses, if any, for general administrative services other than in connection with Claim Notices (as defined in the Escrow Agreement) shall be paid by the Merger Stockholders; (ii) in the event an Indemnitee delivers a Claim Notice and shares are released to such Indemnitee pursuant to Section 3(c) of the Escrow Agreement (i.e., a non-contested Claim) with respect to such Claim Notice, Agent Costs and Expenses with respect to such Claim Notice shall be paid by the Merger Stockholders; and (iii) in the event an Indemnitee delivers a Claim Notice and the Stockholders' Agent delivers a Response Notice (as defined in the Escrow Agreement) with respect to such Claim Notice indicating that there is a Contested Amount (as defined in the Escrow Agreement), Agent Costs and Expenses with respect to such Claim Notice shall be paid by Parent if the Indemnitee who delivered such Claim Notice is deemed to be the non-prevailing party pursuant to the last sentence of Section 3(f) of the Escrow Agreement with

                                       49.

respect to the matters set forth in such Claim Notice and shall be paid by the Merger Stockholders if the Merger Stockholders are deemed to be the non-prevailing party pursuant to Section 3(f) of the Escrow Agreement with respect to the matters set forth in such Claim Notice. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders hereby agree to pay Agent Costs and Expenses as set forth in the immediately preceding sentence. Subject to the prior right of Parent to make claims for Damages, the Stockholders' Agent shall have the right to recover from the Escrow Fund prior to any distribution to the Merger Stockholders, any Agent Costs and Expenses required to be paid by the Merger Stockholders pursuant to this Section 10.1. To the extent the Escrow Fund is not sufficient to satisfy in full any obligations of the Merger Stockholders to the Stockholders' Agent, the Merger Stockholders shall, promptly after receipt of notice from the Stockholders' Agent of their pro rata portion of such Agent Costs and Expenses, reimburse the Stockholders' Agent for such Agent Costs and Expenses.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. Parent shall bear and pay all fees, costs and expenses (including, without limitation, legal, accounting and investment banking fees incurred by the Company) that have been incurred or that are incurred by Parent, Merger Sub and the Company in connection with the transactions contemplated by this Agreement and the Company's proposed initial public offering and private placement (collectively, the "Transaction Costs"); PROVIDED, HOWEVER, that Parent shall have no obligation to bear and pay the Transaction Costs of the Company if the Merger is not consummated; and PROVIDED FURTHER, that Parent shall have no obligation to bear and pay (i) any Transaction Costs that are legal fees, accounting fees and/or expenses (including expenses of any investment banking firm that are reimbursed by the Company) of the Company that exceed $2,000,000 in the aggregate or (ii) any Transaction Costs that are investment banking fees of the Company that exceed 1% of the value of the Parent Common Stock issued at the Closing, such excess Transaction Costs to be borne and paid by the Merger Stockholders by deducting from the Escrow Fund a number of shares of Parent Common Stock having an aggregate value equal to (i) the amount of such legal fees and expenses of the Company that exceed $2,000,000 in the aggregate and (ii) such amount of the investment banking fees and expenses of the Company that exceed 1% of the value of the Parent Common Stock issued at the Closing plus reasonable expenses in the aggregate.

         10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                                       50.

                  IF TO PARENT OR MERGER SUB:
                  InterNAP Network Services Corporation
                  601 Union Street, Suite 1000
                  Seattle, WA 98101
                  Attention:  Chief Financial Officer, with a copy to General
                              Counsel
                  Facsimile No.:  (206) 264-1832

                  WITH COPIES TO:
                  Cooley Godward LLP
                  3000 El Camino Real
                  Palo Alto, CA  94306
                  Attention:  Suzanne Sawochka Hooper
                  Facsimile No.:  (650) 849-7400

                  Cooley Godward LLP
                  5200 Carillon Point
                  Kirkland, WA  98033-7356
                  Attention: Christopher W. Wright
                  Facsimile No.:  (425) 893-7777

                  IF TO THE COMPANY:
                  CO Space, Inc.
                  200 Wheeler Road
                  Burlington, MA 01803
                  Attention:  Chief Financial Officer, with a copy to General
                              Counsel
                  Facsimile No.:  (617) 788-0999

                  WITH A COPY TO:
                  Goulston & Storrs
                  400 Atlantic Avenue
                  Boston, MA 02110
                  Attention:  Lester J. Fagen
                  Facsimile No.: (617) 574-4112

                  IF TO THE STOCKHOLDERS' AGENT OR ANY OF THE INDEMNITORS:
                  [Name and address to be provided before the Closing]
                  [                                                    ]
                  [                                                    ]
                  Facsimile No.: (___)___-____

         10.6 TIME OF THE ESSENCE. For the purposes of this Agreement and the transactions contemplated by this Agreement, time is of the essence.

         10.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.



                                        51.

         10.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.9 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         10.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective successors and assigns, if any. This Agreement shall inure to the benefit of: the Company; Parent; Merger Sub; the other Indemnitees; and the respective successors and assigns, if any, of the foregoing. In connection with a transaction, or series of related transactions, as a result of which a single stockholder or stockholders acting as a "group" acquire a majority in interest of the voting securities of Parent, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any other Person that acquires control of Parent without obtaining the consent or approval of any other party hereto or of any other Person provided that such Person expressly assumes all of Parent's obligations set forth in this Agreement.

         10.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). Subject to Section 9.3, the parties to this Agreement agree that, in the event of any breach or threatened breach by a party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision and (b) an injunction restraining such breach or threatened breach.

         10.12 WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is


                                        52.

determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.5 and 10.1, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

         10.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; PROVIDED, HOWEVER, that the Agreement for Use and Non-Disclosure of Confidential Information executed on behalf of Parent and the Company on March 22, 2000 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Closing Date or (b) the date on which such Agreement for Use and Non-Disclosure of Confidential Information is terminated in accordance with its terms.

         10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.18    CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                  (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement.



                                        53.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                         INTERNAP NETWORK SERVICES CORPORATION
                           a Washington corporation

                         By:  /s/ Anthony C. Naughtin
                            -------------------------------------------------
                         Name:    Anthony C. Naughtin

                         Title:   Chief Executive Officer and President



                         COWBOY ACQUISITION CORP.,
                           a Delaware corporation

                         By:  /s/ Paul E. McBride
                            -------------------------------------------------
                         Name:    Paul E. McBride

                         Title:   President and Chief Financial Officer



                         CO SPACE, INC.,
                           a Delaware corporation

                         By:  /s/ G. Gabriel Cole
                            -------------------------------------------------
                         Name:    G. Gabriel Cole

                         Title:   President



                                 [SIGNATURE PAGE]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACQUIRED COMPANIES. "Acquired Companies" means collectively the Company and the Subsidiaries.

         ACQUIRED COMPANY. "Acquired Company" means either the Company or a Subsidiary.

         ACQUISITION PROPOSAL. "Acquisition Proposal" means any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         ACQUISITION TRANSACTION. "Acquisition Transaction" means any transaction involving:

                  (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company or a Subsidiary;

                  (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company or a Subsidiary, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or a Subsidiary or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or a Subsidiary; or

                  (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company or a Subsidiary.

         AGREEMENT. "Agreement" means the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         APPROVED SECURITIES. "Approved Securities" means (i) the options set forth on Part 2.3(a) of the Disclosure Schedule, (ii) any other options granted under the Stock Plan after the date hereof that have been approved by Parent and
(iii) any warrants granted after the date hereof that have been approved by Parent.

         COMPANY COMMON STOCK. "Company Common Stock" means a share of common stock, $.01 par value, of the Company.

         COMPANY CONTRACT. "Company Contract" means any Contract: (a) to which the Company or a Subsidiary is a party; (b) by which the Company or a Subsidiary or any of their respective assets is or may become bound or under which the Company or a Subsidiary has, or may become subject to, any obligation; or (c) under which the Company or a Subsidiary has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" means any Proprietary Asset owned by or licensed to the Company or a Subsidiary or otherwise used by the Company or the Subsidiary.

         COMPANY WARRANTS. "Company Warrants" means the warrants to purchase shares of capital stock of the Company.

         CONSENT. "Consent" means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES EXCLUSIONS. "Damage Exclusions" means (i) insurance recoveries to the extent such recoveries do not result in increased insurance costs for any Indemnitee, (ii) recoveries of Damages pursuant to warranties, indemnities, guarantees or contributions from third parties to the extent any Indemnitee has no additional obligations arising from such recoveries and (iii) in the case of Legal Proceedings brought by third parties, any recoveries by any Indemnitee pursuant to counterclaims made by any of them directly relating to the facts giving rise to such Legal Proceedings.

         DAMAGES. "Damages" include any loss, damage, injury, decline in value of the Acquired Companies, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees), charge, cost (including reasonable costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Subsidiaries.

         ENCUMBRANCE. "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         ENVIRONMENTAL LAW. "Environmental Law" means any federal, state or local Legal Requirement relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental

Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

         EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         FULLY DILUTED NUMBER OF COMPANY SHARES. "Fully Diluted Number of Company Shares" means the sum of (i) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time, PLUS (ii) the aggregate number of shares of Company Common Stock reserved for issuance upon the exercise of options to acquire Company Common Stock, excluding shares of Company Common Stock issuable upon exercise of Approved Securities, PLUS (iii) the aggregate number of shares of Company Common Stock reserved for issuance upon the exercise of any outstanding warrant or other right to acquire Company Common Stock or preferred stock of the Company, or the conversion of any outstanding convertible notes, preferred stock or other securities, in each case as outstanding immediately prior to the Effective Time.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" means any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY. "Governmental Body" means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES. "Indemnitees" means the following Persons: (a) Parent; (b) Parent's current and future officers, directors and affiliates (including Merger
Sub); and (c) the respective successors and assigns of the Persons referred to in clauses "(a)"and "(b)" above; PROVIDED, HOWEVER, that the stockholders of the Company are not deemed to be "Indemnitees."

         INTELLECTUAL PROPERTY RIGHT. "Intellectual Property Right" means any patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, Internet domain name, copyright (whether registered or unregistered), copyright application or trade secret.

         KEY EMPLOYEES. "Key Employees" means the following individuals: G. Gabriel Cole, Michael Skeldon, Donato A. DeNovellis, Catherine A. Davies, Nicholas F. Kourtis, Elizabeth H. Houlihan, William A. Jandovitz and Steven A. Gunderson.

         KNOWLEDGE. Information shall be deemed to be known to or to the "knowledge" of the Company if that information is actually known or reasonably should be known after reasonable inquiry by any officer or director of the applicable entity.

         LEGAL PROCEEDING. "Legal Proceeding" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel, including without limitation judicial, municipal or administrative proceedings in eminent domain, unlawful detainer or tenant evictions, collections, alleged building code, health and safety or zoning violations.

         LEGAL REQUIREMENT. "Legal Requirement" means any federal, state, local, municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT ON THE ACQUIRED COMPANIES. "Material Adverse Effect on the Acquired Companies" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taking the Company and its Subsidiaries together as a whole; PROVIDED, HOWEVER, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Acquired Companies: (a) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales or any disruption in supplier, distributor, partner or similar relationships); (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which the Company participates, the U.S. economy as a whole or foreign economies in any locations where any Acquired Company has material operations or sales; (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof; or (d) the failure to successfully accomplish a power upgrade (i) at the Atlanta facility, in which case the Company is currently negotiating with each of the building owner and the local public utility to provide additional power to the relevant building, or (ii) at the New York City facility, in which case the building owner is in control of all power upgrades, the Company is seeking an upgrade from 220 to 480 volts and the building owner has indicated his interest in effecting such an upgrade, provided that in each of (i) and (ii) the Company has no contractual rights against either relevant respective landlord or power company in connection with such upgrade(s).

         MATERIAL ADVERSE EFFECT ON PARENT. "Material Adverse Effect on Parent" means any change, effect, event, occurrence, state of facts or development that is materially adverse to the business, financial condition or results of operations of Parent; PROVIDED, HOWEVER, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on Parent: (a) any failure by Parent to meet internal projections or forecasts or published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (b) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales or any disruption in supplier, distributor, partner or similar relationships); (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Parent participates, the U.S. economy as a whole or foreign economies in any locations where Parent has material operations or sales; or (d) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to any change in accounting requirements or principles or any change in applicable laws, rules or regulations or the interpretation thereof. In addition, any change in the market price or trading volume of Parent's stock after the date hereof alone shall not constitute a Material Adverse Effect on Parent.

         MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" means any chemicals, pollutants, contaminants, wastes, materials or other substances that are now defined, determined, identified or regulated as hazardous or toxic under any Environmental Law Without limiting the generality of the foregoing, the term shall mean and include:

                  (i) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.9601 et SEQ.) , as amended, and regulationS promulgated thereunder;

                  (ii) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.6901 eT Seq.), as amended, and regulations promulgated thereunder; and

                  (iii) asbestos, polychlorinated biphenyls ("PCBs"), and oil and petroleum and their by-products.

         PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" means the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent.

         PERSON.  "Person"  means any individual, Entity or Governmental Body.

         PROPRIETARY ASSET. "Proprietary Asset" means any patent, patentable subject matter, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, Internet domain name and web site, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, computer software, invention, design, blueprint, data, databases or proprietary products.

         REPRESENTATIVES. "Representatives" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC.  "SEC" means the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended.

         SUBSIDIARIES. "Subsidiaries" means, collectively, CO Space Services, LLC; CO Space Properties, LLC; CO Space Construction, LLC; CO Space Properties Texas, L.P.; CO Space Services Texas, L.P.; CO Space Texas, LLC; and CO Space Services SW, LLC.

         SUBSIDIARY SECURITIES. "Subsidiary Securities" means the capital stock or equity securities, as the case may be, of the Subsidiaries.

         TAX. "Tax" means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         YEAR 2000 COMPLIANT. "Year 2000 Compliant" means, with respect to a computer, computer program or other item of software, that: (i) the functions, calculations and other computing processes of such computer, program or software perform in a consistent and correct manner without interruption regardless of the date on which such functions, calculations and processes are actually performed and regardless of the date input to the applicable computer system (whether before, on or after January 1, 2000); (ii) such computer, program or software accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (whether before, on or after January 1, 2000); (iii) such computer, program or software accepts and responds to year input in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) such computer, program or software determines leap years in accordance with the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

                                    EXHIBIT B

                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT is entered into as of May 26, 2000 by and between INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), and ___________________________ ("Stockholder").

                                    RECITALS

         A. Parent, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CO Space, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

         B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

         The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1: CERTAIN DEFINITIONS

                  For purposes of this Voting Agreement:

                  (a) "COMPANY COMMON STOCK" shall mean the common stock, $0.01 par value, of the Company.

                  (b) "COMPANY PREFERRED STOCK" shall mean the Series A Redeemable Convertible Preferred Stock, $0.01 par value, and Series B Redeemable Convertible Preferred Stock, $0.01 par value, of the Company.

                  (c) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated or (ii) the date upon which the Merger becomes effective.

                  (d) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

                  (e) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

                  (f) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and Company Preferred Stock and all options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred

Stock) Owned by Stockholder as of the date of this Agreement and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

                  (g) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2: TRANSFER OF SUBJECT SECURITIES

         2.1 NO TRANSFER OF SUBJECT SECURITIES. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless the transferee ratifies the validity of the Proxy (as defined below) and agrees to be bound by the terms and conditions of this Voting Agreement and such transfer can be made without registration under federal securities laws and otherwise in compliance with applicable federal and state securities laws.

         2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3: VOTING OF SHARES

         3.1 VOTING AGREEMENT. In reliance upon the representations and warranties of Parent and Merger Sub in the Reorganization Agreement, Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock and Company Preferred Stock that are Owned by Stockholder as of the record date fixed for such meeting or written action by consent:

                  (a) to be voted in favor of the adoption of the Reorganization Agreement and the approval of the Merger on the terms and subject to the conditions set forth therein, and in favor of each of the other actions contemplated by the Reorganization Agreement;

                  (b) to be voted against any action or agreement that to the actual knowledge of Stockholder would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Reorganization Agreement; and

                  (c) to be voted against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement):
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the

Company or any subsidiary of the Company; (B) a sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; or (C) (1) any change in a majority of the board of directors of the Company; (2) any amendment of the Company's Certificate of Incorporation; (3) any other material change in the present capitalization of the Company or any amendment of the Company's corporate structure; or (4) any other action which to the actual knowledge of Stockholder is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent of the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

Stockholder shall not enter to any agreement or understanding with any Person prior to the earlier to occur of the valid termination of the Reorganization Agreement or the Effective Time to vote or give instructions in any manner inconsistent with clause "(a)," "(b)" or "(c)" of the preceding sentence.

         3.2 PROXY; FURTHER ASSURANCES.

                  (a)      Contemporaneously with the execution of this Voting
Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as EXHIBIT A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy") and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as EXHIBIT A) executed on behalf of the record owner of any outstanding shares of Company Common Stock and Company Preferred Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

                  (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4: WAIVER OF APPRAISAL RIGHTS

         Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock or Company Preferred Stock Owned by Stockholder.

SECTION 5: RESERVED.

SECTION 6: REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder hereby represents and warrants to Parent as follows:

         6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         6.2 NO CONFLICTS OR CONSENTS.

                  (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which he or any of his properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

                  (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

         6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock and Company Preferred Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock and Company Preferred Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

         6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7: ADDITIONAL COVENANTS OF STOCKHOLDER

         7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Voting Agreement.

         7.2 LEGEND. Immediately after the execution of this Voting Agreement (and from time to time upon the acquisition by Stockholder of Ownership of any shares of Company Common Stock and Company Preferred Stock prior to the Expiration Date), Stockholder shall ensure that each certificate evidencing any outstanding shares of Company Common Stock and Company Preferred Stock or other securities of the Company Owned by Stockholder bears a legend in the following form:

         THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE VOTING AGREEMENT DATED AS OF MAY 26, 2000, BETWEEN THE HOLDER AND INTERNAP NETWORK SERVICES CORPORATION, AS IT MAY BE AMENDED, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8: MISCELLANEOUS

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Stockholder in this Voting Agreement shall survive (i) the consummation of the Merger, (ii) any termination of the Reorganization Agreement and (iii) the Expiration Date.

         8.2 TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         8.3 RESERVED.

         8.4 EXPENSES. All costs and expenses incurred in connection with the execution and delivery of this Voting Agreement shall be paid by the party incurring such costs and expenses.

         8.5 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

                  if to Stockholder:

                           at the address set forth below Stockholder's signature on the signature page hereof if to Parent:

                           InterNAP Network Services Corporation
                           601 Union Street, Suite 1000

                           Seattle, WA 98101
                           Attn: Chief Financial Officer with a copy to General Counsel
                           Fax: (206) 264-1832


         8.6 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

         8.7 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

         8.8 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

         8.9 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         8.10 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Voting Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Voting Agreement.

         8.11    GOVERNING LAW; VENUE.

                  (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Voting Agreement or the Proxy or the enforcement of any provision of this Voting Agreement or the Proxy may be brought or otherwise commenced in any state or federal court located in the Boston, Massachusetts metropolitan area.
Stockholder:

                           (i)      expressly and irrevocably consents and
submits to the jurisdiction of each state and federal court located in the Boston, Massachusetts metropolitan area (and each appellate court located in the State of Massachusetts), in connection with any such legal proceeding;

                           (ii)     agrees that service of any process, summons,
notice or document by U.S. mail addressed to him at the address set forth in
Section 8.5 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

                           (iii)    agrees that each state and federal court
located in the Boston, Massachusetts metropolitan area on shall be deemed to be a convenient forum; and

                           (iv)     agrees not to assert (by way of motion, as a
defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the Boston, Massachusetts metropolitan area, any claim that Stockholder is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Voting Agreement or the subject matter of this Voting Agreement may not be enforced in or by such court.

Nothing contained in this Section 8.11 shall be deemed to limit or otherwise affect the right of Parent to commence any legal proceeding or otherwise proceed against Stockholder in any other forum or jurisdiction.

                  (c) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

         8.12 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         8.13 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

         8.14 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         8.15 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         8.16    CONSTRUCTION.

                  (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

                  (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

                  (e) Notwithstanding anything set forth herein to the contrary, this Voting Agreement shall not be construed to allow the holder of the Proxy to effectuate the Merger contemplated by the Reorganization Agreement absent acknowledgment by CO Space, Inc. (including by delivery of the agreements and documents set forth in Section 6.7 of the Reorganization Agreement to Parent) that all conditions precedent set forth in Section 7 of the Reorganization Agreement have been satisfied.

         IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.



                                           INTERNAP NETWORK SERVICES CORPORATION


                                           By:
                                              ----------------------------------
                                           Name:    Anthony C. Naughtin

                                           Title:   Chief Executive Officer and
                                                    President

                                           STOCKHOLDER

                                           -------------------------------------
                                           Name:

                                                    Address:
                                                            --------------------

                                                            --------------------
                                                    Facsimile:
                                                              ------------------

SHARES HELD OF RECORD      WARRANTS, OPTIONS AND OTHER     ADDITIONAL SECURITIES
                                     RIGHTS                  BENEFICIALLY OWNED

Common:
         ---------

Series A Preferred:
                    ----------

Series B-1
Preferred:
           -------

Series B-2
Preferred:
           -------

                                    EXHIBIT A

                                IRREVOCABLE PROXY



         The undersigned stockholder of CO SPACE, INC., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes PAUL E. MCBRIDE, THOMAS YOUTH and INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Cowboy Acquisition Corp. and the Company (the "Reorganization Agreement").

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company:

                           (i)      in favor of the adoption of the
Reorganization Agreement and the approval of the Merger on the terms and conditions set forth therein, and in favor of each of the other actions contemplated by the Reorganization Agreement;

                           (ii)     against any action or agreement that to the
actual knowledge of Stockholder would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Reorganization Agreement; and

                           (iii)    against the following actions (other than
the Merger and the transactions contemplated by the Reorganization Agreement):
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) a sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; or
(C) (1) any change in a majority of the board of directors of the Company; (2) any amendment of the Company's Certificate of Incorporation; (3) any other material change in the present capitalization of the Company or any amendment of the Company's corporate structure; or (4) any other action which to the actual knowledge of Stockholder is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent of the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

         The undersigned may vote the Shares on all other matters.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

         Notwithstanding anything set forth herein to the contrary, this Proxy shall not be construed to allow any holder hereof to effectuate the Merger contemplated by the Reorganization Agreement absent acknowledgment of CO Space, Inc. (including by delivery of the agreements and documents set forth in Section
6.7 of the Reorganization Agreement to Parent) that all conditions precedent set forth in Section 7 of the Reorganization Agreement have been satisfied.

         If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

         This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.



Dated:              , 2000
        -----------
                                            -----------------------------------
                                            Name:

                                            Number of shares of common stock of
                                            the Company owned of record as of
                                            the date of this proxy:

                                            -----------------------------------


                                            Number of shares of preferred stock
                                            of the Company owned of record as
                                            of the date of this proxy:


                                            Series A Preferred Stock:
                                            -----------------------------------

                                            Series B-1 Preferred Stock:
                                            -----------------------------------

                                            Series B-2 Preferred Stock:
                                            -----------------------------------


                                            Number of shares of preferred stock
                                            of the Company issuable upon
                                            exercise of warrants owned of
                                            record as of the date of this proxy:


                                            -----------------------------------

                                IRREVOCABLE PROXY

         The undersigned stockholder of CO SPACE, INC., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes PAUL E. MCBRIDE, THOMAS YOUTH and INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Cowboy Acquisition Corp. and the Company (the "Reorganization Agreement").

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company:

                           (iii)    in favor of the adoption of the
Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement;

                           (iv)     against any action or agreement that to the
actual knowledge of Stockholder would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Reorganization Agreement; and

                           (iii)    against the following actions (other than
the Merger and the transactions contemplated by the Reorganization Agreement):
(A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) a sale, lease or transfer of a material amount of assets of the Company or any subsidiary of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; or
(C) (1) any change in a majority of the board of directors of the Company; (2) any amendment of the Company's Certificate of Incorporation; (3) any other material change in the present capitalization of the Company or any amendment of the Company's corporate structure; or (4) any other action which to the actual knowledge of Stockholder is intended, or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent of the Merger or any of the other transactions contemplated by the Reorganization Agreement or this Voting Agreement.

         The undersigned may vote the Shares on all other matters.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

         Notwithstanding anything set forth herein to the contrary, this Proxy shall not be construed to allow any holder hereof to effectuate the Merger contemplated by the Reorganization Agreement absent acknowledgment of CO Space, Inc. (including by delivery of the agreements and documents set forth in Section
6.7 of the Reorganization Agreement to Parent) that all conditions precedent set forth in Section 7 of the Reorganization Agreement have been satisfied.

         If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

         This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.


Dated:              , 2000
        -----------
                                            -----------------------------------
                                            Name:

                                            Number of shares of common stock of
                                            the Company owned of record as of
                                            the date of this proxy:

                                            -----------------------------------


                                            Number of shares of preferred stock
                                            of the Company owned of record as
                                            of the date of this proxy:


                                            Series A Preferred Stock:
                                            -----------------------------------

                                            Series B-1 Preferred Stock:
                                            -----------------------------------

                                            Series B-2 Preferred Stock:
                                            -----------------------------------


                                            Number of shares of preferred stock
                                            of the Company issuable upon
                                            exercise of warrants owned of
                                            record as of the date of this proxy:


                                            -----------------------------------

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into as of ___________, 2000, by and among INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), the stockholders of CO SPACE, INC., a Delaware corporation (the "Company"), identified on EXHIBIT A hereto (the "Stockholders"), and CO SPACE STOCKHOLDERS' AGENT LLC, a Delaware limited liability company (the "Stockholders' Agent").


                                 RECITALS

         A. Parent, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of May 26, 2000, as amended (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger") and the Stockholders will have the right to receive shares of common stock of Parent. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.

         B. Parent has agreed to provide the Stockholders with certain registration rights as more fully described herein.

         C. Contemporaneously with the execution and delivery of this Agreement, each Stockholder is executing and delivering to Parent a lock-up agreement (a "Lock-Up Agreement") of even date herewith, under which such Stockholder agrees not to dispose of more than 50% of its Registerable Shares (defined below) or warrants or other rights to purchase Registerable Shares except pursuant to the terms of the Lock-Up Agreement.

                                  AGREEMENT

         The parties, intending to be legally bound, agree as follows:

SECTION 1. GENERAL

         1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                                       1.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTERABLE SHARES" means the shares of Parent Common Stock issued to the Stockholders pursuant to the Reorganization Agreement or upon exercise of Company Warrants assumed by Parent pursuant to the Reorganization Agreement and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; PROVIDED, HOWEVER, that Registerable Shares shall cease to be Registerable Shares when (i) a registration statement covering all such Registerable Shares shall have become effective under the Securities Act, and such Registerable Shares shall have been disposed of in accordance with the Registration Statement, or (ii) all such Registerable Shares may be transferred pursuant to Rule 144 under the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144") in any single calendar quarter and PROVIDED FURTHER, that Registerable Shares shall not include (i) 50% of any shares of Parent Common Stock delivered into the "Escrow Account" pursuant to the Escrow Agreement dated of even date herewith among certain of the Stockholders, Parent, the Stockholders' Agent (as defined therein) and State Street Bank and Trust Company of California, N.A., as escrow agent and (ii) any shares issued upon exercise of any options assumed pursuant to the Reorganization Agreement. The Stockholders desiring to sell shares pursuant to Rule 144 shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by Parent's counsel to provide such opinion.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by Parent in complying with Sections 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, reasonable fees and disbursements not to exceed $15,000 of a single special counsel for the Stockholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER

         2.1 RIGHTS HEREIN CONDITIONAL. The rights granted herein to each Stockholder are conditioned upon each Stockholder's signing, and may only be enforced by such Stockholder if such Stockholder has signed, each of the Escrow Agreement, the Stockholder Representation Letter (or Purchaser Representative Letter, if applicable) and the Lock-Up Agreement (each of such agreements being substantially in the form as such agreement is attached as an exhibit to the Reorganization Agreement, as amended) and the CO Space Stockholders' Agent LLC Limited Liability Company Operating Agreement.

         2.2     REGISTRATION

                                       2.

                  (a) No later than October 4, 2000, Parent shall prepare and file with the SEC a Form S-3 registration statement (or, if Form S-3 is not then available to Parent, a registration statement on such other form as is then available to Parent for the registration for resale of the Registerable Shares) (the "Registration Statement"), covering the resale of the Registerable Shares. Parent shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Registerable Shares covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) one year after the Closing Date, PROVIDED, HOWEVER, that the reporting requirements of Rule 144(c) under the Securities Act have been satisfied (the "Registration Effective Period").

                  (b) In connection with any exercise by MSDW Venture Partners, H & Q Indian Investors, L.P. or Oak Investment Partners, VIII, L.P. (including any transferee of rights of such holders, collectively, the "Investors") of their demand or piggyback registration rights pursuant to
Section 2.2 and Section 2.3, respectively, of the Indian Network Services Corporation Amended and Restated Investor Rights Agreement, dated October 4, 1999, as amended by the Consent and Amendment to Investor Rights Agreement dated as of May [__], 2000 (as so amended, the "Investor Rights Agreement") or any other such registration rights granted by Parent to the Investors with respect to the shares of Parent Common Stock owned by the Investors as of the date hereof, Parent shall notify the Stockholders in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Parent in connection with such exercise. Parent will afford each such Stockholder an opportunity to include in such registration statement Registerable Shares held by such Stockholder. The number of Registerable Shares that may be included in such registration statement by a Stockholder shall equal a percentage of such Stockholder's Registerable Shares equal to the percentage of Registerable Securities (as defined in the Investor Rights Agreement) (or the applicable percentage with respect to any other registration rights granted by Parent to the Investors with respect to the shares of Parent Common Stock owned by the Investors as of the date hereof) held by the Investors that is proposed to be sold by the Investors under such registration statement. Each Stockholder desiring to include in any such registration statement any part of the Registerable Shares held by it shall, within fifteen (15) days after the above-described notice from the Parent, so notify the Parent in writing. Such notice shall state the intended method of disposition of the Registerable Shares by such Stockholder. If the registration statement under which the Parent gives notice under this Section 2.2(b) is for an underwritten offering, the Parent shall so advise the Stockholders. In such event, the right of any such Stockholder to be included in a registration pursuant to this Section 2.2(b) shall be conditioned upon such Stockholder's participation in such underwriting and the inclusion of such Stockholder's Registerable Shares in the underwriting to the extent provided herein and subject to all terms and conditions of the Investor Rights Agreement, or any other agreement under which registration rights are granted by Parent to the Investors with respect to the shares of Parent Common Stock owned by the Investors as of the date hereof, has granted applicable to such registration. All Stockholders proposing to distribute their Registerable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Parent.

                                       3.

         2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 herein shall be borne by Parent.

         2.4 OBLIGATIONS OF PARENT. Whenever required to effect the registration of the Registerable Shares pursuant to Section 2.2, Parent shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the Registration Effective Period.

                  (b) Furnish to the Stockholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registerable Shares owned by them.

                  (c) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholders; PROVIDED that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (d) Notify each Stockholder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made. Thereafter, Parent shall use commercially reasonable efforts to prepare and file with the SEC and furnish to each Stockholder as promptly as practicable a reasonable number of copies of a supplement to or an amendment of such prospectus or other such documents as may be necessary so that, as thereafter delivered to the purchasers of such Registerable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made.

                  (e) Use its best efforts to furnish, on the date that such Registerable Shares are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of Parent, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

                                       4.

         2.5     DELAY OF REGISTRATION; FURNISHING INFORMATION.

                  (a) No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                  (b) It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 2.2 that the Stockholders shall furnish to Parent such information regarding themselves, the Registerable Shares held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registerable Shares.

         2.6 INDEMNIFICATION. In the event any Registerable Shares are included in a registration statement under Section 2.2:

                  (a) To the extent permitted by law, Parent will indemnify and hold harmless each Stockholder, the partners, officers and directors of each Stockholder, any underwriter (as defined in the Securities Act) for such Stockholder and each person, if any, who controls such Stockholder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by Parent: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or
(iii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will pay as incurred to each such Stockholder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, which consent shall not be unreasonably withheld, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, partner, officer, director, underwriter or controlling person of such Stockholder.

                  (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other Stockholder

                                       5.

selling securities under such registration statement or any of such other Stockholder's partners, directors or officers or any person who controls such Stockholder, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder under an instrument duly executed by such Stockholder and stated to be specifically for use in connection with such registration; and each such Stockholder will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other Stockholder, or partner, officer, director or controlling person of such other Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined in a final, non-appealable decision that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this Section 2.6 exceed the net proceeds from the offering received by such Stockholder.

                  (c) Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to both the indemnifying party and the indemnified party; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

                  (d)      If the indemnification provided for in this Section
2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with

                                       6.

the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Stockholder hereunder exceed the net proceeds from the offering received by such Stockholder.

                  (e)      The obligations of Parent and Stockholders under this
Section 2.6 shall survive completion of any offering of Registerable Shares in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         2.7 RULE 144 REPORTING. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registerable Shares to the public without registration, Parent agrees to:

                  (a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                  (b) File with the SEC, in a timely manner, all reports and other documents required of Parent under the Exchange Act; and

                  (c) So long as a Stockholder owns any Registerable Shares, furnish to such Stockholder forthwith upon request: a written statement by Parent as to its compliance with the reporting requirements of said Rule 144 of the Securities Act and of the Exchange Act; a copy of the most recent annual or quarterly report of Parent; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         2.8 CESSATION OF OFFERING. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4(d), the disposition of the Registerable Shares pursuant to the Registration Statement covering such shares shall be immediately discontinued until the Stockholders receive copies of the supplemented or amended prospectus or other documents contemplated by Section 2.4(d), and, if so directed by Parent, the Stockholders shall deliver to Parent all copies of the prospectus covering such Registerable Shares in such Stockholder's possession at the time of receipt of such notice. In no event may Parent cause the cessation of the sale of shares under the Registration Statement pursuant to Section 2.4(d) for more than an aggregate of 45 days during the Registration Effective Period.

                                       7.

SECTION 3. MISCELLANEOUS

         3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

         3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Stockholder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Parent pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Parent hereunder solely as of the date of such certificate or instrument.

         3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registerable Shares from time to time; PROVIDED, HOWEVER, that prior to the receipt by Parent of adequate written notice of the transfer of any Registerable Shares specifying the full name and address of the transferee, Parent may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         3.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Reorganization Agreement, the Lock-Up Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

         3.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         3.6      AMENDMENT AND WAIVER.

                  (a) Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and the Stockholders owning of record at least 80% of the Registerable Shares then outstanding. Any amendment or waiver effected in accordance with this Section 3.6 shall be binding upon each Stockholder and Parent; PROVIDED, HOWEVER, that no such amendment or waiver shall disproportionately affect a Stockholder adversely without such Stockholder's consent. By acceptance of any benefits under this Agreement, the Stockholders hereby agree to be bound by the provisions hereunder.

                                       8.

                  (b) Except as otherwise expressly provided, the obligations of Parent and the rights of the Stockholders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registerable Shares.

         3.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or EXHIBIT A hereto or at such other address as such party may designate by ten
(10) days advance written notice to the other parties hereto.

         3.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         3.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         3.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                       9.

         This Registration Rights Agreement has been executed and delivered as of the date first stated above.



                                       INTERNAP NETWORK SERVICES CORPORATION


                                       By:
                                           ------------------------------------
                                       Printed Name:
                                                    ---------------------------

                                       Title: ---------------------------------


                   SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                       STOCKHOLDER:



                                       By:
                                           ------------------------------------
                                       Printed Name:
                                                    ---------------------------

                                       Title: ---------------------------------


                   SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                       STOCKHOLDERS' AGENT:


                                       CO SPACE STOCKHOLDERS' AGENT LLC


                                       By:
                                           ------------------------------------
                                       Printed Name:
                                                    ---------------------------

                                       Title: ---------------------------------



                   SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A

                                  STOCKHOLDERS

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of June _____, 2000, by and among: INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), the stockholders of CO SPACE, INC., a Delaware corporation (the "Company"), identified on EXHIBIT A hereto (the "Merger Stockholders"), CO SPACE STOCKHOLDERS' AGENT LLC, a Delaware limited liability company, as Stockholders' Agent ("Stockholders' Agent"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association (the "Escrow Agent").

                                  RECITALS

         A. Parent, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of May 26, 2000, as amended (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company and the Merger Stockholders will have the right to receive shares of Parent Common Stock (the "Merger").

         B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Merger Stockholders under the Reorganization Agreement.

         C.       Pursuant to Section 10.1 of the Reorganization Agreement and
Section 10 of this Agreement, the Merger Stockholders have irrevocably appointed CO Space Stockholders' Agent LLC to serve as Stockholders' Agent for, among other things, all matters set forth in Section 9 of the Reorganization Agreement and the expense reimbursement provisions of Section 10.3 of the Reorganization Agreement.

                                  AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

         2.       ESCROW AND INDEMNIFICATION.

                  (a) SHARES PLACED IN ESCROW. At or as soon as practicable after the Effective Time, which shall be set forth in a written notice by Parent to the Escrow Agent, Parent shall deliver to the Escrow Agent, on behalf and in the name of each Merger Stockholder, a certificate for the shares of Parent Common Stock to be held in escrow in accordance with the Reorganization Agreement and this Agreement. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Merger Stockholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund for the benefit of the Merger Stockholders and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Merger Stockholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

                  (b) VOTING OF ESCROW SHARES. The Merger Stockholders of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares. The Escrow Agent shall have no responsibility for the genuineness, validity, market value, title or sufficiency for any intended purpose of the Escrow Shares. The Escrow Agent shall be under no obligation to preserve, protect or exercise rights in the Escrow Shares, and shall be responsible only for reasonable measures to maintain the physical safekeeping thereof, and otherwise to perform and observe such duties on its part as are expressly set forth in this Agreement; except that it shall, at the written request of the Stockholders' Agent given to the Escrow Agent at least three (3) business days prior to the date on which the Escrow Agent is requested therein to take any action, deliver to the Stockholders' Agent a proxy or other instrument in the form supplied to it by the Stockholders' Agent for voting or otherwise exercising any right of consent with respect to any of the Escrow Shares held by it hereunder, authorizing the Stockholders' Agent to exercise such voting or consent authority in respect of the Escrow Shares. The Escrow Agent shall not be responsible for forwarding to any party, notifying any party with respect to, or taking any action with respect to, any notice, solicitation or other document or information, written or otherwise, received from the issuer or other person with respect to the Escrow Shares, including but not limited to, proxy material, tenders, options, the pendency of calls and maturities and expiration of rights.

                  (c) DIVIDENDS, ETC. Parent and each of the Merger Stockholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Ordinary cash dividends will be paid by Parent directly to the Merger Stockholders and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

                  (d) TRANSFERABILITY. The interests of the Merger Stockholders in the Escrow Account and in the Escrow Shares shall not be transferable unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement; PROVIDED, HOWEVER, that in no case may a Merger Stockholder transfer its interests in the Escrow Account and in the Escrow Shares to more than three transferees. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

                  (e) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down," no cash-in-lieu payments need to be made.

         3. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

                  (a) If any Indemnitee has or, reasonably and in good faith, claims to have incurred or suffered Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9.2 or
Section 10.3 of the Reorganization Agreement, such Indemnitee may, on or prior to the first anniversary of the Effective Date of the Merger (the "First Anniversary"), deliver a claim notice (a "Claim Notice") to the Stockholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes in good faith that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement (specifying such representation, warranty or covenant contained in the Reorganization Agreement believed to have been breached and specifying the Transaction Costs for which it believes it is so entitled to reimbursement) or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9.2 or Section 10.3 of the Reorganization Agreement and contain a brief description in reasonable detail of the facts and circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

                  (b) Within 30 business days after receipt by the Stockholders' Agent of a Claim Notice, the Stockholders' Agent may deliver to the Indemnitee who delivered the Claim Notice and to the Escrow Agent a written response (the "Response Notice") in which the Stockholders' Agent: (i) agrees that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee. Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30 business-day period, then the Stockholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

                  (c) If the Stockholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Stockholders' Agent does not deliver a Response Notice in accordance with
Section 3(b), the Escrow Agent shall within five (5) business days following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, within five (5) business days following the expiration of the 30 business-day period referred to in Section 3(b)), deliver or cause to be delivered to such Indemnitee such Escrow
Shares. Such payment shall be deemed to be made in full satisfaction of the claim described in such Claim Notice.

                  (d) If the Stockholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall within five (5) business days following the receipt of the Response Notice deliver or cause to be delivered to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

                  (e) If the Stockholders' Agent delivers a Response Notice and there is a Contested Amount, the Stockholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Stockholders' Agent shall resolve such dispute, such resolution shall be binding on all of the Merger Stockholders and all of the Indemnitees and a settlement agreement shall be signed by the Indemnitee and the Stockholders' Agent and sent to the Escrow Agent, who shall, upon receipt thereof, if applicable, release Escrow Shares from the Escrow Account in accordance with such agreement.

                  (f) If the Stockholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 45 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in the Boston, Massachusetts metropolitan area in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Unless otherwise agreed, arbitration will be conducted by three arbitrators; one selected by Parent, one selected by the Stockholders' Agent and the third selected by the first two arbitrators. If Parent or the Stockholders' Agent fails to select an arbitrator within ten business days after the expiration of the 45-business day period referred to in the first sentence of this Section 3(f), then the other shall be entitled to select the second arbitrator. The parties agree to use commercially reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the last of the three arbitrators and to use commercially reasonable efforts to cause the arbitrators' decision to be furnished within 95 calendar days after the appointment of the last of the three arbitrators. The arbitrators' decision shall relate solely to whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Stockholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Merger Stockholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the Indemnitee shall be deemed to be the non-prevailing party if the Indemnitee is entitled to recover less than 50% of the Contested Amount; otherwise the Merger Stockholders shall be deemed to be the non-prevailing party. Any amounts payable by the Merger Stockholders shall be paid out of Escrow Shares, after payment of any amounts then payable to Indemnitees, upon receipt by the Escrow Agent of a written request of Parent and the Stockholders' Agent stating the amount of Escrow Shares to be released.

                  (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Stockholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

                  (h) Any Escrow Shares released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Shares pro rata with respect to each Stockholder in accordance with each Stockholder's percentage interest in the Escrow Fund as set forth in EXHIBIT B.

         4.       RELEASE OF ESCROW SHARES.

                  (a)      FIRST RELEASE OF ESCROW SHARES.

                           (i)      On the date that is 180 days after the
Effective Date of the Merger (the "First Release Date"), the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each Merger Stockholder at such Merger Stockholder's address set forth on EXHIBIT B such Merger Stockholder's pro-rata portion of the First Release Escrow Shares (as defined below) based on the percentage interests in the Escrow Fund set forth in EXHIBIT B. "First Release Escrow Shares" shall mean the difference between (A) fifty percent (50%) of the Escrow Shares, and (B) those shares (1) released prior to the First Release Date pursuant to Section 3 hereof, (2) retained by the Escrow Agent pursuant to Section 4(a)(ii) hereof, or
(3) distributed prior to the First Release Date pursuant to Section 10 hereof.

                           (ii)     If prior to the First Release Date, any
Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the First Release Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the First Release Date, Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. Such Claimed Amount or Contested Amount, as the case may be, shall be retained by the Escrow Agent until such claim has been completely and finally determined in accordance with Section 3 hereof.

                  (b)      SECOND RELEASE OF ESCROW SHARES.

                           (i)      Within five business days after the First
Anniversary, the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each Merger Stockholder at such Merger Stockholder's address set forth on EXHIBIT B such Merger Stockholder's pro-rata portion of the remaining Escrow Shares then held in escrow (excluding any shares retained pursuant to Section 4(a)(ii) or 4(b)(ii) hereof) based on the percentage interests in the Escrow Fund set forth in EXHIBIT B.

                           (ii)     If prior to the First Anniversary, any
Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the First Anniversary in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the First Anniversary, Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved. Such Claimed Amount or Contested Amount, as the case may be, shall be retained by the Escrow Agent until such claim has been completely and finally determined in accordance with Section 3 hereof.

                  (c) The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the stock certificate representing the amount of Escrow Shares then held in the Escrow Account and requesting that such stock transfer agent deliver to the Escrow Agent a certificate representing the Escrow Shares that are not to be distributed at such time from the Escrow Account. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Merger Stockholders, as appropriate, at the addresses described in Section 10(b). Whenever a distribution is to be made to the Merger Stockholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund and at their addresses set forth in EXHIBIT B.

         5.       VALUATION OF ESCROW SHARES, ETC.

                  (a) STIPULATED VALUE. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to $________ [PER SHARE VALUE AS OF CLOSING DATE]; PROVIDED, HOWEVER, that the Stipulated Value for any Escrow Share that is used to satisfy Damages incurred pursuant to a Legal Proceeding or a third-party claim (whether or not a Legal Proceeding is formally commenced) which was not commenced, threatened or made prior to the date of the Reorganization Agreement, and for which Parent is entitled to indemnification under Section 9.2(a)(iii) of the Reorganization Agreement, or for payment to the Stockholders' Agent pursuant to Section 10 hereof, shall be the average of the closing sale prices of a share of Parent Common Stock as reported on the Nasdaq National Market for the 30-day trading period preceding the date upon which the Damages which Parent or the Company has suffered or incurred in such Legal Proceeding or third-party claim has been determined and becomes due and payable, or date on which the payment to the Stockholders' Agent became due and payable, as certified in writing by Parent and delivered to the Escrow Agent.

                  (b) STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Stockholders' Agent and the Escrow Agent a revised version of EXHIBIT B setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2(c), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

          (c) EXCLUSIVE REMEDY. Notwithstanding anything to the contrary in the Reorganization Agreement or this Agreement, if anything, with the exception of claims based upon willful fraud, from and after the Closing, recourse of Parent to the Escrow Shares (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) pursuant to the Reorganization Agreement and this Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for any claim for Damages under the indemnification provisions contained in, or for any breach of, any provision of the Reorganization Agreement.

    6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with EXHIBIT C attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the twelve months of the escrow. In accordance with EXHIBIT C attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

    7.   LIMITATION OF ESCROW AGENT'S LIABILITY.

         (a) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only, each of which are ministerial in nature, and shall have no duty under, or obligation to determine compliance with, any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be deemed to be a fiduciary and shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or negligence. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document. The Escrow Agent shall have no duty to solicit any items which may be due it hereunder. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages regardless of whether it shall be informed of the likelihood of such damages.

         (b) Parent hereby agrees to indemnify the Escrow Agent, its officers, directors, employees and agents for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

         (c) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given jointly by Parent and the Stockholders' Agent.

In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgment of a court of competent jurisdiction.

    8. TERMINATION. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; PROVIDED, HOWEVER, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

    9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Merger Stockholders holding a majority of the shares in the Escrow Fund (which consent shall not be unreasonably withheld or delayed). If the parties fail to agree on a successor Escrow Agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent.

    10. STOCKHOLDERS' AGENT. By virtue of their approval of the Merger and the Reorganization Agreement and their execution of this Agreement, the Merger Stockholders shall have approved the indemnification and escrow terms set forth in the Reorganization Agreement and this Agreement and shall have agreed to irrevocably appoint such Person or Entity as a majority in interest of the Merger Stockholders shall appoint prior to the Closing as Stockholders' Agent, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to Section 3 of this Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. The Stockholders' Agent shall not be responsible for, and the Merger Stockholders by virtue of their approval of the Merger and the Reorganization Agreement and their execution of this Agreement shall be deemed to release the Stockholders' Agent from, any loss suffered by, or liability of any kind to, the Merger Stockholders arising out of any act done or omitted by the Stockholders' Agent in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder, unless such act or omission involves willful fraud or other willful misconduct by the Stockholders' Agent. By virtue of their approval of the Merger and this Agreement, the Merger Stockholders hereby agree to pay (i) the reasonable fees of the Stockholders' Agent relating to his services performed in such capacity as set forth on EXHIBIT D hereto and (ii) all reasonable costs and expenses, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder, in each case to the extent set forth in Section 10.1 of the Reorganization Agreement. To the extent set forth in Section 10.1 of the Reorganization Agreement, subject to the prior right of Parent to make claims for Damages, the Stockholders' Agent shall have the right to recover from the Escrow Fund, prior to any distribution to the Merger Stockholders pursuant to Section 4 hereof, a number of Escrow Shares set forth in a certificate of the Stockholders' Agent (and executed by Parent to acknowledge its agreement to the distribution) delivered to the Escrow Agent at least two (2) business days prior to the date on which a distribution is to be made to the Merger Stockholders equal to the quotient obtained by dividing (i) any reasonable fees, costs and expenses set forth in such certificate, including those of any legal counsel or other professional retained by the Stockholders' Agent, in connection with the acceptance and administration of the Stockholders' Agent's duties hereunder, by (ii) the Stipulated Value. In addition, the Stockholders' Agent shall have the right to recover from the Escrow Fund, prior to any distribution to any individual Merger Stockholder pursuant to
Section 4 hereof, a number of Escrow Shares set forth in a certificate of the Stockholders' Agent delivered to the Escrow Agent at least two (2) business days prior to the date on which a distribution is to be made to such Merger Stockholder equal to the quotient obtained by dividing (i) the amount of any Additional Capital Contribution such Merger Stockholder has failed to make to the Stockholders' Agent under and in accordance with the Limited Liability Company Operating Agreement for CO Space Stockholders' Agent LLC (the "LLC Agreement") as set forth in such certificate, by (ii) the Stipulated Value; PROVIDED, HOWEVER, that in no event shall the Stockholders' Agent recover more Escrow Shares than the number of Escrow Shares which such Merger Stockholder would otherwise be entitled to receive in such distribution.

    11.  MISCELLANEOUS.

         (a) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         (b) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    IF TO THE ESCROW AGENT, TO:

              State Street Bank and Trust Company of California, N.A. 633 West 5th Street, 12th Floor
              Los Angeles, California  90071
              Attention:  Corporate Trust Department
              Telephone: (213) 362-7334
              Facsimile:  (213) 362-7357

    WITH  COPIES TO:

              InterNAP Network Services Corporation
              601 Union Street, Suite 1000
              Seattle, Washington 98101
              Attention: Chief Financial Officer, with a copy to General Counsel
              Facsimile: (206)264-1832

              Cooley Godward LLP
              5200 Carillon Point
              Kirkland, Washington 98033-7356
              Attention: Christopher Wright
              Facsimile: (425)893-7777

    IF TO THE MERGER STOCKHOLDERS:

              CO Space Stockholders' Agent LLC
              c/o John Halsted
              Beacon Capital Partners
              One Federal Street, 26th Floor
              Boston, MA 02110
              Telephone: (617)457-0400
              Facsimile: (617)457-0499

         The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

         (c) HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         (d) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         (e) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

         (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Stockholder may assign such Stockholder's rights under this Agreement without the express prior written consent of Parent, PROVIDED, HOWEVER, that (i) upon the death of a Stockholder, such Stockholder's rights under this Agreement shall be transferred to the person(s) who receive such Stockholder's Parent Common Stock under the laws of descent and distribution and (ii) a Stockholder may assign such Stockholder's rights under this Agreement to any organization qualified under
Section 501(c)(3) of the Internal Revenue Code to which the Stockholder transfers Registerable Shares or in connection with an estate planning transaction. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Merger Stockholders; Parent; Escrow Agent and the respective successors and assigns, if any, of the foregoing.

         (g) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         (h) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Stockholders' Agent shall be deemed to have been duly executed and delivered by all of the Merger Stockholders.

         (i) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         (j) PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

         (k) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

         (l) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         (m)  TAX REPORTING INFORMATION AND CERTIFICATION OF TAX
IDENTIFICATION NUMBERS.

              (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Merger Stockholders in accordance with their percentage interests in the Escrow Fund set forth in EXHIBIT B.

              (ii) Parent and each of the Merger Stockholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and any other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent shall be required by the Internal Revenue Code, as it may be amended from time to time, to withhold and promptly remit to the Internal Revenue Service a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

         (n)  CONSTRUCTION.

              (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                       INTERNAP NETWORK SERVICES CORPORATION


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                     SIGNATURE PAGE TO ESCROW AGREEMENT

                                       STOCKHOLDERS' AGENT:


                                       CO SPACE STOCKHOLDERS' AGENT LLC


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                     SIGNATURE PAGE TO ESCROW AGREEMENT

                                       STOCKHOLDER:


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                     SIGNATURE PAGE TO ESCROW AGREEMENT

                                       ESCROW AGENT:


                                       STATE STREET BANK AND TRUST COMPANY OF
                                         CALIFORNIA, N.A.


                                       By:
                                          -------------------------------------
                                       Printed Name:
                                                    ---------------------------
                                       Title:
                                             ----------------------------------


                     SIGNATURE PAGE TO ESCROW AGREEMENT

                                  EXHIBIT A

                              MERGER STOCKHOLDERS

                                   EXHIBIT B

                                                                                        PRO RATA PERCENTAGE
                                                             SHARES TO BE HELD IN             INTEREST
STOCKHOLDER                           ADDRESS                   ESCROW ACCOUNT             IN ESCROW FUND
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------


                                   EXHIBIT C

                           ESCROW FEES AND EXPENSES

                                   EXHIBIT D

                            STOCKHOLDERS' AGENT FEES

                                   EXHIBIT E-1

                    FORM OF STOCKHOLDER REPRESENTATION LETTER

                        STOCKHOLDER REPRESENTATION LETTER

    THIS STOCKHOLDER REPRESENTATION LETTER ("Letter") is being executed and delivered as of June ____, 2000 by the undersigned stockholder of CO SPACE, INC., a Delaware corporation (the "Company"), to and in favor of, and for the benefit of INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), and its affiliates.

                                    RECITALS

    A. The undersigned stockholder of the Company (the "Stockholder") represents to Parent that the Stockholder owns the number of shares of the common stock, $0.01 par value per share, and preferred stock, $0.01 par value per share, of the Company set forth below the Stockholder's signature at the end of this Letter. Said shares are referred to in this Letter as the "Shares."

    B. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 26, 2000, as amended (the "Reorganization Agreement"), by and among Parent, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company, it is contemplated that Merger Sub will merge with and into the Company (the merger of Merger Sub with and into the Company being referred to in this Letter as the "Merger") with the Company continuing as the surviving corporation. Upon the consummation of the Merger, the Company's stockholders are to receive shares of common stock of Parent ("Parent Common Stock") in exchange for their shares of capital stock of the Company, any outstanding options or warrants to purchase common stock or preferred stock of the Company are to be converted into options or warrants to purchase Parent Common Stock in accordance with the Reorganization Agreement and the Company is to become a wholly owned subsidiary of Parent. Accordingly, it is contemplated that the Stockholder will receive shares of Parent Common Stock in the Merger.

    C. Capitalized terms used in this Letter have the meaning ascribed to them in the Reorganization Agreement unless otherwise stated herein.

                                  CERTIFICATION

    1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder represents, warrants and certifies to Parent as follows:

         (a) The Stockholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares, free and clear of any Encumbrances. The Shares are the only shares of the capital stock of the Company held by the Stockholder. The Stockholder has the ability to vote all of the Shares at any meeting of the stockholders of the Company or by written consent in lieu of any such meeting. Except pursuant to the Reorganization Agreement, the Voting Agreement, dated _____ ___, 2000, by and between Parent and Stockholder and the other agreements specifically identified in the Disclosure Schedule, the Stockholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to any of the Shares that is now in force.

                                       1.

         (b) The Stockholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of Stockholder's obligations under each agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

         (c) Each agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party (i) has been (or will when executed by the Stockholder be) duly and validly executed by the Stockholder and (ii) constitutes (or will when executed by the Stockholder constitute) a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

         (d) Neither the execution, delivery or performance by the Stockholder of any agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party, nor the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which the Stockholder is a party or by which the Stockholder is bound or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which the Stockholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Stockholder in connection with the execution, delivery or performance of any agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

         (e) There is no Legal Proceeding by or before any Governmental Body pending or, to the knowledge of the Stockholder, threatened against the Stockholder that challenges or would challenge the execution and delivery of any agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party or the taking of any of the actions required to be taken by the Stockholder under any agreement, document or instrument referred to in or contemplated by the Reorganization Agreement to which the Stockholder is or is to become a party.

         (f) The Stockholder is aware (i) that the Parent Common Stock to be issued to the Stockholder in the Merger will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Act and in Regulation D under the Act and (ii) that neither the Merger nor the issuance of such Parent Common Stock has been approved or reviewed by the SEC or by any other Governmental Body.

         (g) The Stockholder is aware that the Parent Common Stock to be issued in the Merger cannot be resold unless such Parent Common Stock is registered under the Act or unless an exemption from registration is available. The Stockholder is also aware that: (i) except pursuant to the Registration Rights Agreement and the Reorganization Agreement, Parent is under no obligation to file a registration statement with respect to the Parent Common Stock to be issued to the Stockholder in the Merger; and (ii) the provisions of Rule 144 under the Act will

                                       2.

permit resale of the Parent Common Stock to be issued to the Stockholder in the Merger only under limited circumstances.

         (h) The Parent Common Stock to be issued to the Stockholder in the Merger will be acquired by the Stockholder for investment and for Stockholder's own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

         (i) The Stockholder has received and examined Parent's Annual Report on Form 10-K for the year ended December 31, 1999, Parent's Final Prospectus dated April 6, 2000, the Proxy Statement for Parent's 2000 Annual Meeting and the Information Statement, including the risk factors described therein. Without limiting the generality of the foregoing, the Stockholder specifically acknowledges that the stock price of Parent Common Stock has been, and will likely continue to be, extremely volatile.

         (j) The Stockholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and Parent concerning the terms and conditions of the Merger and the contemplated issuance of Parent Common Stock in the Merger, and the business, properties, prospects and financial condition of the Company and Parent; and
(ii) to obtain any additional information (to the extent the Company or Parent possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) that is necessary to verify the accuracy of the information set forth in the documents, provided or made available to the Stockholder.

         (k) The Stockholder is an "accredited investor" (as such term is defined in Rule 501 under the Act).

                       Yes ____         No ____

If "No" is checked, the Stockholder, either alone or with the Stockholder's designated purchaser representative, has such knowledge and experience in financial and business matters that the Stockholder is capable of evaluating the merits and risks of the Stockholder's contemplated investment in the Parent Common Stock to be issued in the Merger.

         (l) The Stockholder understands that stop transfer instructions will be given to Parent's transfer agent with respect to the Parent Common Stock to be issued to the Stockholder in the Merger, and that there will be placed on the certificate or certificates representing such Parent Common Stock a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR
    HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

    2. RELIANCE. The Stockholder acknowledges that Parent will rely on Stockholder's

                                       3.

representations, warranties and certifications set forth in Section 1 above for purposes of determining Stockholder's suitability as an investor in Parent Common Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Act.

    3. PROHIBITIONS AGAINST TRANSFER. The Stockholder shall not effect any sale, transfer or other disposition of any of the Parent Common Stock that the Stockholder is to receive in the Merger unless:

         (a) such sale, transfer or other disposition has been registered under the Act;

         (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Act, as evidenced by a broker's letter and a representation letter executed by the Stockholder (reasonably satisfactory in form and content to Parent) stating that such requirements have been met;

         (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (reasonably satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from registration under the Act; or

         (d) an authorized representative of the SEC shall have rendered written advice to the Stockholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.

    4. STATEMENT OF NON-FOREIGN STATUS. To avoid tax withholding by Parent in connection with the issuance of Parent Common Stock in the Merger in exchange for the stock of the Company, the Stockholder hereby certifies as follows:

         (a) the Stockholder is not a foreign person (as that term is defined in the Internal Revenue Code and Income Tax Regulations);

         (b) the Stockholder's U.S. taxpayer identification number is ______________; and

         (c)  the Stockholder's address is __________________________________
_____________________________________________________________________________

    The Stockholder understands that this certification may be disclosed to the Internal Revenue Service by Parent and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalties of perjury, the Stockholder declares that it, he or she has examined this certification and to the best of its, his or her knowledge and belief it is true, correct and complete, and the Stockholder further declares that the Stockholder has authority to sign this document.

                                       4.

    The Stockholder has executed and delivered this Letter as of the date first written above.


                                       ------------------------------------
                                                  (Signature)

                                       Name:
                                            --------------------------------

                                       State of Residence:
                                                          ------------------


NUMBER OF OUTSTANDING SHARES OF
COMMON STOCK OF THE COMPANY
HELD BY THE STOCKHOLDER:


----------------------------------


NUMBER OF OUTSTANDING SHARES OF
SERIES A PREFERRED STOCK OF THE COMPANY
HELD BY THE STOCKHOLDER:


----------------------------------


NUMBER OF OUTSTANDING SHARES OF
SERIES B-1 PREFERRED STOCK OF THE COMPANY
HELD BY THE STOCKHOLDER:


----------------------------------


NUMBER OF OUTSTANDING SHARES OF
SERIES B-2 PREFERRED STOCK OF THE COMPANY
HELD BY THE STOCKHOLDER:


----------------------------------


                        SIGNATURE PAGE TO STOCKHOLDER
                            REPRESENTATION LETTER

                                   EXHIBIT E-2

                     FORM OF PURCHASER REPRESENTATIVE LETTER

                       PURCHASER REPRESENTATIVE AGREEMENT

    AGREEMENT, dated as of June ___, 2000, between CO Space, Inc., a Delaware corporation ("CO Space"), and G. Gabriel Cole ("Representative").

    WHEREAS, in connection with the proposed acquisition of CO Space by InterNAP Network Services Corporation, a Washington corporation (the "Issuer"), the Issuer is offering (the "Offering") shares of its Common Stock ("Common Stock") to the stockholders of CO Space (the "CO Space
Stockholders"), pursuant to a Private Placement Memorandum/ Information Statement; and

    WHEREAS, in order to have the offering be exempt from registration under the Securities Act of 1933, as amended, CO Space wishes Representative to act as a purchaser representative for certain CO Space Stockholders;

    NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

    1. CO Space hereby retains Representative to act as the CO Space Stockholders' purchaser representative in connection with evaluating the merits and risks of the Offering, and Representative hereby agrees to act as the CO Space Stockholders' purchaser representative for such purpose.

    2. Representative agrees that there will be no fee for Representative's services. CO Space will reimburse actual documented expenses incurred by Representative in connection with Representative's activities under this Agreement.

    3. As a material inducement to Representative's agreement to act as purchaser representative for the CO Space Stockholders, CO Space hereby waives and releases Representative from, and agrees not to assert against Representative, any claims, liabilities, actions, suits or proceedings arising from or in connection with Representative's acting as purchaser representative for the CO Space Stockholders; PROVIDED, that such waiver, release and agreement shall not apply to the extent that any such claim, liability, action, suit or proceeding arises as a result of Representative's bad faith or gross negligence.

    4.   By execution of this Agreement, Representative hereby certifies that
(i) Representative is familiar with the definition and qualifications of a "purchaser representative" as set forth in Rule 501(h) under the Securities Act of 1933, as amended, which is attached hereto as EXHIBIT A (ii) Representative meets the conditions applicable to a "purchaser representative" and is qualified to act in such capacity in connection with the Offering, (iii) Representative is not an affiliate, director, officer or other employee of the Issuer or the beneficial owner of more than 10% of any class of equity securities of the Issuer, and (iv) Representative has such knowledge and experience in financial and business matters that Representative is capable of evaluating the merits and risks of the Offering on behalf of the CO Space Stockholders.

                                       1.

    5. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes any and all other agreements or arrangements, whether written or oral, which the parties hereto may have had with respect to the subject matter hereof. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by each of the parties hereto.

    6. This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles thereof.

    7. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

                                       2.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       CO SPACE, INC.

                                       By:
                                          --------------------------------


                                       REPRESENTATIVE:


                                       -----------------------------------
                                       G. Gabriel Cole



                                       3.

                                    EXHIBIT A

501(h)   PURCHASER REPRESENTATIVE. "Purchaser representative" shall mean any person who satisfies all of the following conditions or who the issuer reasonably believes satisfies all of the following conditions:

    (1) Is not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer, except where the purchaser is:

         (i) A relative of the purchaser representative by blood, marriage or adoption and not more remote than a first cousin;

         (ii) A trust or estate in which the purchaser representative and any persons related to him as specified in paragraph (h)(1)(i) or (h)(1)(iii) of this rule collectively have more than 50 percent of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as trustee, executor, or in any similar capacity; or

         (iii) A corporation or other organization of which the purchaser representative and any persons related to him as specified in paragraph
(h)(1)(i) or (h)(1)(ii) of this rule collectively are the beneficial owners of more than 50 percent of the equity securities (excluding directors' qualifying shares) or equity interests;

    (2) Has such knowledge and experience in financial and business matters that he is capable of evaluating, alone, or together with other purchaser representatives of the purchaser, or together with the purchaser, the merits and risks of the prospective investment;

    (3) Is acknowledged by the purchaser in writing, during the course of the transaction, to be his purchaser representative in connection with evaluating the merits and risks of the prospective investment; and

    (4) Discloses to the purchaser in writing a reasonable time prior to the sale of securities to that purchaser any material relationship between himself or his affiliates and the issuer or its affiliates that then exists, that is mutually understood to be contemplated, or that has existed at any time during the previous two years, and any compensation received or to be received as a result of such relationship.

         NOTES. 1. A person acting as a purchaser representative should consider the applicability of the registration and antifraud provisions relating to brokers and dealers under the Securities Exchange Act of 1934 ("Exchange Act"), as amended, and relating to investment advisers under the Investment Advisers Act of 1940.

                2. The acknowledgment required by paragraph (h)(3) and the disclosure required by paragraph (h)(4) of this rule must be made with specific reference to each prospective investment. Advance blanket acknowledgment, such as for "all securities transactions" or "all private placements," is not sufficient.

                3. Disclosure of any material relationships between the purchaser representative or his affiliates and the issuer or its affiliates does not relieve the purchaser representative of his obligation to act in the interest of the purchaser.

                                       1.

                                                 __________________, 2000



Dear CO Space Stockholder:

         I have been asked to serve as your Purchaser Representative in connection with the proposed acquisition of CO Space, Inc. ("CO Space") by InterNAP Network Services Corporation ("InterNAP"). In the acquisition, which is structured as a merger (the "Merger"), the shares of common stock that you now hold will be converted into shares of InterNAP common stock, unless you decide to exercise your appraisal rights under Delaware law. The effects of, and the procedure for, exercising your appraisal rights are described in the Private Placement Memorandum/Information Statement dated June ___, 2000 that you have received in connection with the Merger.

         If you execute this document, I will be available to advise you concerning the merits and risks of the Merger. InterNAP and CO Space are relying on my service on your behalf as your Purchaser Representative in determining that the acquisition can be effected in compliance with applicable securities laws.

         There is no material relationship between me or any of my affiliates and InterNAP or its affiliates now existing, that is mutually understood to be contemplated, or existing within the past two years other than in connection with the Merger. I will be receiving no compensation for acting as your Purchaser Representative.

         I agree to notify you as soon as practicable of any changes in the information contained in this letter which may occur prior to the completion of the Merger, which is expected to occur on or about June 30, 2000.

         By executing this letter, you hereby acknowledge that I will act as your Purchaser Representative in connection with the evaluation of the Merger.


                                       Sincerely,


                                       G. Gabriel Cole



Acknowledged and agreed:


-----------------------------
CO Space Stockholder


                                       2.

                                    EXHIBIT F

    PERSONS TO SIGN EMPLOYMENT OFFER LETTERS AND NONCOMPETITION AGREEMENTS



                                 G. Gabriel Cole

                                 Michael Skeldon

                                    EXHIBIT G

                        FORMS OF EMPLOYMENT OFFER LETTERS

June 27, 2000



                                                       PERSONAL AND CONFIDENTIAL

Mr. Michael Skeldon
16 Forest Road
Wakefield, MA 01880


RE:  OFFER OF EMPLOYMENT


Dear Mike:

We are extremely pleased to extend this offer to you to join InterNAP Network Services Corporation as our Director of Facilities Deployment effective with and subject to the closing of the pending merger transaction with CO Space, Inc. You would report to G. Gabriel Cole, Vice President of Business Exchange Services. Our offer of employment is also contingent on us receiving favorable references. We are excited you have chosen to become part of our highly motivated team and believe you will become a key player in InterNAP's success. This letter outlines the basic elements, which we have discussed with you regarding the offered position:

- You will be paid a starting base salary of $12,500 per month, less payroll deductions and all required withholdings. Paydays are on the first and the fifteenth of every month (24 pay periods per year). You will also be subject to review through our performance evaluation process.

- You will participate in a yearly bonus plan determined by the management team that can provide up to 35% of your annual base salary. Bonus payout is based on the successful accomplishment of individual performance goals and objectives to be mutually determined by you and your manager.

- You will also receive on your date of hire (the date of the closing of the pending merger transaction) a sign-on grant of 110,000 incentive stock options at a strike price to be determined at a future board meeting and to be equal to the fair market value of the stock on the grant date. All option grants are subject to board approval and are governed by the language in our stock option plan. Upon request, a copy of the plan can be provided for your review. In the event that your employment is terminated without cause during the first year of your employment, 25% percent of your sign-on grant of 110,000 options will vest.

- You will be entitled to 18 PTO days per year consistent with InterNAP's PTO policy.

- All existing stock options of Cowboy, Inc. that you currently hold shall accelerate and fully vest upon the closing of the pending merger transaction, and the securities of InterNAP purchased upon exercise thereof shall carry the same registration rights as the restricted stock held by the other senior managers of Cowboy, Inc.

- All terms and conditions stated in this letter which includes, salary, bonus potential, and stock options, are considered confidential information and should not be discussed with anyone at work other than your immediate manager.

We expect to transition your current benefit plans to InterNAP's benefit plans over a reasonable period of time. In addition, you will be able to participate in our Employee Stock Purchase Plan during the next open enrollment period after which you begin employment with InterNAP.

                                       1.

As part of our Deployment team, you will also be provided with the following:

     1) Reimbursement for one additional voice-grade line (w/no additional features - normally runs $30-$40 per month) at your home, to use for dial-up capability to the corporate network. You will be allowed to expense the cost of this phone line on a monthly basis.

     2) A national pager will be provided to you, and you will be required to wear it on a 7x24 basis for business purposes.

     3) Reimbursement of cellular phone charges incurred for business purposes.

It is a condition of this offer that, before commencing employment, you sign an Employee Confidentiality Agreement and a Noncompetition and Nonsolicitation Agreement, which contain additional requirements for the protection of our business.

We wish to emphasize the importance we place on the proper treatment of any confidential information with which you may have come into contact in the past. We are offering you this job based on your skills and abilities as well as your possession of trade secret, confidential or proprietary information of Cowboy, Inc. We require that you not obtain, keep, use for our benefit or disclose to us any confidential, proprietary or trade secret information that belongs to others other than Cowboy, Inc., unless the party who has the rights to the information expressly consents in writing in advance. Also, by signing below you affirm that you are not a party to any agreements, such as non-competition agreements, that would limit your ability to perform your duties for us other than those agreements with Cowboy, Inc. which Cowboy, Inc. will terminate upon the closing of the pending merger transaction.

While we expect a mutually satisfactory long-term relationship, all employees at our Company are employees at will, which means that either you or the Company may terminate your employment at any time, with or without notice, with or without cause. This at-will employment relationship cannot be changed except in writing by a Company officer. Any statements to the contrary are not authorized and may not be relied upon.

                                       2.

Mike, please sign and date this letter, and return it to our People Development Department before your start date.

We look forward to your favorable reply and to a productive and enjoyable work relationship.


Sincerely,


Paul E. McBride
Vice President of Finance and Administration and Chief Financial Officer


I accept the offer of employment contained in this letter and hereby agree that I have read and understand the statements contained in this letter.


                                       Date:
-----------------------------               --------------------------
Michael Skeldon


                                       3.

May 26, 2000
                                                       PERSONAL AND CONFIDENTIAL
Mr. Gabriel Cole
152 Allston Street
Cambridge, MA  02139

RE:      OFFER OF EMPLOYMENT

Dear Gabe:

We are extremely pleased to extend this offer to you to join InterNAP Network Services Corporation as our Vice President of Business Exchange Services effective with and subject to the closing of the pending merger transaction.

We are excited you have chosen to become part of our highly motivated team and believe you will become a key player in InterNAP's success. This letter outlines the basic elements, which we have discussed with you regarding the offered position:

- You will be paid a starting base salary of $16,666.67 per month, less payroll deductions and all required withholdings. Paydays are on the first and the fifteenth of every month (24 pay periods per year). You will also be subject to review through our performance evaluation process.

- You will participate in a bonus plan that can pay up to $100,000 annually. You will be paid a $75,000 bonus for 2000, payable on or prior to December 31, 2000. Your payout for subsequent years will be based on the successful accomplishment of performance goals and objectives to be mutually determined by you and your manager, and your bonus will be paid semi-annually.

- You will also receive a sign-on grant of 220,000 options at a strike price to be determined at a future board meeting. All option grants are subject to board approval and are governed by the language in our stock option plan. Upon request, a copy of the plan can be provided for your review. In the event that the board does not approve such option grant, this employment letter shall be of no further force or effect and your employment with us shall be governed by the terms of your existing Employment Agreement with CO Space, Inc.

- You will be entitled to receive a severance package as follows: (i) if your employment terminates by reason of your death, we will pay your designee all of your accrued and unpaid base salary and bonus to the date of termination and continue to pay your base salary to your designee for a period of one year from the date of termination; (ii) in the event of your termination as a result of a disability, we will pay you all of your accrued and unpaid salary and bonus to the date of termination and continue to pay you your base salary for a period of one year from the date of termination; and (3) if your employment is terminated by us for reasons other than death or disability and without cause, we will pay you your accrued and unpaid base salary and bonus to the date of termination and continue to pay you your base salary and provide you with all of your employment benefits for a period of one year following the date of termination.

- All terms and conditions stated in this letter which includes, salary, bonus potential, and stock options, are considered confidential information and should not be discussed with anyone at work other than your immediate manager or our People Development Department.

We expect to transition your current benefit plans to InterNAP's benefit plans over a reasonable period of time. In addition, you will be able to participate in our Employee Stock Purchase Plan during the next open enrollment period after which you begin employment with InterNAP and a national pager will be provided to you. You are responsible for the purchase of a cell phone, but InterNAP will reimburse you for monthly charges that are business related.

It is a condition of this offer that, before commencing employment, you sign an Employee Confidentiality Agreement and a Noncompetition and Nonsolicitation Agreement in the forms attached to this letter as Exhibits A and B, respectively, which contain additional requirements for the protection of our business.

We acknowledge that after giving effect to the pending merger transaction, you are not an officer or otherwise a reporting person for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

We wish to emphasize the importance we place on the proper treatment of any confidential information with which you may have come into contact in the past. We are offering you this job based on your skills and abilities and not your possession of any trade secret, confidential or proprietary information. We require that you not obtain, keep, use for our benefit or disclose to us any confidential, proprietary or trade secret information that belongs to others, unless the party who has the rights to the information expressly consents in writing in advance. Also, by signing below you affirm that you are not a party to any agreements, such as non-competition agreements, that would limit your ability to perform your duties for us.

While we expect a mutually satisfactory long-term relationship, all employees at our Company are employees at will, which means that either you or the Company may terminate your employment at any time, with or without notice, with or without cause. This at-will employment relationship cannot be changed except in writing by a Company officer. Any statements to the contrary are not authorized and may not be relied upon.

Gabe, please sign and date this letter, and return it to our People Development Department.

We look forward to your favorable reply and to a productive and enjoyable work relationship.

Sincerely,



Paul E. McBride
Vice President of Finance and Administration and Chief Financial Officer

I accept the offer of employment contained in this letter and hereby agree that I have read and understand the statements contained in this letter.


                                        Date:
---------------------------------------      ----------------------------------
Gabriel Cole

                                    EXHIBIT A


                      INTERNAP NETWORK SERVICES CORPORATION

                       EMPLOYEE CONFIDENTIALITY AGREEMENT

         In consideration of my hire and continued employment by InterNAP Network Services Corporation ("InterNAP"), the continued compensation of me by InterNAP during my employment, and the disclosure to me of InterNAP's confidential and proprietary information, I agree to the following terms and conditions effective as of the commencement of my employment with InterNAP or its affiliates.

         1. CONFIDENTIALITY AND NONDISCLOSURE. I agree that information not generally known to the public to which I will be exposed as a result of my being employed by InterNAP is confidential information that belongs to InterNAP. This includes information developed by me, alone or with others, or entrusted to InterNAP by its customers or others. InterNAP's confidential information includes, without limitation, information relating to InterNAP's trade secrets, research and development, inventions, know-how, software, procedures, accounting, marketing, sales, creative and marketing strategies, employee salaries and compensation, and the identities of customers and active prospects to the extent not publicly disclosed (collectively, "Confidential Information"). I will hold InterNAP's Confidential Information in strict confidence, and not disclose or use it except as authorized by InterNAP and for InterNAP's benefit.

         I further acknowledge and agree that in order to enable InterNAP to perform services for its customers or clients, such customers or clients may furnish to InterNAP certain Confidential Information, that the goodwill afforded to InterNAP depends upon InterNAP and its employees preserving the confidentiality of such information, and that such information shall be treated as Confidential Information of InterNAP for all purposes under this Agreement.

         2. INJUNCTIVE RELIEF. I acknowledge that the breach or threatened breach of the above nondisclosure provisions would cause irreparable injury to InterNAP that could not be adequately compensated by money damages. InterNAP may obtain a restraining order and/or injunction prohibiting my breach or threatened breach of the noncompetition and/or nondisclosure provisions, in addition to any other legal or equitable remedies that may be available.

         3. POSSESSION. I agree that upon request by InterNAP, and in any event upon termination of employment for any reason, I shall turn over to InterNAP all documents, notes, papers, data, files, office supplies or other material or work product in my possession or under my control which was created pursuant to, is connected with or derived from my services to InterNAP, or which is related in any manner to InterNAP's business activities or research and development efforts, whether or not such material is currently in my possession.

         4. WAIVER OF BREACH. The waiver of any breach of any provision of this Agreement or the failure to enforce any provision shall not be construed as a waiver of any later breach by any party.

         5. ENFORCEMENT AND SEVERABILITY. If any portion of this Agreement becomes invalid or unenforceable, the rest of the Agreement shall be construed as if the invalid or unenforceable portion was omitted. The nondisclosure provisions shall be enforceable against me notwithstanding the existence of any claim I may have against InterNAP.

         6. GOVERNING LAW. This Agreement shall be governed by the internal laws of the state of Washington without giving effect to provisions related to choice of laws or conflict of laws. Venue and jurisdiction of any lawsuit involving this Agreement or my employment shall exist exclusively in state and federal courts in King County, Washington or the Commonwealth of Massachusetts, unless injunctive relief is sought by InterNAP, and in InterNAP's judgment, may not be effective unless obtained in some other venue.

         7. ATTORNEYS' FEES. In any lawsuit arising out of or relating to this Agreement or my employment, including without limitation arising from any alleged tort or statutory violation, the prevailing party shall recover its reasonable costs and attorneys' fees, including on appeal.

         8. GENERAL. This Agreement may be modified, supplemented and/or amended only by a writing that both I and InterNAP sign. This Agreement, as it may be so amended, is the complete and final expression of my agreement with InterNAP on the subjects covered, and shall control over any other statement, representation or agreement on these subjects.

         I have read this Agreement before signing it, and I acknowledge receipt of a signed copy.


                                   -------------------------------------
                                   Gabriel Cole

                                   -------------------------------------
                                   Date

                                    EXHIBIT B


                      INTERNAP NETWORK SERVICES CORPORATION

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT


         The undersigned, G. GABRIEL COLE (the "Employee"), in connection with the Merger (as defined below) pursuant to the Reorganization Agreement (as defined below) and in consideration for and as a condition to the consummation of the Merger, does hereby does hereby agree with INTERNAP NETWORK SERVICES CORPORATION (the "Company"), as hereinafter set forth: For purposes of this Agreement, the term "Company" shall be construed to include InterNAP Network Services Corporation and all of its affiliates, wherein the term "affiliate" shall mean any entity that directly or through one or more intermediaries controls or is controlled by or is under common control with InterNAP Network Services Corporation, including all intermediary entities, and wherein the term "control" shall mean the ownership of at least twenty-five percent (25%) of the outstanding equity of an entity, or the power to direct the business of an entity.

         1. EFFECTIVE DATE. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 26, 2000 (the "Reorganization Agreement"), among the Company, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and CO Space, Inc., a Delaware corporation ("Target"), providing for the merger of Target with and into Merger Sub (the "Merger"), holders of shares of the common stock of Target will receive cash and shares of common stock of the Company in exchange for their shares of common stock of Target, and the Merger Sub will remain a wholly owned subsidiary of the Company (the "Merger"). This Agreement shall become effective upon consummation of the Merger.

         2. BEST EFFORTS. During the period of the Employee's employment by the Company, the Employee shall devote the Employee's full business time and best efforts to the business of the Company, and shall not engage in any activities that will conflict with the Employee's obligations to the Company. The Employee also agrees that during the period of the Employee's employment by the Company, the Employee will not without the Company's express written consent engage in any employment, consulting or other business other than for the Company.

         3. COVENANT NOT TO COMPETE. The Employee agrees that the services to be rendered by him to the Company are special and unique. During the period commencing on the effective date of this Agreement and ending one (1) year after the termination of the Employee's engagement or employment by the Company in any capacity, the Employee shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, joint venturer, stockholder, representative, sole proprietor, independent contractor or in any other capacity, engage in or participate in any business, organization or entity which is (i) located or doing business in any state or province of the United States or any other country where the Company or any subsidiary now or hereafter does business and (ii) is in competition with the business of developing, operating and owning single customer collocation facilities or multi-customer facilities to license for housing of mission critical equipment, for three or more customers in each facility, in the telecommunications, data and Internet industries and the provision of services related to the installation, operation and maintenance of equipment located at such facilities (the "Business") of the Company or any subsidiary. The foregoing shall not prohibit the Employee from owning five percent (5%) or less of the outstanding equity securities of any corporation whose equity securities are regularly traded on any national stock exchange or recognized "over-the-counter" market, nor shall it prohibit the Employee from owning any interest, whether as a creditor or stockholder, in the Company or any subsidiary.

         4. NONSOLICITATION. During the period commencing on the effective date of this Agreement and ending one (1) year from the termination of Employee's employment with the Company, the Employee shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, joint venturer, stockholder, sole representative, sole proprietor or independent contractor, or in any other capacity (a) solicit, divert or take away existing customers or business from the Business of the Company or any subsidiary, or (b) solicit or discuss with any employee of the Company or any of its subsidiaries (a "Company Employee") the employment of a Company Employee by any company, business organization or any other entity that develops, produces or manufactures any products or provides services that compete with the Business of the Company or any subsidiary.

         5. NO OBLIGATION OF EMPLOYMENT. The Employee understands that his obligations under this Agreement are independent of any employment relationship between Employee and the Company and do not create or give rise to any obligation on the part of the Company to maintain the Employee in its employ. The Employee acknowledges and agrees that Employee's employment by the Company is on an "at-will" basis, and that no other arrangement with the Company, including without limitation bonus arrangements, stock option or other incentive arrangements, shall be construed to impose any minimum or fixed term of employment.

         6. ABSENCE OF CONFLICTING AGREEMENTS. The Employee understands that the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he or she may have acquired from others, and employee agrees that he or she shall not disclose or use such information in connection with his or her employment hereunder in violation of his or her obligations to others. The Employee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of his or her employment by the Company.

         7. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Employee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         8. MISCELLANEOUS. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company. The Employee agrees that any breach of this Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts. This Agreement represents the complete agreement of the parties with respect to the subject matter contained herein, all prior agreements between the parties with respect thereto being merged. The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company.

         IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this 26th day of May 2000.



                                    EMPLOYEE:

                                    ----------------------------------------
                                    G. Gabriel Cole



                                    INTERNAP NETWORK SERVICES CORPORATION:



                                    By:
                                        ------------------------------------
                                    Title:
                                           ---------------------------------

                                    EXHIBIT H

                       FORMS OF NONCOMPETITION AGREEMENTS

                      INTERNAP NETWORK SERVICES CORPORATION

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT


         The undersigned, G. GABRIEL COLE (the "Employee"), in connection with the Merger (as defined below) pursuant to the Reorganization Agreement (as defined below) and in consideration for and as a condition to the consummation of the Merger, does hereby does hereby agree with INTERNAP NETWORK SERVICES CORPORATION (the "Company"), as hereinafter set forth: For purposes of this Agreement, the term "Company" shall be construed to include InterNAP Network Services Corporation and all of its affiliates, wherein the term "affiliate" shall mean any entity that directly or through one or more intermediaries controls or is controlled by or is under common control with InterNAP Network Services Corporation, including all intermediary entities, and wherein the term "control" shall mean the ownership of at least twenty-five percent (25%) of the outstanding equity of an entity, or the power to direct the business of an entity.

         1. EFFECTIVE DATE. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 26, 2000 (the "Reorganization Agreement"), among the Company, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and CO Space, Inc., a Delaware corporation ("Target"), providing for the merger of Target with and into Merger Sub (the "Merger"), holders of shares of the common stock of Target will receive cash and shares of common stock of the Company in exchange for their shares of common stock of Target, and the Merger Sub will remain a wholly owned subsidiary of the Company (the "Merger"). This Agreement shall become effective upon consummation of the Merger.

         2. BEST EFFORTS. During the period of the Employee's employment by the Company, the Employee shall devote the Employee's full business time and best efforts to the business of the Company, and shall not engage in any activities that will conflict with the Employee's obligations to the Company. The Employee also agrees that during the period of the Employee's employment by the Company, the Employee will not without the Company's express written consent engage in any employment, consulting or other business other than for the Company.

         3. COVENANT NOT TO COMPETE. The Employee agrees that the services to be rendered by him to the Company are special and unique. During the period commencing on the effective date of this Agreement and ending one (1) year after the termination of the Employee's engagement or employment by the Company in any capacity, the Employee shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, joint venturer, stockholder, representative, sole proprietor, independent contractor or in any other capacity, engage in or participate in any business, organization or entity which is (i) located or doing business in any state or province of the United States or any other country where the Company or any subsidiary now or hereafter does business and (ii) is in competition with the business of developing, operating and owning

                                       1.

single customer collocation facilities or multi-customer facilities to license for housing of mission critical equipment, for three or more customers in each facility, in the telecommunications, data and Internet industries and the provision of services related to the installation, operation and maintenance of equipment located at such facilities (the "Business") of the Company or any subsidiary. The foregoing shall not prohibit the Employee from owning five percent (5%) or less of the outstanding equity securities of any corporation whose equity securities are regularly traded on any national stock exchange or recognized "over-the-counter" market, nor shall it prohibit the Employee from owning any interest, whether as a creditor or stockholder, in the Company or any subsidiary.

         4. NONSOLICITATION. During the period commencing on the effective date of this Agreement and ending one (1) year from the termination of Employee's employment with the Company, the Employee shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, joint venturer, stockholder, sole representative, sole proprietor or independent contractor, or in any other capacity (a) solicit, divert or take away existing customers or business from the Business of the Company or any subsidiary, or (b) solicit or discuss with any employee of the Company or any of its subsidiaries (a "Company Employee") the employment of a Company Employee by any company, business organization or any other entity that develops, produces or manufactures any products or provides services that compete with the Business of the Company or any subsidiary.

         5. NO OBLIGATION OF EMPLOYMENT. The Employee understands that his obligations under this Agreement are independent of any employment relationship between Employee and the Company and do not create or give rise to any obligation on the part of the Company to maintain the Employee in its employ. The Employee acknowledges and agrees that Employee's employment by the Company is on an "at-will" basis, and that no other arrangement with the Company, including without limitation bonus arrangements, stock option or other incentive arrangements, shall be construed to impose any minimum or fixed term of employment.

         6. ABSENCE OF CONFLICTING AGREEMENTS. The Employee understands that the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he or she may have acquired from others, and employee agrees that he or she shall not disclose or use such information in connection with his or her employment hereunder in violation of his or her obligations to others. The Employee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of his or her employment by the Company.

         7. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Employee, the prevailing party shall be entitled to recover reasonable attorneys' fees,

                                       2.

costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         8. MISCELLANEOUS. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company. The Employee agrees that any breach of this Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts. This Agreement represents the complete agreement of the parties with respect to the subject matter contained herein, all prior agreements between the parties with respect thereto being merged. The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company.

                                       3.

         IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this 26th day of May 2000.



                                    EMPLOYEE:


                                    ----------------------------------------
                                    G. Gabriel Cole



                                    INTERNAP NETWORK SERVICES CORPORATION:



                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------

                                       4.

                      INTERNAP NETWORK SERVICES CORPORATION

                  NONCOMPETITION AND NONSOLICITATION AGREEMENT


         The undersigned, G. GABRIEL COLE (the "Employee"), in connection with the Merger (as defined below) pursuant to the Reorganization Agreement (as defined below) and in consideration for and as a condition to the consummation of the Merger, does hereby does hereby agree with INTERNAP NETWORK SERVICES CORPORATION (the "Company"), as hereinafter set forth: For purposes of this Agreement, the term "Company" shall be construed to include InterNAP Network Services Corporation and all of its affiliates, wherein the term "affiliate" shall mean any entity that directly or through one or more intermediaries controls or is controlled by or is under common control with InterNAP Network Services Corporation, including all intermediary entities, and wherein the term "control" shall mean the ownership of at least twenty-five percent (25%) of the outstanding equity of an entity, or the power to direct the business of an entity.

1. EFFECTIVE DATE. Pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 26, 2000 (the "Reorganization Agreement"), among the Company, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and CO Space, Inc., a Delaware corporation ("Target"), providing for the merger of Target with and into Merger Sub (the "Merger"), holders of shares of the common stock of Target will receive cash and shares of common stock of the Company in exchange for their shares of common stock of Target, and the Merger Sub will remain a wholly owned subsidiary of the Company (the "Merger"). This Agreement shall become effective upon consummation of the Merger.

2. BEST EFFORTS. During the period of the Employee's employment by the Company, the Employee shall devote the Employee's full business time and best efforts to the business of the Company, and shall not engage in any activities that will conflict with the Employee's obligations to the Company. The Employee also agrees that during the period of the Employee's employment by the Company, the Employee will not without the Company's express written consent engage in any employment, consulting or other business other than for the Company.

3. COVENANT NOT TO COMPETE. The Employee agrees that the services to be rendered by him to the Company are special and unique. During the period commencing on the effective date of this Agreement and ending one (1) year after the termination of the Employee's engagement or employment by the Company in any capacity, the Employee shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, joint venturer, stockholder, representative, sole proprietor, independent contractor or in any other capacity, engage in or participate in any business, organization or entity which is (i) located or doing business in any state or province of the United States or any other country where the Company or any subsidiary now or hereafter does business and (ii) is in competition with the business of developing, operating and owning single customer collocation facilities or multi-customer facilities to license for housing of mission critical equipment, for three or more

                                       1.

     customers in each facility, in the telecommunications, data and Internet industries and the provision of services related to the installation, operation and maintenance of equipment located at such facilities (the "Business") of the Company or any subsidiary. The foregoing shall not prohibit the Employee from owning five percent (5%) or less of the outstanding equity securities of any corporation whose equity securities are regularly traded on any national stock exchange or recognized "over-the-counter" market, nor shall it prohibit the Employee from owning any interest, whether as a creditor or stockholder, in the Company or any subsidiary.

4. NONSOLICITATION. During the period commencing on the effective date of this Agreement and ending one (1) year from the termination of Employee's employment with the Company, the Employee shall not, as an owner, part-owner, partner, director, officer, trustee, employee, agent, consultant, joint venturer, stockholder, sole representative, sole proprietor or independent contractor, or in any other capacity (a) solicit, divert or take away existing customers or business from the Business of the Company or any subsidiary, or (b) solicit or discuss with any employee of the Company or any of its subsidiaries (a "Company Employee") the employment of a Company Employee by any company, business organization or any other entity that develops, produces or manufactures any products or provides services that compete with the Business of the Company or any subsidiary.

5. NO OBLIGATION OF EMPLOYMENT. The Employee understands that his obligations under this Agreement are independent of any employment relationship between Employee and the Company and do not create or give rise to any obligation on the part of the Company to maintain the Employee in its employ. The Employee acknowledges and agrees that Employee's employment by the Company is on an "at-will" basis, and that no other arrangement with the Company, including without limitation bonus arrangements, stock option or other incentive arrangements, shall be construed to impose any minimum or fixed term of employment.

6. ABSENCE OF CONFLICTING AGREEMENTS. The Employee understands that the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he or she may have acquired from others, and employee agrees that he or she shall not disclose or use such information in connection with his or her employment hereunder in violation of his or her obligations to others. The Employee represents that he or she is not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of his or her employment by the Company.

7. ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against the Employee, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

8. MISCELLANEOUS. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such

                                       2.

     provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company. The Employee agrees that any breach of this Agreement by the Employee could cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent any violation of the Employee's obligations hereunder. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts. This Agreement represents the complete agreement of the parties with respect to the subject matter contained herein, all prior agreements between the parties with respect thereto being merged. The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company.

                                       3.

         IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of this 26th day of May 2000.



                                    EMPLOYEE:


                                    ----------------------------------------
                                    G. Gabriel Cole



                                    INTERNAP NETWORK SERVICES CORPORATION:



                                    By:
                                       -------------------------------------
                                    Title:
                                          ----------------------------------

                                       4.

                                    EXHIBIT I

                                 FORM OF RELEASE

InterNap Network Services Corporation
601 Union Street, Suite 1000
Seattle, WA  98101


RE:      Claims Against CO Space, Inc. (the "Company")

The undersigned hereby represents to InterNap Network Services Corporation ("Internap") as follows:

         1. I have reviewed the Disclosure Schedule attached to the Agreement and Plan of Merger and Reorganization, dated as of May ___, 2000, by and among Internap, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Internap, and the Company (the "Merger Agreement").

         2. Except as arising from documents set forth in said Disclosure Schedule, I am not aware that I have any claims against the Company as of the date hereof.

         3. I understand that Internap is relying, in part, on this letter in determining to proceed with the transaction contemplated by the Merger Agreement.


                                                 Very truly yours,


                                                 ----------------------------
                                                 (Print Name)


                                                 ----------------------------
                                                 (Signature)

                                                 Date:          ,       , 2000
                                                      ---------  -------

                                    EXHIBIT J

                       FORMS OF TAX REPRESENTATION LETTERS

                      INTERNAP NETWORK SERVICES CORPORATION


                            TAX REPRESENTATION LETTER


                                                                June 20, 2000


Cooley Godward LLP                                          Goulston & Storrs
One Maritime Plaza, 20th Floor                              400 Atlantic Avenue
San Francisco, CA  94111-3580                               Boston, MA  02110


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER DATED AS OF MAY 26, 2000, AS AMENDED BY AMENDMENT NO. 1 THERETO DATED JUNE 12, 2000, (THE "REORGANIZATION AGREEMENT") AMONG INTERNAP NETWORK SERVICES CORPORATION, A WASHINGTON CORPORATION ("PARENT"), COWBOY ACQUISITION CORP., A DELAWARE CORPORATION ("MERGER SUB"), AND CO SPACE, INC., A DELAWARE CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the above-captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

After consulting with their counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Merger Sub immediately prior to the Merger. For the purpose of determining the percentage of Merger Sub's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Merger Sub immediately prior but not by the Company subsequent to the Merger: (i) assets disposed of by Merger Sub (other than assets transferred from Merger Sub to the Company in the Merger) prior to the Merger and in contemplation thereof (including without limitation any asset disposed of other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) between Parent and the Company regarding the Merger (the "Pre-Merger Period")); and (ii) assets used by Merger Sub to pay expenses or liabilities incurred in connection with the Merger.


                                      1.

         2. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of this paragraph 2, the following assets will be treated as property held by the Company immediately prior to the Merger but not subsequent to the
Merger: (i) assets disposed of by the Company prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business), pursuant to a plan or intent existing during the Pre-Merger Period; (ii) assets used by the Company to pay Company stockholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger; (iii) cash paid to Company stockholders in lieu of fractional shares; and (iv) assets used to make distribution, redemption or other payments in respect of stock of the Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

         3. Merger Sub was formed solely for the purpose of effecting the Merger and has conducted no business or activities except in connection with the Merger. Merger Sub has no assets and no liabilities except as are necessarily acquired or incurred pursuant to its incorporation. Merger Sub is directly owned entirely by Parent.

         4. The Merger will be consummated in accordance with the Reorganization Agreement without waiver or modification by any party of any material provision thereof.

         5. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes.

         6. Prior to the Merger, Parent will be in "Control" of Merger Sub. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

         7. In the Merger, shares of Parent Common Stock will be exchanged for shares of stock of the Company representing Control of the Company. For purposes of this paragraph, shares of stock of the Company exchanged in the Merger for cash and other property (including, without limitation, cash paid in lieu of fractional shares, cash paid to stockholders of the Company perfecting dissenters' rights, if any and cash paid pursuant to Section 1.5(f) of the Reorganization Agreement (the "Escrow Cash")) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for Parent Common Stock.

         8. Parent Common Stock is voting stock. For purposes of this paragraph, stock shall not be considered to be voting stock unless the voting rights associated with the stock are equal to or superior to the voting rights of all other classes of stock.


                                      2.

         9. Parent has no plan or intention to cause the Company to issue additional shares of stock after the Merger, or take any other action, that would result in Parent losing Control of the Company.

         10. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(k)(2), Parent has no plan or intention to: (a) liquidate the Company; (b) merge the Company with or into another corporation including Parent or its affiliates; (c) sell, distribute or otherwise dispose of the stock of the Company, or cause the Company to sell or otherwise dispose of the stock of the Company; or (d) cause the Company to sell or otherwise dispose of any of its assets or of any assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or for payment of expenses incurred by the Company pursuant to the Merger.

         11. In the Merger, Merger Sub will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Reorganization Agreement.

         12. Parent intends that, following the Merger, Parent or the Company will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business.

         13. During the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent or, to Parent's knowledge, affiliates of Parent.

         14.      Parent is not an investment company within the meaning of
Section 368(a)(2)(F)(iii) and (iv) of the Code.

         15. Parent has no plan or intention to reacquire any of its stock issued in the Merger. Except for repurchases or redemptions of Parent Common Stock that are (i) consistent with past practices and pursuant to pre-existing, seasoned and systematic purchase programs that were not created or modified in connection with the Merger; (ii) in connection with the termination of employment in the ordinary course of business; or (iii) are returns of the Escrow Shares pursuant to the Escrow Agreement, neither Merger Sub nor Parent nor any "related person" of Merger Sub or Parent (as such term is defined by Treasury Regulation Section 1.368-1(e)(3)) will repurchase or redeem any of the Parent Common Stock to be issued to the stockholders of the Company in connection with the Merger.

         16. Except with respect to (i) payments of cash to shareholders of the Company in lieu of fractional shares, (ii) payments of cash to stockholders of the Company perfecting dissenters' rights and (iii) the Escrow Cash, one hundred percent (100%) of the stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock.

         17. The total fair market value of all consideration other than Parent Common Stock received by stockholders of the Company in the Merger (including, without limitation, cash paid to shareholders of the Company in lieu of fractional shares, cash paid to shareholders of the Company perfecting dissenters' rights and the Escrow Cash) will be less than twenty percent


                                      3.

(20%) of the aggregate fair market value of all stock of the Company outstanding immediately prior to the Merger.

         18. The fair market value of the Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the sum of the Merger Consideration plus the Escrow Cash received by stockholders of the Company (or the Stockholders' Agent) in exchange for their stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger.

         19. Except as provided in Section 10.3 of the Reorganization Agreement, each of Parent, Merger Sub and the Company and each stockholder of the Company will each pay separately his, her or its own expenses relating to the Merger.

         20. Except for amounts loaned by Parent to the Company pursuant to the Credit Agreement, there is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company. No liabilities of any person will be assumed by Parent or the Company in connection with the Merger nor will any person transfer any assets subject to liabilities to Parent or the Company as part of the Merger.

         21. The terms of the Reorganization Agreement and the agreements related thereto are the product of arm's length negotiations.

         22. None of the compensation received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the Parent Common Stock received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         23. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

         24. With respect to each instance, if any, in which shares of stock of the Company have been purchased during the Pre-Merger Period (a "Stock Purchase"), to Parent's knowledge: (i) the Stock Purchase was not made by such purchaser as a representative, or for the benefit, of Parent; (ii) the purchase price paid by such purchaser pursuant to the Stock Purchase was not advanced, and will not be reimbursed, either directly or indirectly, by Parent; (iii) at no time was such purchaser or any other party required or obligated to surrender to Parent the Company stock acquired in the Stock Purchase, and neither such purchaser nor any other party will be required to surrender to Parent, the Parent Common Stock for which such shares of stock of the Company will be exchanged in the Merger; and (iv) the Stock Purchase was not a formal or informal condition to consummation of the Merger.


                                      4.

         25. Parent and Merger Sub are authorized to make all of the representations set forth herein.

         The undersigned recognize that (i) your opinions will be based on, among other things, the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement and the various other documents related thereto; (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects; and
(iii) your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                      5.

         The undersigned undertakes to inform you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                               Very truly yours,

                               INTERNAP NETWORK SERVICES CORPORATION,
                               a Washington corporation



                               By:
                                  -----------------------------------------

                               Printed Name:  Paul E. McBride

                               Title:  Vice President of Finance and
                               Administration, Chief Financial Officer and
                               Secretary

                               COWBOY ACQUISITION CORP.,
                               a Delaware corporation



                               By:
                                  -----------------------------------------

                               Printed Name:  Paul E. McBride

                               Title:  President and Chief Financial Officer


                                       6.

                                 CO SPACE, INC.

                            TAX REPRESENTATION LETTER


                                                                   June 20, 2000


Cooley Godward LLP                                  Goulston & Storrs
One Maritime Plaza, 20th Floor                      400 Atlantic Avenue
San Francisco, CA  94111-3580                       Boston, MA  02110


RE: MERGER PURSUANT TO THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER DATED AS OF MAY 26, 2000, AS AMENDED BY AMENDMENT NO. 1 THERETO DATED JUNE 12, 2000, (THE "REORGANIZATION AGREEMENT") AMONG INTERNAP NETWORK SERVICES CORPORATION, A WASHINGTON CORPORATION ("PARENT"), COWBOY ACQUISITION CORP., A DELAWARE CORPORATION ("MERGER SUB"), AND CO SPACE, INC., A DELAWARE CORPORATION (THE "COMPANY").

Ladies and Gentlemen:

This letter is supplied to you in connection with your rendering of opinions regarding certain federal income tax consequences of the above-captioned merger (the "Merger"). Unless otherwise indicated, capitalized terms not defined herein have the meanings set forth in the Reorganization Agreement.

After consulting with its counsel and auditors regarding the meaning of and factual support for the following representations, the undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the Effective Time of the Merger and thereafter where relevant:

         1. Pursuant to the Merger, Merger Sub will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Merger Sub. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of this paragraph 1, the following assets will be treated as property held by the Company immediately prior but not subsequent to the Merger: (i) assets disposed of by the Company prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by the Company, other than in the ordinary course of business) pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period"); (ii) assets used by the Company to pay Company stockholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger; (iii) cash paid to Company stockholders in lieu of fractional shares; and (iv) assets used to make distribution, redemption or other payments in respect of stock of the


                                       1.

Company or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto.

         2. Other than in the ordinary course of business or pursuant to its obligations under the Agreements, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the Pre-Merger Period.

         3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes.

         4. The Merger will be consummated in accordance with the Reorganization Agreement without waiver or modification by any party of any material provision thereof.

         5. At the Effective Time of the Merger, the Company will have no outstanding equity interests other than those disclosed in Section 2.3 of the Reorganization Agreement. At the Effective Time of the Merger, except as specified in the Reorganization Agreement, the Company will have no outstanding warrants, options, or convertible securities or any other type of right outstanding pursuant to which any person could acquire shares of the Company stock or any other equity interest in the Company, other than those disclosed in
Section 2.3 of the Reorganization Agreement.

         6. In the Merger, shares of voting stock of Parent will be exchanged for shares of stock of the Company representing "Control" of the Company. At the Effective Time of the Merger, there will exist no rights to acquire the Company stock or to vote (or restrict or otherwise control the vote of) shares of stock of the Company which, if exercised, would affect Parent's acquisition and retention of control of the Company. For purposes of this paragraph, shares of the stock of Company exchanged in the Merger for cash and other property (including, without limitation, cash paid in lieu of fractional shares of Parent Common Stock, cash paid to stockholders of the Company perfecting dissenters' rights, if any and cash paid pursuant to Section 1.5(f) of the Reorganization Agreement (the "Escrow Cash")) will be treated as shares of stock of the Company outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. As used in this letter, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person.

         7. The total fair market value of all consideration other than Parent Common Stock received by stockholders of the Company in the Merger (including, without limitation, cash paid in lieu of fractional shares of Parent Common Stock, cash paid to stockholders of the Company perfecting dissenters' rights, if any and the Escrow Cash) will be less than twenty percent (20%) of the aggregate fair market value of all shares of stock of the Company outstanding immediately prior to the Merger.


                                       2.

         8. The Company has no plan or intention to issue additional shares of stock after the Merger or take any other action, that would result in Parent losing Control of the Company.

         9. Except for transfers described in both Section 368(a)(2)(C) of the Code and Treasury Regulation Section 1.368-2(k)(2), the Company has no plan or intention to sell or otherwise dispose of any of its assets or any of the assets acquired from Merger Sub in the Merger except for dispositions made in the ordinary course of business or to pay expenses incurred by the Company pursuant to the Merger.

         10. The Company intends that, following the Merger, Parent or the Company will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business following the Merger.

         11. The liabilities of the Company have been incurred by the Company in the ordinary course of its business.

         12. The fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject.

         13. The Company is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

         14. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         15. The Company has made no extraordinary distributions within the meaning of Temporary Federal Treasury Regulation Section 1.368-1T(e) with respect to its stock, prior to and in connection with the Merger.

         16. The Company has not redeemed and no related person with respect to the Company, as such term is defined by Treasury Regulation Section 1.368-1(e)(3), has purchased any Company stock prior to and in connection with the Merger.

         17. Except with respect to (i) payments of cash to stockholders of the Company in lieu of fractional shares of Parent Common Stock, (ii) payments of cash to stockholders of the Company perfecting dissenters' rights, if any, and (iii) the Escrow Cash, one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for Parent Common Stock.

         18. The fair market value of the Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the shares of stock of the Company surrendered in exchange therefor and the sum of the Merger Consideration plus the Escrow Cash received by stockholders of the Company (or the Stockholders' Agent) in exchange for their shares of stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger.


                                       3.

         19. Except as provided in Section 10.3 of the Reorganization Agreement, each of Parent, Merger Sub and the Company and each stockholder of the Company will each pay separately his, her or its own expenses relating to the Merger.

         20. Except for amounts loaned by Parent to the Company pursuant to the Credit Agreement, there is no intercorporate indebtedness existing between Parent and the Company or between Merger Sub and the Company. No liabilities of any person will be assumed by Parent or the Company in connection with the Merger nor will any person transfer any assets subject to liabilities to Parent or the Company as part of the Merger.

         21. The terms of the Reorganization Agreement and the other agreements relating thereto are the product of arm's length negotiations.

         22. None of the compensation received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any of their shares of stock of the Company; none of the Parent Common Stock received by any stockholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any stockholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         23. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The fractional share interests of each Company stockholder will be aggregated, and no Company stockholder will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

         24. With respect to each instance, if any, in which shares of stock of the Company have been purchased by a stockholder of Parent (a "Stockholder") during the Pre-Merger period (a "Stock Purchase"): (i) to the knowledge of the Company, (a) the Stock Purchase was not made by such Stockholder as a representative, or for the benefit, of Parent, and (b) the Stock Purchase was the product of arm's length negotiations; and (ii) the Stock Purchase was not a formal or informal condition to consummation of the Merger.

         25. The Company is authorized to make all of the representations set forth herein.

         The undersigned recognizes that (i) your opinions will be based on, among other things, the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Reorganization Agreement and the various other documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects; and
(iii) your opinions will not address any tax consequence of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.


                                       4.

         Notwithstanding anything herein to the contrary, the undersigned makes no representations regarding any actions or conduct of the Company pursuant to Parent's exercise of control over the Company after the Merger.



                                          Very truly yours,

                                          CO SPACE, INC.,
                                          a Delaware corporation



                                          By:__________________________________

                                          Printed Name:________________________

                                          Title:_______________________________


                                       5.

                                    EXHIBIT K

         FORM OF LEGAL OPINION GOULSTON & STORRS AND REGULATORY COUNSEL

                                  June 20, 2000

InterNAP Network Services Corporation
601 Union Street
Suite 1000
Seattle, Washington 98101

CO Space, Inc.
200 Wheeler Road
Burlington, Massachusetts 01803

Ladies and Gentlemen:

         We have acted as special telecommunications regulatory counsel to CO Space, Inc. (the "Company") and its wholly-owned subsidiary CO Space Services, LLC (the "Subsidiary"). This opinion letter is being delivered to you pursuant to Section 6.7(h) of the Agreement and Plan of Merger and Reorganization, between you and Cowboy Acquisition Corp., dated as of May 26, 2000 (the "Agreement"). All capitalized terms used herein which are not otherwise defined shall have the meanings given to them in the Agreement.

         Our opinion is limited to certain telecommunications regulatory matters specifically related to the statutes of the Commonwealth of Massachusetts governing intrastate telecommunications in Massachusetts and the rules, regulations, and orders of the Massachusetts Department of Telecommunications and Energy ("MDTE") (collectively "Massachusetts Telecommunications Law"). We express no opinion and assume no responsibility as to the applicability of any United States, state, local, foreign, or regional laws or regulations, including, but not limited to, other Massachusetts laws or laws governing the corporate organization, authority to transact business, or tax liability of the Company or of the Subsidiary.

         In this limited capacity, and for the purposes of this opinion, we have reviewed the Agreement, and, although we have acted as special telecommunications regulatory counsel to the Company and the Subsidiary in connection with the Agreement and the transactions contemplated thereby, we draw your attention to the fact that we have not undertaken any on-site or other physical inspections of the business or properties of the Company or of the Subsidiary, or of any other

InterNAP Network Services Corporation
June 20, 2000
Page 2


subsidiaries of the Company, and with respect to business practices, operations, accounts, personnel or day-to-day affairs have not independently verified the manner in which their respective businesses are operated.

         In our review, we have assumed without independent investigation (i) the genuineness of all signatures; (ii) that where any signature purports to have been made in a corporate, governmental, fiduciary, or other capacity, the person who affixed such signature to such document had authority to do so; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies; and (v) the conformity of all provisions, terms, and conditions contained in documents submitted to us in draft form with the provisions, terms, and conditions contained in the executed final versions of such documents. We have also assumed, without independent inquiry, that there are no agreements or understandings between or among the Company or the Subsidiary and other parties other than those disclosed in the Agreement that would expand, modify, or otherwise affect the terms of the Agreement or the rights or obligations thereunder of the parties thereto, and that the Agreement accurately and completely sets forth the agreement of all parties thereto.

         In connection with this opinion as to matters of fact, other than factual matters relating to the existence of Massachusetts Telecommunications Law, we have relied upon the representations and warranties of the Company set out in the Agreement and the Certificate of Responsible Officer ("Officer's Certificate") (attached hereto as Schedule 1). We have not undertaken any independent investigation to verify any such matters, and our opinion is therefore, as to such factual matters, based solely upon such representations and warranties. Whenever in this opinion we limit our opinion to "to our knowledge," our statements are based solely on representations of officers of the Company and any information that actually became known to the telecommunications attorneys of this firm who are involved in representing the Company in the course of their performance of such representation.

         For purposes of this opinion, we have made such examination of Massachusetts Telecommunications Law as we have deemed necessary. We have not undertaken to determine the existence of any actions, approvals, or proceedings, whether outstanding, pending, or threatened, before persons or entities other than the MDTE.

         This opinion is given as of the date hereof, and we assume no obligation to notify you of any changes in this opinion as a result of any facts that may come to our attention in the future, nor do we assume any obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention, or to assess the likelihood or effect of any event, including any proceeding or appeal which hereafter may be initiated by or before the MDTE, or any federal or state court or government agency, or any changes in laws, rules, or regulations, or the

InterNAP Network Services Corporation
June 20, 2000
Page 3


interpretation of such, which may hereafter occur, or of any material changes in the terms of the transactions contemplated in the Agreement.

         Subject to the assumptions and qualifications set forth in this letter, to our knowledge and based on the Officer's Certificate attached hereto as
Schedule 1, it is our opinion as of the date hereof that:

         All necessary consents, approvals, authorizations or orders of, and filings, notices, registrations and qualifications with, the MDTE required under Massachusetts Telecommunications Law for the consummation of the Merger by the Company and the Subsidiary have been made or obtained.

         The opinion expressed in this letter is subject in all respects to the following additional qualifications: (a) this opinion addresses only the Merger and does not address any other transaction; (b) no opinion is rendered as to matters not specifically referred to herein or as to any fact or circumstance that hereafter may come to our attention or any change in law that hereafter may occur, and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to such matters; (c) all opinions expressed in this letter are limited solely to the effect on the Merger of Massachusetts Telecommunications Law as in effect on the date hereof with respect to the Company and the Subsidiary, and we express no opinion as to the effect of any other federal, state, local, foreign, or regional statute or equitable doctrine or common law or of the regulations of any other agency or administrative body other than the MDTE; (d) other than as expressly stated in the previous paragraph, no opinion is rendered as to the compliance of the Company or the Subsidiary in the past or in the future with any or all conditions or other requirements of the United States Federal Communications Commission ("FCC") or of the state commissions with primary regulatory jurisdiction over intrastate telecommunications services of the Company or any of its subsidiaries ("State Commissions") contained in the orders, if any, authorizing the operations of the Company or any of its subsidiaries or otherwise imposed by statute, rule, regulation, or policy, and we assume no obligation to ensure that the Company or its any of its subsidiaries complies with such conditions or requirements; (e) we express no opinion as to the effect of any failure by the Company or any of its subsidiaries to comply with any conditions or requirements of the FCC, the MDTE, or the other State Commissions, including the requirement to amend the tariff on file with the MDTE to reflect post-merger changes in the name and/or terms and conditions of service, and (f) we express no opinion with respect to any parties or entities other than the Company and the Subsidiary. We are admitted to the District of Columbia Bar and, with respect to any matters concerning Massachusetts Telecommunications Law, we draw your attention to the fact that, although familiar with Massachusetts Telecommunications Law, the members of the firm involved in the preparation of this opinion letter are not admitted to the bar of the Commonwealth of Massachusetts.

InterNAP Network Services Corporation
June 20, 2000
Page 4


         This opinion is given solely for the benefit of, and may be relied upon only by, InterNAP Network Services Corporation and CO Space, Inc. in connection with the Merger. No other person has the right to rely upon it, nor may it be quoted, used, relied upon, redelivered, or referred to by any governmental agency or any other person or entity, without the prior written consent of this firm.


                                        Very truly yours,




                                        SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

                                   SCHEDULE 1
                       CERTIFICATE OF RESPONSIBLE OFFICER

         This Certificate is being provided to Swidler Berlin Shereff Friedman, LLP ("Swidler Berlin") by CO Space, Inc. (the "Company") in connection with Swidler Berlin's opinion, dated June 20, 2000, substantially in the form to which this certificate is attached (the "Opinion"). All capitalized terms used in this Certificate which are not otherwise defined in this Certificate shall have the respective meanings attributed to them in the Opinion to which this Certificate is attached. The undersigned hereby acknowledges that the undersigned has read the Opinion.

         The undersigned, G. Gabriel Cole, is President of the Company and its subsidiary CO Space Services, LLC .

         The undersigned, in his capacity as a Chief Executive Officer of CO Space, Inc. and CO Space Services, LLC, and not in his individual capacity, does hereby certify to Swidler Berlin, that as of the date set forth below:

1. Neither the Company nor any subsidiary of the Company other than CO Space Services, LLC, has filed with the MDTE a Statement of Business Operations or tariff for intrastate telecommunications services.

2. CO Space Services, LLC, filed with the MDTE a Statement of Business Operations and tariff for intrastate telecommunications services by letter dated June 16, 1999.

3. The factual statements set forth in the letters from Michael C. Sloan dated June 9, 2000 and June 19, 2000 to Mary Cottrell, Secretary of the MDTE, copies of which are attached hereto as Exhibits A and B, other than factual matters relating to the existence of Massachusetts Telecommunications Law, are true and correct.

         This Certificate is given with the express understanding that it will be relied upon by the law firm of Swidler Berlin Shereff Friedman, LLP, in rendering its opinion pursuant to the Agreement.

         IN WITNESS WHEREOF, the undersigned has set his hand as of this ____ day of June, 2000.
                                 CO Space, Inc.


                                 By:
                                    -----------------------------------------

                                 Name (printed):
                                                -----------------------------

                                 Title:
                                       --------------------------------------

                                   SCHEDULE 1:

                       CERTIFICATE OF RESPONSIBLE OFFICER

                       CERTIFICATE OF RESPONSIBLE OFFICER

                                    EXHIBIT A

      JUNE 9, 2000 LETTER PROVIDING NOTIFICATION TO THE MDTE OF CORPORATE
        RESTRUCTURING AND TRANSFER OF CONTROL OF CO SPACE SERVICES, LLC

                       CERTIFICATE OF RESPONSIBLE OFFICER

                                    EXHIBIT B

  JUNE 19, 2000 LETTER PROVIDING UPDATED INFORMATION TO THE MDTE OF CORPORATE
        RESTRUCTURING AND TRANSFER OF CONTROL OF CO SPACE SERVICES, LLC

                      FORM OF OPINION OF GOULSTON & STORRS

     1. The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power and authority to own its property and assets, to conduct its business as it is currently being conducted, and to enter into the Reorganization Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby.

     3. Except as disclosed in the Disclosure Schedule, the execution, delivery and performance of the Reorganization Agreement and the other Transaction Documents by the Company, the consummation by the Company of the transactions contemplated thereby, and compliance by the Company with the provisions thereof
(i) do not violate or conflict with any term or provision of the Company's Certificate of Incorporation or Bylaws, (ii) do not constitute a material default under the provisions of any material agreement listed on the Disclosure Schedule to which the Company is a party or by which it is bound, (iii) do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and which is known to us, the violation or contravention of which would have a Material Adverse Effect on the Acquired Companies and (iv) to our knowledge, do not violate or contravene any provision of any law, rule or regulation applicable to the Company in connection with the transactions contemplated by the Reorganization Agreement except where any of the foregoing would not have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies.

     4. All corporate action, including approval by the Company's Board of Directors and stockholders, required to be taken on the part of the Company and its stockholders to authorize the Reorganization Agreement and the other Transaction Documents and consummate the transactions contemplated thereby has been taken.

     5. Each of the Reorganization Agreement and the other Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     6. To our knowledge, all consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any regulatory authority or governmental body in the United States that the Company is obligated to obtain or make and that are required for the consummation by the Company of the transactions contemplated by the Reorganization Agreement and the other Transaction Documents have been made or obtained, except (i) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under applicable blue sky laws of any jurisdiction, including with respect to the offer and sale of shares of Parent Common Stock pursuant to the Merger), (ii) the filing of the certificate of merger with the Secretary of State of the State of Delaware and (iii)


                                       1.

where the failure to obtain any such consents, approvals, authorizations, or orders, or failure to make any such filings, registrations or qualifications, would not prevent or delay consummation of the Merger or have a Material Adverse Effect on the Acquired Companies. [It being understood that G&S only to opine on Massachusetts law, Delaware general corporate law and U.S. federal securities laws.]

     7. To our knowledge, except as set forth in the Disclosure Schedule, there are no civil, criminal or administrative actions, suits or proceedings pending or overtly threatened against the Company before any court, arbitrator, or administrative, governmental or regulatory authority, domestic or foreign, that questions the validity or enforceability of the Reorganization Agreement or the other Transaction Documents or the right of the Company to enter into the Reorganization Agreement or the other Transaction Documents.

     8. Based solely upon the Certificate of Officer and our review of the corporate records of the Company as furnished to us by the Company, immediately prior to the Effective Time and prior to the conversion of all outstanding preferred stock into common stock in connection with the Merger: (A) the authorized capital stock of the Company consisted of (i) 30,125,169 shares of Company Common Stock, of which [__________] shares were issued and outstanding and (ii) 23,010,169 shares of Company Preferred Stock; 4,343,500 shares of which were designated as Series A Preferred Stock, 4,322,500 shares of which were issued and outstanding; and 13,333,335 shares of which were designated as Series B Preferred Stock, 13,333,335 shares of which were issued and outstanding; 4,800,001 shares of which were designated as Series B-1 Non-Voting Preferred Stock, 4,800,001 shares of which were issued and outstanding; and 533,333 shares of which were designated as Series B-2 Preferred Stock, 533,333 shares of which were issued and outstanding; (B) the Company has reserved an additional 4,000,000 shares of Company Common Stock for issuance under the Stock Plan to employees, advisory board members, officers or directors of, or consultants to, the Company, of which options to acquire [__________] shares of Common Stock are outstanding, of which options to purchase [__________] shares of Company Common Stock have vested; (C) the Company has issued Company Warrants for the purchase of 21,000 shares of Company Preferred Stock and 15,000 shares of Company Common Stock and has reserved the shares issuable upon the exercise of such warrants and conversion of the Company Preferred Stock issuable upon exercise thereof; and (D) there are no shares of capital stock held in the Company's treasury. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable federal and state securities laws. To our knowledge, except as set forth in the Disclosure Schedule, none of the outstanding shares of the Company Common Stock or Company Preferred Stock were or are subject to any repurchase option or restrictions on transfer in favor of, or imposed by, the Company (other than restrictions on transfer imposed by virtue of applicable federal and state securities laws).

     9. Immediately prior to the Closing Date, except as set forth in the Disclosure Schedule, to our knowledge there was no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of


                                       2.

the Company or (c) contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.


                                       3.

                                    EXHIBIT L

                   FORM OF LEGAL OPINION OF COOLEY GODWARD LLP

                      FORM OF OPINION OF COOLEY GODWARD LLP

1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

2. The Merger Sub has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

3. The Company and Merger Sub have the requisite corporate power and authority to own their respective property and assets, to conduct their respective business as such business is currently being conducted, to enter into the Reorganization Agreement and the other Transaction Documents and to consummate the transactions contemplated thereby.

4. All corporate action required to be taken on the part of the Company and Merger Sub, including the respective boards of directors and stockholders, to the extent required, to authorize the Reorganization Agreement and the other Transaction Documents and consummate the transactions contemplated thereby has been taken.

5. Each of the Reorganization Agreement and the other Transaction Documents has been duly and validly authorized, executed and delivered by the Company and Merger Sub and constitutes a valid and binding agreement of the Company and Merger Sub, enforceable against the Company and Merger Sub in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6. The execution, delivery and performance of the Reorganization Agreement and the other Transaction Documents by the Company and Merger Sub, the consummation of the merger contemplated thereby by the Company and Merger Sub, the consummation by the Company and Merger Sub of the transactions contemplated thereby, and compliance by the Company and Merger Sub with the provisions thereof (i) are not prohibited by, and will not violate or conflict with, any provision of the certificate of incorporation or bylaws of the Company or Merger Sub, (ii) do not constitute a material default under the provisions of any material agreement filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 or any material agreement known to us to which Merger Sub is a party or by which it is bound, (iii) do not violate or contravene any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company or Merger Sub and which is known to us, the violation or contravention of which would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operation of the Company or Merger Sub and (iv) to our knowledge, do not violate or contravene any provision of any law, rule or regulation applicable to the Company or Merger Sub in connection with the transactions contemplated by the Reorganization Agreement, except where any of the foregoing would not have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operation of the Company, Merger Sub or the Acquired Companies.


                                       1.

7. To our knowledge, all consents, approvals, authorizations or orders of, and filings, registrations and qualifications with, any regulatory authority or governmental body in the United States that the Company or Merger Sub is obligated to obtain or make and that are required for the consummation by the Company and Merger Sub of the transactions contemplated by the Reorganization Agreement and the other Transaction Documents have been made or obtained, except (i) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the blue sky laws of the State of Washington of the offer and sale of shares of Company common stock pursuant to the Merger,
      (ii) the filing with the Securities and Exchange Commission of a notice on Form D and (iii) where the failure to obtain any such consents, approvals, authorizations, or orders, or failure to make any such filings, registrations or qualifications, would not prevent or delay the consummation of the Merger or have a material adverse effect on the business, financial condition or results of operations of the Company or Merger Sub.

8. The Company's common stock to be issued in the Merger and upon exercise of options and warrants to acquire shares of common stock of Cowboy assumed in accordance with the provisions of the Reorganization Agreement will, when issued in accordance with the provisions of the Reorganization Agreement and such options and warrants, be validly issued, fully paid and nonassessable.

9. The authorized capital stock of the Company consists of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock. To our knowledge, as of March 31, 2000, (i) [133,747,000] shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding; (ii) the Company had reserved an additional ________ shares of common stock for issuance under the Company's employee equity incentive plans, of which options to acquire ________shares of common stock were outstanding; (iii) the Company had reserved _______ shares of common stock for purchase under the Company's employee stock purchase plan; (iv) the Company had reserved an additional _________ shares of common stock for issuance upon exercise of outstanding warrants; and (v) all of the issued and outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. To our knowledge, the Company is not under any obligation, nor bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of common stock. To our knowledge, except as set forth above, as of March 31, 2000 there was no:
      (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.

10. To our knowledge, there are no civil, criminal or administrative actions, suits or proceedings pending or overtly threatened against the Company before any court, arbitrator or administrative, governmental or regulatory authority that questions the validity or enforceability of the Reorganization Agreement or the other Transaction Documents or the


                                       2.

      right of the Company to enter into the Reorganization Agreement or the other Transaction Documents.


                                       3.

This opinion is intended solely for your benefit and is not to be made available to anyone or relied upon by any other person, firm, or entity without our prior written consent.

Sincerely,

Cooley Godward LLP



-----------------------------------
Christopher W. Wright

                                    EXHIBIT M

                       FORM OF $5 MILLION CREDIT AGREEMENT

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT




                                      * * *



                                  BY AND AMONG




        CO SPACE, INC., CO SPACE SERVICES, LLC, CO SPACE PROPERTIES, LLC,
                         CO SPACE CONSTRUCTION, LLC, CO
                             SPACE SERVICES SW, LLC,
               CO SPACE TEXAS, LLC, CO SPACE SERVICES TEXAS, L.P.
                       AND CO SPACE PROPERTIES TEXAS, L.P.


                                       AND



                      INTERNAP NETWORK SERVICES CORPORATION





                                  MAY __, 2000


--------------------------------------------------------------------------------

         THIS CREDIT AGREEMENT (the "AGREEMENT") is made and entered into as of the ___ day of May, 2000, by and among CO SPACE, INC., a Delaware corporation (the "PARENT"), CO SPACE SERVICES, LLC, a Delaware limited liability company, CO SPACE PROPERTIES, LLC, a Delaware limited liability company, CO SPACE CONSTRUCTION, LLC, a Delaware limited liability company, CO SPACE SERVICES SW, LLC, a Delaware limited liability company, CO SPACE TEXAS, LLC, a Delaware limited liability company, CO SPACE SERVICES TEXAS, L.P., a Delaware limited partnership, and CO SPACE PROPERTIES TEXAS, L.P., a Delaware limited partnership (collectively, the "SUBSIDIARIES", and together with the Parent, the "BORROWERS"), with their principal offices at the locations set forth on the signature pages hereof, and INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation (the "LENDER").

SECTION 1.        DEFINITIONS

         All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         "BASE RATE" means a PER ANNUM rate of interest (based on a year of 365 days and actual days elapsed) equal to the Prime Rate as quoted in the western edition of the Wall Street Journal on the date of determination plus 200 basis points.

         "BORROWERS" has the meaning given to such term in the opening paragraph.

         "BORROWING" means the borrowing hereunder consisting of the Loan made to the Borrower under SECTION 2.

         "BORROWING DATE" means any date on which the Borrowing occurs under
SECTION 2.4.

         "BRIDGE LOAN AVAILABILITY DATE" means the first date on which the following conditions precedent have been satisfied: (a) the parties hereto have entered into the Bridge Loan Documents and (b) all conditions precedent to the Lender's obligation to make the initial loan thereunder (other than delivery of a request for borrowing) have been satisfied or waived by the Lender.

         "BRIDGE LOAN DOCUMENTS" means the loan agreement among the Borrowers and the Lender and the other documents contemplated by the Term Sheet attached hereto as EXHIBIT A.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or legal holiday on which banks in Seattle, Washington, are closed.

         "LENDER" has the meaning given to such term in the opening paragraph.

         "LIEN" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including any conditional sale or other title retention agreement), any financing lease having

                                       1.

substantially the same economic effect as any of the foregoing or any agreement to give any security interest.

         "LOAN" has the meaning given to such term in SECTION 2.1.

         "MATURITY DATE" means October 31, 2000.

         "MERGER AGREEMENT" has the meaning given to such term in SECTION 3(a).

         "NOTE" has the meaning given to such term in SECTION 2.1.

         "PARENT" has the meaning given to such term in the opening paragraph.

SECTION 2.        AMOUNT AND TERMS OF LOAN

         2.1 THE LOAN. Subject to the terms of this Agreement, the Lender agrees to lend to the Borrowers the principal amount of Five Million Dollars ($5,000,000) (the "LOAN") against the issuance and delivery by the Borrowers of a convertible promissory note for the amount of the Loan in substantially the form attached hereto as EXHIBIT B (the "NOTE"). The outstanding principal under the Note together with the accrued interest thereon shall be due and payable in full on the Maturity Date as set forth in the Note.

         2.2      INTEREST RATE.

                  (a) The Note shall bear interest on the outstanding principal amount thereof, at a rate per annum equal to the Base Rate; PROVIDED, HOWEVER, that in no event shall the interest rate exceed the maximum rate permitted by law. Such interest shall be payable on the Maturity Date.

                  (b) Notwithstanding subsection (a) of this Section, while any Event of Default exists, after acceleration, and at all times after October 31, 2000, the Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on all amounts owed by the Borrowers to the Lender hereunder and under the Note, at a rate per annum equal to twenty percent (20%).

         2.3 PREPAYMENT. Amounts owed under this Note may be prepaid but not reborrowed.

         2.4 PROCEDURE FOR BORROWING. The Loan shall be made upon irrevocable written notice delivered to the Lender in the form of a Notice of Borrowing (the "NOTICE OF BORROWING") in the form attached hereto as EXHIBIT C (which notice must be received by the Lender prior to 1 p.m. (Washington time) on June 1, 2000. Lender shall advance the Loan to the Borrowers at such account or address as the Borrowers shall designate in the Notice of Borrowing, in immediately available funds, not later that two Business Days following the receipt by Lender of the Notice of Borrowing.

                                       2.

         2.5 USE OF PROCEEDS. The Borrowers shall use the proceeds of the Loan solely for general corporate purposes consistent with the Company Operating Plan (as defined in the Merger Agreement).

         2.6 TRANSFER OF BALANCE. Effective on the Bridge Loan Availability Date, all amounts owed by the Borrowers to the Lender hereunder and under the Note, including, without limitation, all principal, interest, fees and costs, shall be added to the principal balance owed by the Borrowers to the Lender under and pursuant to the terms and conditions of the Bridge Loan Documents. The Borrowers hereby acknowledge and agree that the Lender may effect the transfer of the amounts owed hereunder in accordance with this SECTION 2.5 without any further consent or notice to the Borrowers and that upon such transfer the transferred amounts shall be valid and binding obligations of the Borrowers to the Lender subject to the terms and conditions of the Bridge Loan Documents and this Agreement and the Note shall be automatically terminated.

SECTION 3. CONDITIONS PRECEDENT. The obligation of the Lender to make the Loan hereunder is subject to fulfillment to the satisfaction of the Lender of the following conditions:

                  (a) All conditions precedent to the making of the Loan (defined as the "Interim Loan" in Section 5.9 of that Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") made and entered into as of May ___, 2000, by and among Lender, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Lender, and Parent) set forth in
Section 5.9 of the Merger Agreement shall have been satisfied.

                  (b) The representations and warranties in SECTION 4 shall be true in all material respects at and as of the Borrowing Date with respect to the Loan with the same effect as though such representations and warranties had been made at the Borrowing Date.

                  (c) All covenants, agreements and conditions contained in this Agreement to be performed by the Borrowers on or prior to the Borrowing Date with respect to the Loan shall have been performed or complied with in all material respects.

                  (d) No Event of Default shall have occurred and be continuing as of the Borrowing Date.

                  (e) The Borrowers shall have executed and delivered to the Lender a Notice of Borrowing in accordance with SECTION 2.4 for the Borrowing.

                  (f) The Borrowers shall have executed and delivered to the Lender the Note substantially in the form of EXHIBIT B hereto in the amount of the Loan.

SECTION 4.        REPRESENTATIONS AND WARRANTIES

         The Borrowers hereby represent and warrant to the Lender as follows:

         4.1 CORPORATE POWER. Each Borrower has all requisite corporate power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                                       3.

         4.2 AUTHORIZATION. All corporate action on the part of each Borrower, its officers, directors and shareholders necessary for the execution, delivery and performance of this Agreement and the performance of such Borrower's obligations hereunder including the issuance and delivery of the Note has been taken. Upon execution and delivery, this Agreement will be a valid and binding obligation of each Borrower, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and by general equitable principles.

         4.3 GOVERNMENTAL CONSENTS, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of any Borrower is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Note hereunder except such as has already been obtained or as is not required to be obtained prior to the execution hereof.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE LENDER

         The Lender represents and warrants to the Borrowers as follows:

         5.1 AUTHORITY. This Agreement is a valid and binding agreement of the Lender which is enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors' rights and by general equitable principles.

         5.2 PURCHASE FOR OWN ACCOUNT. The Lender represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention. The Lender also represents that the entire legal and beneficial interest of the Notes it is acquiring is being acquired for the account of the Lender only and neither in whole nor in part for any other person, and that any transfer of the Note will be made in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and all other applicable securities laws.

         5.3 INFORMATION AND SOPHISTICATION. The Lender acknowledges that it has received all the information it has requested from the Borrowers and considers necessary or appropriate for deciding whether to purchase the Note. The Lender represents that it has had an opportunity to ask questions and receive answers from the Borrowers regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given the Lender. The Lender further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

         5.4 ABILITY TO BEAR ECONOMIC RISK. The Lender acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a

                                       4.

complete loss on its investment. The Lender represents that it is an "accredited investor" as that term is defined in the Act and the rules promulgated thereunder.

         5.5      RESTRICTED SECURITIES; LIMITATION ON DISPOSITION.

                  (a) The Lender understands that the Note are characterized as "restricted securities" under the federal securities laws (and are referred to for purposes of this SECTION 5.5 as the "RESTRICTED SECURITIES") and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited sets of circumstances. In this connection, the Lender represents that it is familiar with Securities and Exchange Commission ("SEC") Rule 144, as presently in effect. The Lender understands that the Borrowers will be under no obligation to make public the information necessary for the Lender to obtain the benefits of Rule 144.

                  (b) Without limiting the foregoing, the Lender agrees that it will in no event make any disposition of any of the Restricted Securities unless and until:

                           (i)      the Lender has obtained the Parent's prior
written consent to the disposition; and

                           (ii)     (A)     there is then in effect a
registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                                    (B)      the Lender shall have notified the
Parent of the details of the proposed disposition and, if the Parent so reasonably requests, shall have provided the Parent with an opinion of counsel for the Lender to the effect that such disposition will not require registration of the Restricted Securities under the Securities Act, and such opinion of counsel for the Lender shall have the concurrence of the Parent's counsel and the Parent shall have advised the undersigned of such concurrence.

                  (c) The Lender understands that the Parent's records will be noted to reflect the restrictions on transferability of the Restricted Securities contained herein and that certificates evidencing the Restricted Securities may bear one or more of the following legends:

                           (i)      "These securities have not been registered
under the Securities Act of 1933, as amended, or any state securities laws. They may not be sold, offered for sale, pledged, or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Parent that such registration is not required."

                           (ii)     Any legend imposed or required pursuant to
applicable state securities law.

SECTION 6. EXECUTION OF FURTHER DOCUMENTS. The Borrowers and the Lender agree to execute any further documents or agreements and to take any further acts that may be reasonably necessary to effect the transactions contemplated under this Agreement. The Borrowers and the Lender further agree that it will use its best efforts to obtain the signature of

                                       5.

all persons or entities that are required to sign any documents to be executed pursuant to this Agreement that have not been obtained as of the date hereof.

SECTION 7.        DEFAULT

         7.1 EVENTS OF DEFAULT. Each of the following shall constitute an "EVENT OF DEFAULT":

                  (a) Default in the payment of any part of the principal or interest of the Note when due and payable pursuant to the provisions thereof if such default is not cured by the Borrowers within five (5) days after the Lender has given the Parent written notice of such default; or

                  (b) The institution by any Borrower of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official, of any Borrower, or of any substantial part of any Borrower's property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by any Borrower in furtherance of any such action; or

                  (c) If, within sixty (60) days after the commencement of an action against any Borrower seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of any Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of any Borrower of any trustee, receiver or liquidator of any Borrower or of all or any substantial part of the properties of any Borrower, such appointment shall not have been vacated; or

                  (d) Any material breach of the provisions of this Agreement (other than the provisions requiring payment on the Note) if such breach is not cured by the Borrowers within forty-five (45) days after the earlier of (i) the date upon which an executive officer of any Borrower knew of such failure or (ii) the date upon which written notice thereof is given to the Borrowers by the Lender.

         7.2      REMEDIES UPON DEFAULT.

                  (a) Upon an Event of Default, the Lender may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice to the Borrowers, declare the Note to be due and payable, whereupon the same shall forthwith mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest, or notice, all of which are hereby waived.

                  (b) In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained

                                       6.

in this Agreement or in the Note or for an injunction against a violation of any of the terms of this Agreement or of the Note, or in the aid of the exercise of any power granted by this Agreement, the Notes, or by law. The Borrowers shall pay to the Lender such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorney's fees, expenses, and disbursements. No course of dealing and no delay on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise prejudice the Lender's rights, powers, or remedies. No right, power, or remedy conferred by this Agreement or by the Note upon the Lender shall be exclusive of any rights, power, or remedy referred to in this Agreement or in the Note, or now or hereafter available at law, in equity, by statute, or otherwise.

SECTION 8.        MISCELLANEOUS

         8.1 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF WASHINGTON.

         8.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Lender and the closing of the transactions contemplated hereby.

         8.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that neither the Borrowers nor the Lender may assign or transfer any of their rights or obligations under this Agreement without the prior written consent of the other party.

         8.4 INTEGRATION; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the final, complete and exclusive agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Borrowers and the Lender.

         8.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by telex, telegram, express mail or other form of rapid communications, if possible and if the address to which such notice is to be sent is outside the United States, or if not, then such notice or communication shall be mailed by first-class mail, postage prepaid, addressed to the respective party at its address set forth on the signature pages hereof, or such other address as a party may furnish to the other party in writing. Notice shall be deemed effective on the date dispatched if by personal delivery, telex or telegram, one day after mailing if by overnight (next day) delivery, or three days after mailing if by first-class mail.

         8.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; PROVIDED, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                                       7.

         8.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                       8.

IN WITNESS WHEREOF, this Agreement has been duly executed as an instrument as of the date first above written.

CO SPACE, INC.

By:                                  Address:   200 Wheeler Road
    --------------------------------
Name:                                           Burlington, MA  01803
     -------------------------------
Title:
      ------------------------------

CO SPACE SERVICES, LLC

By:                                  Address:   200 Wheeler Road
   ---------------------------------
         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------

CO SPACE PROPERTIES, LLC

By:                                  Address:   200 Wheeler Road

         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------

CO SPACE CONSTRUCTION, LLC

By:                                  Address:   200 Wheeler Road

         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------

CO SPACE SERVICES SW, LLC

By:                                  Address:   200 Wheeler Road

         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------

                                    9.

CO SPACE TEXAS, LLC

By:                                  Address:   200 Wheeler Road

         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------

CO SPACE SERVICES TEXAS, L.P.

By:                                  Address:   200 Wheeler Road

         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------


CO SPACE PROPERTIES TEXAS, L.P.

By:                                  Address:   200 Wheeler Road

         By:                                    Burlington, MA  01803
            ------------------------
         Name:
              ----------------------
         Title:
               ---------------------


INTERNAP NETWORK SERVICES CORPORATION

By:                                  Address:   2 Union Square
   ---------------------------------
Name:                                           601 Union Street, Suite 100
      ------------------------------
Title:                                          Seattle, WA  98010
      ------------------------------

                                       10.

                                    EXHIBIT A

                                   TERM SHEET


                                       1.

                                    EXHIBIT B


                                  FORM OF NOTE







                                        1.

                                    EXHIBIT C


                           FORM OF NOTICE OF BORROWING








                                       1.

                                    EXHIBIT N

                            FORM OF LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


         THIS LOCK-UP AGREEMENT is entered into as of June ____, 2000 by and between INTERNAP NETWORK SERVICES CORPORATION, a Washington corporation ("Parent"), CO SPACE STOCKHOLDERS' AGENT LLC, A DELAWARE LIMITED LIABILITY COMPANY, as Stockholders' Agent under the Reorganization Agreement referenced below ("Stockholders' Agent") and ___________________________ ("Stockholder").



                                    RECITALS

         A. Parent, Cowboy Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and CO Space, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger and Reorganization dated as of May 26, 2000, as amended (the "Reorganization Agreement"), which provides (subject to the conditions set forth therein) for the merger of Merger Sub with and into the Company (the "Merger").

         B. Contemporaneously with the execution and delivery of this Lock-Up Agreement, Parent and the stockholders of the Company are executing and delivering a Registration Rights Agreement.

         C. In order to induce the Company to enter into the Reorganization Agreement, and to induce Parent to enter into the Registration Rights Agreement, Stockholder is entering into this Agreement.

         D. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement.


                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1: CERTAIN DEFINITIONS

                  For purposes of this Agreement:

                  (a) "EXPIRATION DATE" shall mean February 1, 2001.

                  (b) "PARENT COMMON STOCK" shall mean the common stock, $0.001 par value, of Parent.

                  (c) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity or (iii) governmental authority.

                  (d) "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement contemplated by the Reorganization Agreement.

                  (e) "SUBJECT SECURITIES" shall mean 50% of the shares of Parent Common Stock issued to Stockholder on the Closing Date of the transactions contemplated by the Reorganization Agreement (including 50% of any shares to be held in escrow pursuant to Section 1.8 of the Reorganization Agreement that are released on the First Release Date (as defined in the Escrow Agreement).

                  (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, grants an option with respect to, transfers or disposes of such security or any interest in such security or (ii) enters into an agreement or commitment contemplating the possible sale of, grant of an option with respect to, transfer, distribution of or disposition of such security or any interest therein.

SECTION 2: TRANSFER OF SUBJECT SECURITIES. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected. Notwithstanding the foregoing, Stockholder will be permitted to Transfer Subject Securities pursuant to a registration statement in which Stockholder includes Registrable Securities pursuant to Section 2.1(b) of the Registration Rights Agreement to the extent that the number of Registrable Securities which Stockholder wishes to include in such registration statement (and is permitted by Section 2.1(b) of the Registration Rights Agreement to so include) exceeds the number of Registrable Securities held by Stockholder which are not Subject Securities.

SECTION 3: MISCELLANEOUS

         3.1 TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier of (i) the date of termination of the Reorganization Agreement or (ii) the Expiration Date.

         3.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

         3.3 ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon Stockholder and his or its heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent, Stockholders' Agent and their respective successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent, Stockholders' Agent and their respective successors and assigns) any rights or remedies of any nature.

         3.4      GOVERNING LAW; VENUE.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                  (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT.

         3.5 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         3.6 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         3.7 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         3.8 WAIVER. No failure on the part of Parent or Stockholders' Agent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or Stockholders' Agent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor Stockholders' Agent shall be deemed to have waived any claim available to Parent or Stockholders' Agent arising out of this Agreement, or any power, right, privilege or remedy of Parent or Stockholders' Agent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or Stockholders' Agent, as applicable; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         3.9      CONSTRUCTION.

                  (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

                  (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                  (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                  (d) Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

         IN WITNESS WHEREOF, Parent, Stockholders' Agent and Stockholder have caused this Agreement to be executed as of the date first written above.


                                  INTERNAP NETWORK SERVICES CORPORATION


                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------

                                  STOCKHOLDERS' AGENT:

                                  CO SPACE STOCKHOLDERS' AGENT LLC


                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------


                                  STOCKHOLDER

                                  By:
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------